Exhibit 10.5 (a)

Execution Version

THIS JOINDER AND AMENDMENT AGREEMENT NO. 1, dated as of November 23, 2022 (this “Agreement”), by and among KEYBANK NATIONAL ASSOCIATION (the “Incremental Revolving Loan Lender”), BW GAS & CONVENIENCE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), BW GAS & CONVENIENCE PARENT, LLC, a Delaware limited liability company (“Holdings”) and the other guarantors party hereto (collectively with Holdings, the “Guarantors”), JPMORGAN CHASE BANK, N.A., as administrative agent (“Administrative Agent”), each of the Existing Revolving Lenders (as defined below) party hereto (collectively, the “Consenting Lenders” and each, a “Consenting Lender”) and each L/C Issuer party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 2, 2021 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Holdings, the Borrower, the Lenders party thereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may, pursuant to Section 2.14 of the Credit Agreement, request an increase in the existing Revolving Commitments by entering into one or more Joinder Agreements with Incremental Revolving Loan Lenders;

WHEREAS, the Borrower has requested that the Administrative Agent and the Consenting Lenders make certain amendments to the Credit Agreement as more fully described herein and the Administrative Agent and Consenting Lenders (which constitute all Existing Revolving Lenders) have agreed to permit such amendments, all subject to the terms and conditions set forth herein; and

WHEREAS each Revolving Credit Lender (as defined in the Credit Agreement immediately prior to the effectiveness of this Agreement) (each an “Existing Revolving Lender”) has agreed to the amendments contemplated by this Agreement and submitted a signature page to this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Incremental Revolving Loan Lender party hereto hereby agrees to commit to provide its Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The Incremental Revolving Loan Lender (i) represents and warrants that it is legally authorized to enter into this Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (iii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

1.              Amendments to the Credit Agreement:

i.	The Credit Agreement is, effective as of the Effective Date (as defined on Schedule A annexed hereto), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”); and

ii.	Schedule 2.01 to the Credit Agreement is hereby amended and restated with respect to the Initial Term Commitments, Original Revolving Credit Commitments, Revolving Credit Commitments, Applicable Percentages and Letter of Credit Commitments as set forth in Schedule 2.01-A and Schedule 2.01-B to this Agreement, as applicable (for the avoidance of doubt, all other schedules and exhibits to the Credit Agreement will remain in full force and effect in the form attached to the Credit Agreement on the Closing Date).

2.              Incremental Revolving Credit Commitments.

The Commitment of the Incremental Revolving Loan Lender as set forth on Schedule A annexed hereto (i) shall constitute an Incremental Revolving Credit Commitment, (ii) shall be an increase to, and shall constitute the same Class as, the existing Original Revolving Credit Commitments as of the date hereof, and (iii) be subject to the amortization, voluntary prepayment terms, mandatory prepayment terms and other terms applicable to the Revolving Credit Commitments under the Credit Agreement. After giving effect to this Agreement on the Effective Date, the Original Revolving Credit Loans shall be converted from Eurodollar Rate Loans to Term Benchmark Loans pursuant to the Conversion/Continuation Notice delivered by the Borrower pursuant to Section 6(vii)(B) hereof, and thereafter on the Effective Date, the Original Revolving Credit Commitments and the Incremental Revolving Credit Commitment shall be subject to the same interest rates (including Applicable Percentages) with the same Interest Period as specified in the Committed Loan Notice delivered by the Borrower pursuant to Section 6(vii)(A) hereof. As of the Effective Date, the aggregate amount of Revolving Credit Commitments of all Revolving Credit Lenders, including the Incremental Revolving Loan Lender, under the Credit Agreement is $150,000,000.

Each of the parties hereto agrees that this Agreement (i) constitutes a Joinder Agreement under the Credit Agreement and the other Loan Documents, (ii) constitutes a Loan Document for all purposes under the Credit Agreement and the other Loan Documents and (iii) satisfies the notice requirement set forth in Section 2.14 of the Credit Agreement to the Administrative Agent of the Borrower’s request to establish Incremental Revolving Credit Commitments on the Effective Date.

3.	New Lenders. The Incremental Revolving Loan Lender acknowledges and agrees that upon its execution of this Agreement, that, subject to Subsection 6 below, the Incremental Revolving Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

4.	Credit Agreement Governs. The Incremental Revolving Credit Commitments shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

5.              Representations and Warranties. Each of the Loan Parties represent and warrant to the

Administrative Agent and the Incremental Revolving Loan Lender as of the date hereof as to each of the matters set forth below:

i.	no Event of Default exists before or after giving effect to the effectiveness of the Incremental Revolving Credit Commitment and the Proposed Borrowing contemplated hereby and the extensions of credit to be made hereunder on the date hereof;

ii.	the representations and warranties of the Borrower and each other Loan Party contained in Article 5 of the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein)) on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

iii.	the aggregate amount of Incremental Revolving Credit Commitments plus the aggregate amount of Incremental Term Loan Commitments incurred prior to such date (together with the Incremental Revolving Credit Commitments being requested on the date hereof) does not exceed the Incremental Available Amount; and

iv.	this Agreement has been duly authorized, executed and delivered by Holdings, the Borrower and the other Loan Parties party hereto and constitutes the legal, valid and binding obligations of Holdings, the Borrower and each such other Loan Parties, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.             Conditions. This Agreement and the agreement of the Incremental Revolving Loan Lender to provide its Incremental Revolving Credit Commitments on the Effective Date are subject to the satisfaction (or waiver by the Administrative Agent), prior to or concurrently with the making of such Incremental Revolving Credit Commitments on the Effective Date, of the following conditions precedent:

i.	Counterparts. The Administrative Agent having received the executed counterparts of this Agreement executed by the Borrower, Holdings, each other Loan Party party hereto, the Administrative Agent, each L/C Issuer, each Consenting Lender constituting all Existing Revolving Lenders and the Incremental Revolving Loan Lender;

ii.	Legal Opinions. The Administrative Agent shall have received an executed legal opinion from each of (A) Mayer Brown LLP, counsel to the Loan Parties, and (B) Faegre Drinker Biddle & Reath LLP, Iowa special counsel to the Loan Parties organized in such jurisdiction, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

iii.	Closing Certificate. The Administrative Agent shall have received a certificate attesting to the compliance with clauses (i), (ii) and (iii), of Subsection 5 above on the Effective Date from a Responsible Officer of the Borrower;

iv.	Secretary’s Certificate. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement;

v.	Solvency Certificate. The Administrative Agent shall have received a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Effective Date after giving effect to the transactions contemplated hereby, from a Responsible Officer of the Borrower, substantially in the form of Exhibit J to the Credit Agreement;

vi.	Fees. The Administrative Agent shall have been reimbursed for all reasonable and documented out-of-pocket expenses required to be reimbursed by the Borrower pursuant to Section 10.04 of the Credit Agreement (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent), in each case, to the extent invoiced at least two (2) Business Days prior to the Effective Date (which amounts may be offset against the proceeds of the Incremental Revolving Loans); and

vii.	Committed Loan Notice and Conversion/Continuation Notice. The Administrative Agent shall have received from the Borrower (A) a Committed Loan Notice with respect to the Revolving Credit Commitments (including the Incremental Revolving Credit Commitment) and (B) a Conversion/Continuation Notice with respect to the conversion of the Original Revolving Credit Commitments from Eurodollar Rate Loans to Term Benchmark Loans.; and

viii.	Accrued Interest and Fees. The Administrative Agent shall have received payment in respect of all accrued and unpaid interest and fees with respect to the Revolving Credit Facility outstanding as of the Effective Date immediately prior to giving effect to this Agreement (which amounts may be offset against the proceeds of the Incremental Revolving Loans); provided that, by their execution hereof, the Consenting Lenders hereby waive any right to compensation under Section 3.05 of the Credit Agreement in connection with the conversion of outstanding Revolving Credit Loans that are Eurodollar Rate Loans to Revolving Credit Loans that are Term Benchmark Loans.

7.             Reallocation. On the Effective Date, each of the existing Revolving Credit Lenders shall assign to the Incremental Revolving Loan Lender, and the Incremental Revolving Loan Lender shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans and participations in Letters of Credit outstanding on the Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit will be held by existing Revolving Credit Lenders and the Incremental Revolving Loan Lender ratably in accordance with their Revolving Credit Commitments after giving effect to this Agreement.

8.	Reaffirmation; No Novation. Each of the undersigned Loan Parties hereby (i) confirms its respective prior guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents to which it is party and (ii) agrees that, neither the modification of the Credit Agreement effected pursuant to this Agreement nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations (including in respect of the Incremental Revolving Credit Commitments), whether heretofore or hereafter incurred, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

9.	Eligible Assignee. By its execution of this Agreement, the Incremental Revolving Loan Lender represents and warrants that it is an Eligible Assignee.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of the Incremental Revolving Loan Lender shall be as set forth below its signature below.

11.	Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Incremental Revolving Credit Commitments provided by the Incremental Revolving Loan Lender in the Register.

12.	Amendment, Modification and Waiver. This Agreement may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

13.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

14.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR TO THE NEGOTIATION, EXECUTION OR PERFORMANCE THEREOF OR TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15.	Loan Document. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

16.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of this Agreement or signature delivered by telecopier, .pdf or other electronic imaging means. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

18.           USA PATRIOT Act. The Incremental Revolving Loan Lender that is subject to the Act (as hereinafter defined), the Beneficial Ownership Regulation, and the Administrative Agent (for itself and not on behalf of the Incremental Revolving Loan Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow the Incremental Revolving Loan Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or the Incremental Revolving Loan Lender, provide all documentation and other information that the Administrative Agent or the Incremental Revolving Loan Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BW GAS & CONVENIENCE HOLDINGS, LLC

By:	/s/ Thomas N. Trkla
Name: Thomas Nicholas Trkla
Title: Chief Executive Officer

BW GAS & CONVENIENCE PARENT, LLC

By:	/s/ Thomas N. Trkla
Name: Thomas Nicholas Trkla
Title: Chief Executive Officer

[Signature Page to Joinder and Amendment Agreement]

BW GAS & CONVENIENCE RETAIL, LLC

By:	/s/ Thomas N. Trkla
Name:	Thomas Nicholas Trkla
Title:	Chief Executive Officer

BW GAS & CONVENIENCE REAL ESTATE, LLC

By:	/s/ Thomas N. Trkla
Name:	Thomas Nicholas Trkla
Title:	Chief Executive Officer

BW GAS & CONVENIENCE JOBBER, LLC

By:	/s/ Thomas N. Trkla
Name:	Thomas Nicholas Trkla
Title:	Chief Executive Officer

4R ENERGY, L.L.C.

By:	/s/ Thomas N. Trkla
Name:	Thomas Nicholas Trkla
Title:	Chief Executive Officer

RE ENERGY COMPANY, L.L.C.

By:	/s/ Thomas N. Trkla
Name:	Thomas Nicholas Trkla
Title:	Chief Executive Officer

[Signature Page to Joinder and Amendment Agreement]

KEYBANK NATIONAL ASSOCIATION,
as the Incremental Revolving Loan Lender

By:	Jeff Kalinowski
Name:	Jeff Kalinowski
Title:	Senior Vice President

[Signature Page to Joinder and Amendment Agreement]

Consented to by:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Revolving Credit Lender and as L/C Issuer

By:	/s/ Kody J. Nerios
Name: Kody J. Nerios
Title: Authorized Officer

[Signature Page to Joinder and Amendment Agreement]

Barclays Bank PLC,
as a Revolving Credit Lender and as L/C Issuer

By:	Warren Veech III
Name:	Warren Veech III
Title:	Vice President

[Signature Page to Joinder and Amendment Agreement]

Consented to by:

Morgan Stanley Senior Funding, Inc.
as a Revolving Credit Lender and as L/C Issuer

By:	/s/ Jack Kuhns
Name:	Jack Kuhns
Title:	Vice President

[Signature Page to Joinder and Amendment Agreement]

Consented to by:

BMO Harris Bank N.A,
as a Revolving Credit Lender and as L/C Issuer

By:	/s/ Tracy Martinov
Name:	Tracy Martinov
Title:	Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]

Goldman Sachs Bank USA,
as a Revolving Credit Lender and as L/C Issuer

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

[Signature Page to Joinder and Amendment Agreement]

EXHIBIT A

Amended Credit Agreement

[See attached]

EXHIBIT A

to

Joinder and Amendment Agreement No. 1

CREDIT AGREEMENT

dated as of April 2, ~~2021~~ 2021,

as amended by Amendment No. 1, dated as of November 23, 2022 among

BW GAS & CONVENIENCE PARENT, LLC,
as Holdings

BW GAS & CONVENIENCE HOLDINGS, LLC,
as Borrower

VARIOUS LENDERS
AND

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC
MORGAN STANLEY SENIOR FUNDING, INC.
BMO HARRIS BANK N.A.
AND
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Joint Bookrunners

Senior Secured Credit Facilities

Page
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~50~~55
Section 1.03	Accounting Terms	~~51~~55
Section 1.04	Rounding	~~52~~56
Section 1.05	Times of Day	~~52~~56
Section 1.06	Letter of Credit Amounts	~~52~~56
Section 1.07	Currency Equivalents Generally; Change of Currency	~~52~~56
Section 1.08	Timing of Payment and Performance	~~52~~56
Section 1.09	Certain Calculations	~~52~~57
Section 1.10	Rates	~~55~~59
Section 1.11	Division of Limited Liability Company	~~55~~59

ARTICLE 2. THE COMMITMENTS AND CREDIT EXTENSIONS		~~55~~60

Section 2.01	The Loans	~~55~~60
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~56~~60
Section 2.03	Letters of Credit	~~57~~62
Section 2.04	[Reserved]	~~65~~70
Section 2.05	Prepayments	~~65~~70
Section 2.06	Termination or Reduction of Commitments	~~69~~74
Section 2.07	Repayment of Loans	~~70~~74
Section 2.08	Interest	~~70~~75
Section 2.09	Fees	~~70~~76
Section 2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~71~~76
Section 2.11	Evidence of Debt	~~72~~77
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~72~~77
Section 2.13	Sharing of Payments by Lenders	~~74~~79
Section 2.14	Incremental Facilities	~~75~~80
Section 2.15	Cash Collateral	~~78~~83
Section 2.16	Defaulting Lenders	~~78~~84
Section 2.17	Refinancing Facilities	~~80~~86
Section 2.18	Extension of Maturity Date	~~82~~87

ARTICLE 3. TAXES, YIELD PROTECTION AND ILLEGALITY		~~82~~89

Section 3.01	Taxes	~~83~~89
Section 3.02	Illegality	~~87~~92
Section 3.03	Alternate Rate of Interest~~.~~ For Eurodollar Rate Loans	~~87~~ 93
Section 3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~89~~95
Section 3.05	Compensation for Losses	~~91~~97
Section 3.06	Mitigation Obligations; Replacement of Lenders	~~91~~97
Section 3.07	Alternate Rate of Interest For Term Benchmark Loans	98
Section 3.08	Survival	~~92~~100

ARTICLE 4. CONDITIONS PRECEDENT		~~92~~100

Section 4.01	Conditions Precedent to the Closing Date	~~92~~100
Section 4.02	Conditions to All Credit Extensions after the Closing Date	~~94~~102

-i-

Page

ARTICLE 5. REPRESENTATIONS AND WARRANTIES		~~94~~103

Section 5.01	Existence, Qualification and Power	~~95~~103
Section 5.02	Authorization; No Contravention	~~95~~103
Section 5.03	Governmental Authorization; Other Consents	~~95~~103
Section 5.04	Binding Effect	~~95~~103
Section 5.05	Financial Statements; No Material Adverse Effect	~~95~~104
Section 5.06	Litigation	~~96~~104
Section 5.07	[reserved]	~~96~~104
Section 5.08	Ownership of Property; Liens	~~96~~104
Section 5.09	Environmental	~~86~~104
Section 5.10	Insurance	~~97~~105
Section 5.11	Taxes	~~97~~105
Section 5.12	ERISA Compliance; Labor Matters	~~97~~106
Section 5.13	Subsidiaries; Equity Interests	~~98~~106
Section 5.14	Margin Regulations; Investment Company Act	~~98~~106
Section 5.15	Disclosure	~~98~~106
Section 5.16	Compliance with Laws	~~98~~107
Section 5.17	Intellectual Property; Licenses, Etc.	~~99~~107
Section 5.18	Solvency	~~83~~107
Section 5.19	Collateral Documents	~~83~~107
Section 5.20	Senior Debt	~~99~~107
Section 5.21	Anti-Corruption; Sanctions; Anti-Terrorism; Anti-Money Laundering; Etc.	~~99~~107
Section 5.22	Anti-Corruption Laws ~~;~~ Anti-Money Laundering Laws	~~100~~108
Section 5.23	EEA Financial Institution	~~100~~108

ARTICLE 6. AFFIRMATIVE COVENANTS		~~100~~108

Section 6.01	Financial Statements	~~100~~108
Section 6.02	Certificates; Other Information	~~101~~109
Section 6.03	Notices	~~103~~111
Section 6.04	Preservation of Existence, Etc.	~~100~~112
Section 6.05	Maintenance of Properties	~~104~~112
Section 6.06	Maintenance of Insurance	~~104~~112
Section 6.07	Compliance with Laws	~~104~~112
Section 6.08	Books and Records	~~104~~112
Section 6.09	Inspection Rights	~~104~~113
Section 6.10	Use of Proceeds	~~105~~113
Section 6.11	Covenant to Guarantee Obligations and Give Security	~~105~~113
Section 6.12	Compliance with Environmental Laws	~~106~~114
Section 6.13	Preparation of Environmental Reports	~~106~~115
Section 6.14	Lender Calls	~~106~~115
Section 6.15	Further Assurances	~~107~~115
Section 6.16	Post-Closing Obligations	~~107~~115
Section 6.17	Ratings	~~107~~115
Section 6.18	Designation of Restricted and Unrestricted Subsidiaries	~~107~~116

-ii-

Page

ARTICLE 7. NEGATIVE COVENANTS		~~108~~117

Section 7.01	Liens	~~108~~117
Section 7.02	Investments	~~111~~119
Section 7.03	Indebtedness	~~114~~122
Section 7.04	Fundamental Changes	~~119~~127
Section 7.05	Dispositions	~~119~~128
Section 7.06	Restricted Payments	~~121~~130
Section 7.07	Change in Nature of Business	~~125~~134
Section 7.08	Transactions with Affiliates	~~125~~134
Section 7.09	Restrictive Agreements	~~126~~135
Section 7.10	Use of Proceeds	~~127~~136
Section 7.11	Financial Covenant	~~127~~136
Section 7.12	Amendments of Organization Documents	~~127~~136
Section 7.13	Fiscal Year	~~127~~136
Section 7.14	Prepayments of Indebtedness	~~127~~136
Section 7.15	Sale-Leaseback Transactions	~~128~~137
Section 7.16	Amendments of Indebtedness	~~128~~137
Section 7.17	Negative Pledge on Negative-Pledge Real Property	~~128~~137
Section 7.18	Business of Holdings	~~128~~137

ARTICLE 8. EVENTS OF DEFAULT AND REMEDIES		~~129~~137

Section 8.01	Events of Default	~~129~~137
Section 8.02	Remedies Upon Event of Default	~~131~~139
Section 8.03	Application of Funds	~~131~~140
Section 8.04	Right to Cure	~~132~~140

ARTICLE 9. AGENCY		~~133~~142

Section 9.01	Appointment and Authority	~~133~~142
Section 9.02	Rights as a Lender	~~134~~142
Section 9.03	Exculpatory Provisions	~~134~~143
Section 9.04	Reliance	~~135~~144
Section 9.05	Delegation of Duties	~~135~~144
Section 9.06	Resignation of Administrative Agent	~~135~~144
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders	~~136~~145
Section 9.08	No Other Duties, Etc.	~~137~~146
Section 9.09	Administrative Agent May File Proofs of Claim	~~137~~146
Section 9.10	Collateral and Guaranty Matters	~~138~~147
Section 9.11	Additional Secured Parties	~~139~~148
Section 9.12	Certain ERISA Matters	~~139~~148
Section 9.13	Withholding Taxes	~~140~~150

ARTICLE 10. MISCELLANEOUS		~~141~~150

Section 10.01	Amendments, Etc.	~~143~~150
Section 10.02	Notices; Effectiveness; Electronic Communication	~~143~~152
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~145~~154
Section 10.04	Expenses; Indemnity; Damage Waiver	~~145~~154
Section 10.05	Payments Set Aside	~~147~~156
Section 10.06	Successors and Assigns	~~147~~156
Section 10.07	Treatment of Certain Information; Confidentiality	~~154~~164
Section 10.08	Right of Setoff	~~155~~164
Section 10.09	Interest Rate Limitation	~~155~~165

-iii-

Page

Section 10.10	Counterparts; Integration; Effectiveness	~~156~~165
Section 10.11	Survival of Representations and Warranties	~~157~~166
Section 10.12	Severability	~~157~~166
Section 10.13	Replacement of Lenders	~~157~~167
Section 10.14	Governing Law; Jurisdiction; Etc.	~~158~~167
Section 10.15	Waiver of Jury Trial	~~159~~167
Section 10.16	[Reserved]	~~159~~168
Section 10.17	No Advisory or Fiduciary Responsibility	~~159~~168
Section 10.18	Electronic Execution of Assignments and Certain Other Documents	~~160~~169
Section 10.19	USA PATRIOT Act	~~160~~169
Section 10.20	Judgment Currency	~~160~~169
Section 10.21	Pari Passu Intercreditor Agreement	~~160~~170
Section 10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~161~~170
Section 10.23	Acknowledgement Regarding Any Supported QFCs	~~161~~170

-iv-

SCHEDULES
1.01	Existing Letters of Credit
2.01 -A	Initial Term Commitments and Applicable Percentages
2.01-B	Revolving Credit Commitments and Applicable Percentages
4.01(a)(ii)	Closing Date Collateral Documents
5.13	Subsidiaries; Other Equity Investments
6.16	Post-Closing Obligations
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
A-3	Prepayment Notice
B	[Reserved]
C-1	Term Loan Note
C-2	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Form of Joinder Agreement
G	Guarantee and Collateral Agreement
H-1 through H-4	U.S. Tax Compliance Certificates
I	Pari Passu Intercreditor Agreement
J	Solvency Certificate
K	Junior Lien Intercreditor Agreement

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of April 2, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by Amendment No. 1, dated as of November 23, 2022, this “Agreement”) ~~is entered into as of April 2, 2021,,~~ by and among BW GAS & CONVENIENCE PARENT, LLC, a Delaware limited liability company (“Holdings”), BW GAS & CONVENIENCE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), as Borrower, each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each L/C Issuer (as defined below).

WITNESSETH

WHEREAS, the Borrower has requested that, (a) the Initial Term Lenders extend Initial Term Loans in an aggregate principal amount of $410,000,000, (b) the Revolving Credit Lenders provide Revolving Credit Commitments in an aggregate principal amount of $125,000,000 and (c) the L/C Issuers agree to issue Letters of Credit in an aggregate amount available to be drawn not in excess of the Letter of Credit Sublimit;

WHEREAS, the Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein~~.~~;

WHEREAS, the Borrower has requested an amendment to this Agreement pursuant to which on the Amendment No. 1 Effective Date, (a) KeyBank National Association, as an Incremental Revolving Loan Lender, will provide Incremental Revolving Credit Commitments pursuant to Section 2.14 hereof to the Borrower in an aggregate principal amount of $25,000,000, and (b) certain other changes with respect to the Revolving Credit Commitments shall be made to this Agreement pursuant to Section 10.01 hereof as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 10.19.

“Additional Refinancing Lender” has the meaning specified in Section 2.17.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Foreign Subsidiary” means any (a) CFC, (b) Domestic Foreign Holdco Subsidiary and (c) any Foreign Subsidiary to the extent such Foreign Subsidiary acting as a Guarantor would cause a Deemed Dividend Problem.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” has the meaning specified in the introductory paragraph hereto. “Agreement Currency” has the meaning specified in Section 10.20.

“Amendment No. 1” means that certain Joinder and Amendment Agreement No. 1, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Holdings, the other guarantors party thereto, the Incremental Revolving Loan Lender party thereto, each Revolving Credit Lender party thereto, each L/C Issuer party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means November 23, 2022.

“Ancillary Document” has the meaning specified in Section 10.10.

“Annual Financial Statements” has the meaning specified in Section 4.01(j).

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 5.22.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of all Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time; provided that, with respect to any Revolving Credit Facility, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans under such Revolving Credit Facility and the obligation of any L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments in respect thereof have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of such Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender as of the Closing Date in respect of each of the Initial Term Facility ~~and the Revolving Credit Facility~~ is set forth opposite the name of such Lender on Schedule 2.01-A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentage of each Lender as of the Amendment No. 1 Effective Date in respect of the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01-B or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentage of any Lender is subject to adjustment as provided in Section 2.16.

“Applicable Rate” means, (a) 2.50% per annum for Base Rate Loans that are Initial Term Loans and 3.50% for Eurodollar Rate Loans that are Initial Term Loans and (b) on and after the Amendment No. 1 Effective Date, in respect of Revolving Credit Loans, ~~(i) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, 2.00% per annum for Base Rate Loans and 3.00% per annum for Eurodollar Rate Loans and (ii) thereafter,~~ the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Net Leverage Ratio	~~Eurodollar~~	Base Rate
		Adjusted Term SOFR
		Rate
1	> 3.00 to 1.00	3.00%	2.00%

2	≤ 3.00:1.00 but > 2.00:1.00	2.75%	1.75%
3	≤ 2.00 to 1.00	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within five (5) Business Days of the date when due in accordance with such Section, then Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Furthermore, and notwithstanding anything to the contrary contained in this definition, the Applicable Rate in respect of any Incremental Term Loans, any Refinancing Term Loans or any Other Revolving Commitments (and any Other Revolving Loans thereunder) shall be the applicable percentages per annum set forth in the relevant Joinder Agreement or Refinancing Amendment, as applicable.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentages in respect of the Revolving Credit Facilities at such time.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to the Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., BMO Harris Bank, N.A. and Goldman Sachs Bank USA in their capacities as joint lead arrangers and joint bookrunners.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction” has the meaning specified in Section 10.06(b)(vii)(A).

“Availability Period” means, in respect of any Revolving Credit Facility, the period from and including the Closing Date (or the date of the effectiveness of the applicable Revolving Credit Commitments in the case of any Revolving Credit Commitments other than the Original Revolving Credit Commitments) to the earliest of (i) the Maturity Date in respect of such Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments in respect of such Revolving Credit Facility pursuant to Section 2.06 and (iii) the date of termination of the commitment of each Revolving Credit Lender in respect of such Revolving Credit Facility to make Revolving Credit Loans under such Revolving Credit Facility and of the obligation of any L/C Issuer to make L/C Credit Extensions in respect of such Revolving Credit Facility pursuant to Section 8.02.

“Available Amount” means, as at any date of determination, an amount equal to:

(a)           an amount not less than zero, determined on a cumulative basis, equal to the Borrower Retained ECF Amount; plus

(b)           Net Equity Proceeds (other than if such Net Equity Proceeds (i) are used substantially concurrently with the receipt thereof to make a Restricted Payment pursuant to Section 7.06(c) or (ii) constitute a Specified Equity Contribution); plus

(c)           the Net Cash Proceeds of issuances or incurrences of Indebtedness or Disqualified Equity Interests after the Closing Date of the Borrower or any Restricted Subsidiary owed or issued, as applicable, to a Person other than the Borrower or a Restricted Subsidiary which shall have been subsequently exchanged for or converted into Qualified Equity Interests of Holdings; plus

(d)           in the event that all or a portion of the Available Amount has been applied to make an Investment pursuant to Section 7.02(n)(2) in connection with any Permitted Acquisition or any other Investment, an amount equal to the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from any dividend or other distribution, interest, returns of principal, profits on sale, repayments, income and similar amounts received in respect of any such Investment by the Borrower or a Restricted Subsidiary; provided that the amount added to the Available Amount pursuant to this clause (d) shall not exceed the amount of the Investment made pursuant to Section 7.02(n)(2)

(e)           in the event that all or a portion of the Available Amount has been applied to make an Investment pursuant to Section 7.02(n)(2) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the acquisition of Equity Interests of, or contribution to the capital of, an Unrestricted Subsidiary, an amount equal to the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from: (i) the sale (other than to Holdings, the Borrower or any Restricted Subsidiary) of any such Equity Interests of any such Unrestricted Subsidiary less any amounts that would be deducted pursuant to clause (ii) of the definition of “Net Cash Proceeds” if such sale constituted a Disposition or (ii) any dividend or other distribution, interest, returns of principal, profits on sale, repayments, income and similar payments by any such Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary, in each case, excluding any return, profit, distribution or similar amount paid by the relevant Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary in respect of the payment of any Tax liability in connection with such Unrestricted Subsidiary; provided that the amount added to the Available Amount pursuant to this clause (e) shall not exceed the amount of the Investment made pursuant to Section 7.02(n)(2); plus

(f)           in the event that all or a portion of the Available Amount has been applied to make an Investment pursuant to Section 7.02(n)(2) in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys all of its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, an amount equal to the Fair Market Value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable); provided that the amount added to the Available Amount pursuant to this clause (f) shall not exceed the amount of the Investment made in such Subsidiary pursuant to Section 7.02(n)(2), plus

(g)            Declined Proceeds; plus

(h)           the greater of (x) $30,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b), minus

(i)           any portion of such amounts used by the Borrower and its Restricted Subsidiaries on or prior to such date of determination to make (1) Investments pursuant to Section 7.02(n)(2), (2) Restricted Payments pursuant to Section 7.06(e)(2) or (3) prepayments, redemptions, purchases, defeasances or other payments made in satisfaction of Junior Indebtedness pursuant to Section 7.14(c)(2).

“Available Tenor” means:

(a)            with respect to any Term Loans, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section  ~~3.03.~~ 3.03; and

(b)            with respect to any Revolving Credit Loans, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section  3.07.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) either (i) solely with respect to Revolving Credit Loans from and after the Amendment No. 1 Effective Date, the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) and (ii) with respect to all Loans, other than the Revolving Credit Loans from and after the Amendment No. 1 Effective Date, the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate, the Adjusted Term SOFR Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, the Adjusted Term SOFR Rate or the Eurodollar Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b) or Section 3.07(b), as applicable), then the Base Rate with respect to all Loans shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than (x) with respect to any Revolving Credit Loans, 1.25%, such rate shall be deemed to be 1.25% for purposes of this Agreement or (y) with respect to any Initial Term Loans, 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Benchmark” means:

(a)            (with respect to any Term Loans, initially, the Eurodollar Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Eurodollar Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section ~~3.03.~~3.03; and

(b)            with respect to any Revolving Credit Loans, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.07.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)            with respect to all Loans, other than with respect to Revolving Credit Loans, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)            (x) with respect to all Loans, other than with respect to Revolving Credit Loans, the sum of: (a) Daily Simple SOFR (determined by reference to clause (a) of the definition thereof) and (b) the related Benchmark Replacement Adjustment, and (y) with respect to Revolving Credit Loans, Adjusted Daily Simple SOFR;

(3)              the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement

Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2)(x) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)              the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)              the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)            in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section  3.03(c); or

(4)            in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Board of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 or Section 3.07, as applicable, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section  ~~3.03.~~3.03 or Section 3.07, as applicable.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Retained ECF Amount” means, as at any date of determination, an amount equal to the Borrower Retained ECF Percentage of the Consolidated Excess Cash Flow of the Borrower for each Fiscal Year commencing with the Fiscal Year ending December 31, 2022, through and including the last day of the most recently completed Fiscal Year with respect to which the Administrative Agent has received a Compliance Certificate required to be delivered pursuant to Section 6.02(a).

“Borrower Retained ECF Percentage” means, for any given Fiscal Year, 100% minus the ECF Percentage with respect to such Fiscal Year.

“Borrowing” means an Initial Term Borrowing, a Revolving Credit Borrowing of a particular Class, a Refinancing Term Loan Borrowing or an Incremental Borrowing, as the context may require.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close ~~and~~, (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (c) with respect to any Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or maintenance of any fixed or capital asset, in each case, that are capitalized in accordance with GAAP.

“Capital Lease” means, with respect to any Person, any lease that is required by GAAP to be capitalized on a balance sheet of such Person; provided that with respect to Holdings and its Subsidiaries, none of the leases, as in effect of the Closing Date, entered into by Holdings and/or its Subsidiaries, are or shall be characterized as a Capital Lease for purposes of this Agreement.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or any L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (as applicable).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)            readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America or Canada, any state or province thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c)            commercial paper issued by any Person organized under the laws of any state of the United States of America and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-1 (or the then-equivalent grade) or better from S&P or P-1 (or the then-equivalent grade) or better from Moody’s; and

(d)            Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, card services (including services related to credit cards, including purchasing and commercial cards, prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with any Loan Party, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement, and (b) in the case of any Cash Management Agreement entered into prior to, and existing on, the Closing Date, any Person that is, on the Closing Date, a Lender, the Administrative Agent or an Arranger or Affiliate of a Lender, the Administrative Agent or an Arranger, in its capacity as a party to such Cash Management Agreement.

“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” for purposes of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following:

(a)            the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(b)            at any time prior to the consummation of a Qualified IPO, the Permitted Holders shall cease to beneficially own and control, directly or indirectly, on a fully diluted basis Equity Interests representing at least 50.0% of the total voting power of all of the outstanding voting Equity Interests of Holdings;

(c)            at any time on or after consummation of a Qualified IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Holdings or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35.0% or more on a fully diluted basis of the outstanding voting Equity Interests of Holdings (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(d)            the Borrower ceasing to be a directly or indirectly wholly-owned subsidiary of Holdings or an IPO Co.; or

(e)            a “Change of Control,” “Change in Control” or similar event shall occur under any Indebtedness of the Borrower or any of its Restricted Subsidiaries with an aggregate principal amount in excess of the Threshold Amount (to the extent that the occurrence of such event permits the holders of Indebtedness thereunder to accelerate the maturity thereof or to resell such other Indebtedness to the Borrower, or requires the Borrower to repay, or offer to repurchase, such Indebtedness prior to the stated maturity thereof).

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Incremental Revolving Credit Commitments, Other Revolving Commitments of a given Refinancing Series, Initial Term Commitments, Incremental Term Loan Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Original Revolving Credit Loans, Incremental Revolving Loans, Other Revolving Loans of a given Refinancing Series, Initial Term Loans, Incremental Term Loans or Refinancing Term Loans of a given Refinancing Series. Loans that are not fungible for U.S. federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of two Classes of revolving credit facilities and four Classes of term loan facilities under this Agreement.

“Closing Date” means the first date all the conditions precedent referred to in Section 4.01 are satisfied or waived in accordance with Section 10.01, which date is April 2, 2021.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property provided as collateral security under the terms of the Collateral Documents.

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, each of the mortgages, collateral assignments, supplements to all of the foregoing, security agreements, pledge agreements, control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 4.01(a)(ii), 6.11 or 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means an Initial Term Commitment, a Revolving Credit Commitment, an Incremental Revolving Credit Commitment, an Incremental Term Loan Commitment, a Refinancing Term Commitment or an Other Revolving Commitment, as the context may require.

“Commitment Fee Rate” means, with respect to the Original Revolving Credit Commitments, (a) from the Closing Date to the date following the Closing Date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter following the Closing Date, 0.35% and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Net Leverage Ratio	Commitment Fee Rate
1	> 2.00:1.00	0.35%
2	≤ 2.00:1.00	0.30%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Furthermore, the Commitment Fee Rate in respect of Other Revolving Commitments shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment.

Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing or (c) an Incremental Borrowing, which shall be substantially in the form of Exhibit A-1.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Current Assets” means, at any date, all amounts (other than cash and Cash Equivalents) that would be set forth opposite the caption “total current assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, at any date, all amounts that would be set forth opposite the caption “total current liabilities” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, but excluding (a) the current portion of Consolidated Funded Indebtedness and (b) all Indebtedness consisting of Revolving Credit Loans.

“Consolidated EBITDA” means, at any date of determination, an amount equal to the Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (i) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(a)            Consolidated Interest Charges, plus

(b)            the provision for federal, state, local and foreign income and franchise taxes payable (calculated net of federal, state, local and foreign income tax credits) and other taxes, interest and penalties included under GAAP in income tax expense, including any provisions for Tax Distributions permitted pursuant to Section 7.06(k); provided that such amounts in respect of any Restricted Subsidiary shall be included in this clause (b) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Borrower by such Restricted Subsidiary without prior approval (that has not been obtained, pursuant to the terms of its Organization Documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders), plus

(c)            depreciation and amortization expenses (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), plus

(d)            other non-recurring expenses, write-offs, write-downs or impairment charges which do not represent a cash item in such period (or in any future period) (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), plus

(e)            non-cash charges or expenses related to stock-based compensation and other non-cash charges or non-cash losses (including, extraordinary, unusual or nonrecurring non-cash losses) incurred or recognized, plus

(f)            cash or non-cash charges constituting fees and expenses incurred in connection with the Transactions, plus

(g)            unrealized losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard, plus

(h)            one-time deal advisory, financing, legal, accounting, and consulting cash expenses and other transaction fees and expenses incurred by the Borrower and its Restricted Subsidiaries, or (without duplication) the amortization thereof, in connection with, to the extent permitted hereunder, the incurrence of Indebtedness, the receipt of Net Equity Proceeds, any Disposition or any Permitted Acquisition or other Investments in the nature of an acquisition not constituting the consideration for any such Permitted Acquisition or such other Investments permitted hereunder, the receipt of any casualty insurance proceeds or condemnation awards, or any amendments or waivers of the Loan Documents and Permitted Refinancings in connection therewith, in each case, whether or not consummated, plus

(i)            non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard), plus

(j)            restructuring charges or reserves, integration costs or other business optimization expenses, including in connection with (x) the Transactions or any Permitted Acquisition or other bona fide Investments in the nature of an acquisition permitted hereunder or (y) the consolidation or closing of facilities during such Measurement Period, plus

(k)            extraordinary, unusual or non-recurring cash charges and losses incurred or recognized; provided that the aggregate amount of extraordinary, unusual or non-recurring cash charges and losses added-back pursuant to this clause (k) in any most recently completed Measurement Period shall not exceed 20.0% of Consolidated EBITDA for such period after giving effect to this clause (k), plus

(l)            proceeds from business interruption insurance (to the extent not reflected as revenue or income in Consolidated Net Income and to the extent that the related loss was deducted in the determination of Consolidated Net Income), plus

(m)           charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in connection with the Transactions, a Permitted Acquisition or any other acquisition permitted by Section 7.02 or any transaction permitted by Section 7.04, in each case, to the extent that coverage has not been denied and so long as the Borrower has made a good-faith determination that such amounts will actually be reimbursed to the Borrower or its Restricted Subsidiaries in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (m), plus

(n)            rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP), plus

(o)            expenses in connection with customary earn-out arrangements in connection with Permitted Acquisitions or other Investments consummated after the Closing Date, plus

(p)           the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and acquisition synergies (calculated on a pro forma basis as though such items had been realized on the first day of such Measurement Period) in connection with any Permitted Acquisition, other Investment, expansion, Disposition, restructuring, cost savings initiative, new initiative and new product roll out, that are reasonably identifiable and projected by the Borrower, in good faith, to result from actions taken or expected to be taken, by the Borrower or any Restricted Subsidiary, within eighteen (18) months after such period and net of the amount of actual benefits realized during such period from such actions that are otherwise included in the calculation of Consolidated EBITDA; provided that the aggregate amount of cost savings, operating expense reductions, other operating improvements and acquisition synergies added back in connection with Permitted Acquisitions or other such permitted Investments pursuant to this clause (p) in any Measurement Period (in each case other than any cost savings, operating expense reductions and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act) shall not exceed 20.0% of Consolidated EBITDA for such period after giving effect to this clause (p) (such amount, “Permitted Adjustments”), plus

(q)           Qualified IPO Costs, plus

(r)            fees and expenses in connection with indemnification agreements of the type permitted under Section 7.08(b), and (ii) minus, without duplication,

(x)            unrealized gains included in Consolidated EBITDA for such Measurement Period in respect of hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard,

(y)            non-cash gains included in Consolidated Net Income for such Measurement Period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or a reserve for a potential cash gain in any prior period) and

(z)            the amount added back to Consolidated EBITDA pursuant to clause (m) above in the prior Measurement Period, to the extent such amounts were not received within the time period anticipated or required by such clause.

If there has occurred a Permitted Acquisition or other Investment in the nature of an acquisition permitted by this Agreement during the applicable Measurement Period, or for purposes of calculating the pro forma Total Net Leverage Ratio, Secured Net Leverage Ratio or First Lien Net Leverage Ratio after the applicable Measurement Period but on or prior to the Ratio Calculation Date in accordance with Section 1.09(b), Consolidated EBITDA shall be calculated on a pro forma basis.

Calculating Consolidated EBITDA on a “pro forma basis” shall mean giving effect to any such Permitted Acquisition or other Investment in the nature of an acquisition, and any Indebtedness incurred or assumed in connection therewith, as follows:

(A)          any Indebtedness incurred or assumed in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition was incurred or assumed on the first day of the applicable Measurement Period and remained outstanding,

(B)           the rate on such Indebtedness shall be calculated as if the rate in effect on the date of such Permitted Acquisition or other permitted Investment in the nature of an acquisition had been the applicable rate for the entire period (taking into account any interest rate Swap Contracts applicable to such Indebtedness), and

(C)          all income, depreciation, amortization, taxes, and expense associated with the assets or entity acquired in connection with such Permitted Acquisition or other permitted Investment in the nature of an acquisition for the applicable period shall be calculated on a pro forma basis after giving effect to Permitted Adjustments; provided, that at the time any such calculation pursuant to this clause (C) is made, the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer (which may be the Compliance Certificate) setting forth reasonably detailed calculations in respect of the matters referred to in this clause (C), as well as the relevant factual support in respect thereof.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus; (ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period); plus (iii) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of (i) the amounts for such period paid in cash by the Borrower and its Restricted Subsidiaries from operating cash flow (and not already reducing Consolidated Net Income) of (1) scheduled repayments (but not optional or mandatory prepayments (other than as set forth below)) of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries (excluding scheduled repayments of Revolving Credit Loans (or other loans which by their terms may be re-borrowed if prepaid) except to the extent the Revolving Credit Commitments (or commitments in respect of such other revolving loans) are permanently reduced in connection with such repayments), scheduled repayments of obligations of the Borrower and its Restricted Subsidiaries under Capital Leases (excluding any interest expense portion thereof) and any mandatory prepayment of Term Loans made pursuant to Section 2.05(b)(iii) to the extent required due to an Disposition of property that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, (2) Capital Expenditures made in cash, except to the extent made using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness), that are (A) actually made during such period or (B) at the option of the Borrower, committed or expected to be made during such period although not actually made during such period; provided that (x) if any Capital Expenditures are deducted from Consolidated Excess Cash Flow pursuant to clause (A) or (B) above, such amount shall be added to the Consolidated Excess Cash Flow for the immediately succeeding period if the expenditure is not actually made within such immediately succeeding period and (y) no deduction shall be taken in the immediately succeeding period when such amounts deducted pursuant to clause (B) are actually spent, (3) payments of the type described in clause (f) of the definition of Consolidated EBITDA, (4) repurchases of Incremental Term Loans by the Borrower pursuant to Section 10.06(b)(vii), (5) consideration in respect of Permitted Acquisitions or other Investments permitted pursuant to Sections 7.02(n) and 7.02(p), (6) Restricted Payments made by the Borrower under Sections 7.06(e)(1) and 7.06(k), to the extent that such Restricted Payments are made in cash and are not otherwise deducted in calculating Consolidated Net Income and solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income, (7) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness (except to the extent financed with the proceeds of Consolidated Funded Indebtedness other than revolving Indebtedness) to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Consolidated Excess Cash Flow, (8) the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income, and (9) the amount of cash taxes paid in such period to the extent they exceed the amounts of tax expenses deducted in determining Consolidated Net Income for such period; plus (ii) other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash gain in any prior period).

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum, without duplication of, (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) all purchase money Indebtedness; (iii) all direct non-contingent obligations arising in connection with letters of credit (including standby and commercial) to the extent such letters of credit are drawn and remain unreimbursed within one (1) Business Day of such drawing, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (iv) all obligations to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and (y) contingent earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions); (v) Attributable Indebtedness in respect of Capital Leases; (vi) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (v) above of Persons other than the Borrower or any Restricted Subsidiary; and (vii) all Indebtedness of the types referred to in clauses (i) through (vi)  above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Restricted Subsidiary; provided that the foregoing definition shall exclude (i) obligations in respect of letters of credit, surety bonds and performance or similar bonds, except in each case, to the extent of unreimbursed amounts thereunder (provided, further, that any cash collateralized amounts under undrawn letters of credit or amounts on deposit with respect to performance or similar bonds, including surety bonds and drawn amounts thereunder that are reimbursed within one (1) Business Day, shall not be counted as Consolidated Funded Indebtedness); (ii) obligations under Swap Contracts (but shall include unpaid termination payments under Swap Contracts); and (iii) for the avoidance of doubt, undrawn amounts under revolving credit facilities.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (x) consolidated interest expense (net of interest income) for such period whether paid or accrued (but without duplication if accrued and paid in the same period and, for purposes of clause (a) of the definition of Consolidated EBITDA, not including any such amounts paid or previously accrued and added back in a prior period) and whether or not capitalized (including, without limitation, and without duplication, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptances, dividend payments made in cash on any Disqualified Equity Interests, and net payments, if any, pursuant to interest rate Swap Contracts, but excluding amortization of debt issuance costs), in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period minus (y) cash payments related to sale-leaseback transactions.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period taken as a single accounting period determined in conformity with GAAP; provided that Consolidated Net Income shall exclude, without duplication, (a) extraordinary gains and extraordinary non-cash losses for such Measurement Period; (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income; (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that (x) the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso) and (y) any such loss for such Measurement Period shall be included to the extent funded with cash contributed by the Borrower or a Restricted Subsidiary; (d) any cancellation of debt income arising from a repurchase of Term Loans by the Borrower pursuant to Section 10.06(b)(vii) or any other early extinguishment of Indebtedness, hedging agreements or other similar instruments; and (e) the effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in component amounts required or permitted by GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes.

“Consolidated Senior Secured Debt” means, as of any date of determination, without duplication, the aggregate principal amount of Consolidated Funded Indebtedness outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, purchase money Indebtedness and Attributable Indebtedness in respect of Capital Leases).

“Consolidated Total Assets” means, on any date of determination, the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) on or prior to such date or, for the period prior to the time any such statements are so delivered pursuant to Section  6.01(a) or (b), the financial statements for the fiscal year ended December 31, 2020, in each case after giving pro forma effect to acquisitions or dispositions of Persons, divisions or lines of business that had occurred on or after such balance sheet date and on or prior to such date of determination.

“Consolidated Working Capital” means, as at any date of determination, Consolidated Current Assets of the Borrower and its Restricted Subsidiaries less Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment, there shall be excluded the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital of the Person acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) the Consolidated Working Capital of the Person acquired at the end of such period (in each case, substituting the Person acquired for the Borrower and its Restricted Subsidiaries in the calculation of such acquired Consolidated Working Capital).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans of a particular Class from one Type to the other or (b) a continuation of Eurodollar Rate Loans or Term Benchmark Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-2 or any other form approved by the Administrative Agent.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Transaction” has the meaning specified in Section 1.09(d).

“Credit Agreement Refinancing Indebtedness” means Indebtedness incurred solely by the Borrower in the form of one or more series or classes of Loans or Commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the amendment, extension, refinancing, or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Term Loans (and/or Term Commitments) and Revolving Credit Loans (and/or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral; (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors; (iii) such Indebtedness is incurred solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Indebtedness, and any Term Commitments and/or Revolving Credit Commitments so refinanced shall be concurrently terminated; (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused amount of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith; (v) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity no shorter, than the Refinanced Debt; (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to the terms and conditions applicable to the Refinanced Debt, unless (x) such terms apply only after the Latest Maturity Date at the time such Indebtedness is established or (y) this Agreement is amended so that such terms as are beneficial to the Lenders are also applicable for the benefit of the Lenders under any then-existing Facilities; and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Indebtedness is incurred.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning assigned to such term in Section 8.03(a).

“Cure Expiration Date” has the meaning assigned to such term in Section 8.03(a).

“Cure Right” has the meaning assigned to such term in Section 8.03(a).

“Daily Simple SOFR” means:

(a)              with respect to the Term Loans, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. ; and

(b)              with respect to the Revolving Credit Loans, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.05(b)(viii).

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors, and in consultation with the Administrative Agent.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (x) with respect to principal, interest or other fees attributable to a Facility, the Base Rate plus the Applicable Rate applicable to Base Rate Loans under such Facility plus 2.00% per annum and (y) with respect to all other Obligations, (i) the Base Rate in respect of the Initial Term Facility plus (ii) the Applicable Rate applicable to Base Rate Loans under such Facility plus (iii) 2.00% per annum, in each case to the fullest extent permitted by applicable Laws; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder, unless, with respect to funding obligations in respect of Loans, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has provided written notice to the Borrower and the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such written notice or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after request by the Administrative Agent made in good faith belief that such Lender may not honor its funding obligations, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including (x) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (y) any issuance of Equity Interests by any Restricted Subsidiary of such Person. For the avoidance of doubt, any issuance of Equity Interests by the Borrower shall not be a Disposition.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments); (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part; (c) provide for the mandatory scheduled payment of dividends in cash; or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests; provided, however, that only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled payment of dividends or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; and provided, further, however, that if such Equity Interests are issued pursuant to a plan for the benefit of the employees of Holdings (or any direct or indirect parent thereof), the Borrower or its Restricted Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender” means (a) those banks, financial institutions and other institutional lenders separately identified in writing by the Borrower to the Arrangers prior to March 7, 2021, (b) any Person who is an operating competitor of the Borrower or its respective Subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent and (c) with respect to each Person that is a “Disqualified Lender” pursuant to clause (a) or (b) above, any of its Affiliates (other than any bona fide debt fund that is an Affiliate of any of the persons referenced in clause (b) above)) that is identified to the Administrative Agent by name in writing by the Borrower from time to time; provided that (A) no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations, as applicable, on the terms set forth herein for Lenders that are not Disqualified Lenders, (B) any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be sent by the Borrower to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com and such supplement shall take effect three (3) Business Days after such notice is received by the Administrative Agent and (C) such list of Disqualified Lenders shall be available for inspection upon request by any Lender.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such other currency.

“Domestic Foreign Holdco Subsidiary” means any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests (or Equity Interests and or debt) of one or more CFCs.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” means, if the then-current Benchmark is Eurodollar Rate, the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities at such time or that include language similar to that contained in Section 3.03 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Eurodollar Rate, and

(2)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Borrower and the Lenders.

“ECF Percentage” means, for any given Fiscal Year, 50.00%; provided that if, as of the last day of such Fiscal Year, the Secured Net Leverage Ratio is (x) less than or equal to 3.00:1.00 but greater than 2.50:1.00, the ECF Percentage shall be 25.00%, or (y) less than or equal to 2.50:1.00, the ECF Percentage shall be 0.00%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to all Lenders making such Loans, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees or other fees not generally payable to all Lenders.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person (other than a natural person) that meets the requirements to be an assignee under Sections 10.06(b)(v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Claim” means any written notice, claim, demand, action, litigation, proceeding, demand, request for information, complaint, citation, summons, investigation, notice of non-compliance or violation, cause of action, consent order, consent decree, investigation, or other proceeding by any Governmental Authority or any other Person, arising out of, based on or pursuant to any Environmental Law or related in any way to any actual, alleged or threatened Environmental Liability.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, governmental restrictions, or agreements with Governmental Authorities relating to pollution, the protection of the environment, natural resources, and human health and safety as relates to Hazardous Materials, including those related to the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of, or exposure to, Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, attorney or consultant fees or indemnities), obligation, responsibility or cost directly or indirectly resulting from or based upon (a) any noncompliance with, or liability under, any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, distribution, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, (e) natural resource damage or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license, exemption or other authorization issued pursuant to or required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means the occurrence of any of the following (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification concerning the imposition upon the Borrower or any of its ERISA Affiliates of any liability with respect to such withdrawal, or a determination that a Multiemployer Plan is or is expected to be insolvent within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that the adjusted funding target attainment percentage (as defined in Section 436(j)(2) of the Code) of any Pension Plan is both less than 80.00% and such Pension Plan is more than $20,000,000 underfunded on an adjusted funding target attainment percentage basis; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) the failure to make any “minimum required contribution” (as defined under the Pension Funding Rules) to any Pension Plan, whether or not waived.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate.

“Eurodollar Rate Loan” means ~~a Revolving Credit Loan or~~ a Term Loan that bears interest at a rate based on the definition of “Eurodollar Rate.”

“Eurodollar Screen Rate” has the meaning specified in the definition of “Eurodollar Rate.” “Event of Default” has the meaning specified in Section 8.01.

“Excluded Assets” has the meaning specified in the Guarantee and Collateral Agreement. “Excluded Subsidiary” means

(a)            any Affected Foreign Subsidiary,

(b)            any Unrestricted Subsidiary,

(c)            any Immaterial Subsidiary,

(d)            any not-for-profit Subsidiary,

(e)            any Captive Insurance Subsidiary,

(f)            any Subsidiary (i) that is prohibited or restricted by any applicable law or any Contractual Obligation (limited, in the case of a Contractual Obligation, to such Contractual Obligations in place on the Closing Date or on the date such Restricted Subsidiary was acquired by the Borrower or any of its Restricted Subsidiaries and that was not entered into in contemplation thereof) from providing a Guarantee of the Obligations or (ii) that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) in order to provide a Guarantee of the Obligations (other than any such consent, approval, license or authorization that has been obtained),

(g)            without limiting clause (f) above, any Restricted Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries after the Closing Date that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness that is permitted under this Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Guarantee of the Obligations so long as such restriction was not incurred in contemplation of such acquisition, and

(h)            any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost of providing a Guarantee of the Obligations outweighs the benefits to the Secured Parties afforded thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes, and branch profits Taxes in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii); (c) in the case of a Lender, any U.S. federal withholding Tax that is required to be imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except that in the case of a Lender that designates a new Lending Office or becomes a party to this Agreement pursuant to an assignment (other than an assignee pursuant to a request by the Borrower under Section 10.13), pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section  3.01(e) and (e) any withholding Taxes imposed under FATCA.

“Existing Debt Agreement” means that certain Credit Agreement, dated as of November 18, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified), by and among Holdings, the Borrower and Goldman Sachs Lending Partners LLC, as administrative agent for and on behalf of the lenders party thereto.

“Existing Letters of Credit” means the collective reference to the existing letters of credit identified on Schedule 1.01, including extensions and renewals thereof.

“Existing Maturity Date” has the meaning specified in Section 2.18(a). “Existing Term Loan Tranche” has the meaning specified in Section 2.18(a).

“Extension” shall mean any establishment of Extended Term Loans pursuant to Section 2.18 and the applicable Extension Amendment.

“Extension Amendment” has the meaning specified in Section 2.18(c). “Extension Election” has the meaning specified in Section 2.18(b). “Extension Request” has the meaning specified in Section 2.18(a). “Extension Series” has the meaning specified in Section 2.18(a).

“Extension Request” means a written request from the Borrower to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.18.

“Extraordinary Receipt” means any cash received by or paid to any Person as a result of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof); provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds or awards are received by any Person in respect of any third-party claim against, or liability of, such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim or liability and the costs and expenses of such Person with respect thereto.

“Facility” means the Initial Term Facility, a Revolving Credit Facility, an Incremental Facility or a Refinancing Facility, as the context may require.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith (which shall be conclusive if reasonably determined in good faith).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement entered into among Governmental Authorities pursuant to the foregoing, and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means each of the fee letters, dated as of March 22, 2021, by and between the Borrower and each Arranger.

“First Lien Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (i) Consolidated Funded Indebtedness that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary and that is not subordinated to the Liens securing the Obligations (net of the Unrestricted Cash Amount) to (ii) Consolidated EBITDA for such Measurement Period, in each case for the Borrower and its Restricted Subsidiaries.

“Fiscal Year” means the fiscal year of the Borrower and its Restricted Subsidiaries ending on December 31 of each calendar year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Floor” means:

(a)           with respect to the Term Loans, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Eurodollar Rate~~.~~ ; and

(b)           with respect to the Revolving Credit Loans, “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.25%.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations in respect of Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the guarantee and collateral agreement, dated as of the Closing Date, executed and delivered by the Loan Parties and substantially in the form of Exhibit  G.

“Guarantors” means, collectively, the Borrower (other than with regard to its own Obligations), Holdings and each existing and future direct or indirect Subsidiary of the Borrower (other than any Excluded Subsidiary).

“Hazardous Materials” means any material, substance or waste that is listed, regulated or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any applicable Environmental Law, including but not limited to, petroleum, its derivatives or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, flammable or explosive substances or pesticides.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted hereunder, is a Lender, the Administrative Agent or an Arranger or an Affiliate of a Lender, the Administrative Agent or an Arranger in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that, (a) as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, accounts for less than 2.50% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and less than 2.50% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case, as measured as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, (b) does not, directly or indirectly, hold Equity Interests in any Restricted Subsidiary that is not an Immaterial Subsidiary as of such date and (c) does not own (x) any IP Rights material to the business of the Borrower or any Restricted Subsidiary or (y) any Material Real Estate Asset or Material Leasehold Property; provided that if, as of the last date of the most recent fiscal quarter of the Borrower for which financial statements have been delivered, the aggregate amount of Consolidated Total Assets or Consolidated EBITDA attributable to all Restricted Subsidiaries that are Immaterial Subsidiaries exceeds 5.00% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 5.00% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, then a sufficient number of Restricted Subsidiaries that are not otherwise Excluded Subsidiaries shall be designated by the Borrower (or, in the event the Borrower has failed to do so within twenty (20) days, the Administrative Agent) to eliminate such excess, and such designated Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Rate.”

“Increased Amount Date” has the meaning specified in Section 2.14(b).

“Incremental Available Amount” means (x)(i) the greater of (I) $60,000,000 and (II) 50.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b) less (ii) the aggregate principal amount of Indebtedness incurred pursuant to Section 2.14(a) and Section 7.03(q) in reliance of this clause (x) plus (y) all amounts of voluntary prepayments of the Initial Term Facility (including any buybacks or prepayments made at a discount to par, with credit given to the actual amount of cash paid) and voluntary commitment reductions of the Revolving Credit Commitments made prior to the date of any such incurrence (to the extent that Revolving Credit Commitments are permanently reduced), in each case except to the extent financed with proceeds from the incurrence of long-term Indebtedness (other than Revolving Credit Loans) plus (z) an unlimited amount so long as, after giving effect to the incurrence of the Incremental Equivalent Debt or Incremental Facility (assuming all commitments under or in respect of the Incremental Equivalent Debt or Incremental Facility, as the case may be, are fully funded and without netting the cash proceeds thereof), the pro forma First Lien Net Leverage Ratio would not exceed 3.50:1.00; provided, that to the extent the proceeds of any Incremental Term Loans or Incremental Equivalent Debt are intended to be applied to finance a Limited Condition Acquisition, pro forma compliance shall be tested in accordance with Section 1.09(c). At the option of the Borrower, to the extent permitted, (i) Indebtedness incurred pursuant to Section 2.14(a) and Section 7.03(q) shall be deemed incurred first under clause (z) prior to being deemed incurred under clause (x) or clause (y), as applicable and (ii) any amounts utilized under the clause (x) or clause (y), as applicable, shall be reclassified, as the Borrower may elect from time to time, as incurred under clause (z) if the Borrower meets the First Lien Net Leverage Ratio test on a pro forma basis, and if the First Lien Net Leverage Ratio test would be satisfied on a pro forma as of the end of any subsequent Measurement Period after the initial utilization under clause (x), such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower. For purposes of calculating the pro forma First Lien Net Leverage Ratio set forth in clause (z) of this definition, all Indebtedness shall be deemed to be secured by the Collateral on a pari passu basis (without regard to the control of remedies) with the Liens securing the Obligations hereunder, irrespective of the priority or security of such Indebtedness.

“Incremental Borrowing” means a borrowing of Incremental Revolving Loans or Incremental Term Loans, as the context requires.

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(q).

“Incremental Facility” means, at any time, as the context may require, the aggregate amount of the Incremental Revolving Loan Lenders’ Incremental Revolving Credit Commitments and/or the Incremental Term Loan Lenders’ Incremental Term Loan Commitments of a given Class at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Loan Lender” has the meaning specified in Section 2.14(b).

“Incremental Revolving Loans” has the meaning specified in Section 2.14(e).

“Incremental Term Loan Commitments” has the meaning specified in Section 2.14(a).

“Incremental Term Loan Lender” has the meaning specified in Section 2.14(b).

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Class shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

“Incremental Term Loans” has the meaning specified in Section 2.14(f).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account is payable (unless being contested in good faith and by appropriate proceedings) and (ii) earn-outs, holdbacks and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)             Capital Leases;

(g)            all obligations of such Person in respect of Disqualified Equity Interests valued, in the case of a redeemable preferred interest that is a Disqualified Equity Interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning specified in Section 10.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” means all information received from the Borrower or any Restricted Subsidiary relating to the Borrower or any Restricted Subsidiary or any of their respective businesses other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Restricted Subsidiary.

“Qualified IPO Costs” means, as to any Person, one-time costs associated with or in anticipation of, or preparation for a Qualified IPO, including, without limitation, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case (i) to the extent arising solely by virtue of such Qualified IPO and (ii) whether or not such Qualified IPO has been completed or successful.

“Initial Term Borrowing” means a borrowing consisting of one or more simultaneous Initial Term Loans of the same Type under the Initial Term Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made pursuant to Section 2.01(a).

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 2.01-A under the caption “Initial Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of the Initial Term Commitments of the Initial Term Lenders ~~is $525,000,000.~~was $525,000,000 and as of the Amendment No. 1 Effective Date is $0.

“Initial Term Facility” means, at any time, (a) prior to the funding of the Initial Term Loans on the Closing Date, the aggregate amount of the Initial Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Initial Term Loans of all Initial Term Lenders outstanding at such time.

“Initial Term Lender” means (a) prior to the funding of the Initial Term Loans on the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) thereafter, any Lender that holds Initial Term Loans at such time.

“Initial Term Loan” means a loan made by any Initial Term Lender under the Initial Term Facility pursuant to Section 2.01(a).

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan or any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan or a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each December, March, June and September and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan or Term Benchmark Loan, the period commencing on the date such Eurodollar Rate Loan or Term Benchmark Loan, as applicable, is disbursed or converted to or continued as a Eurodollar Rate Loan or Term Benchmark Loan, as applicable, and ending on the date one, three or six months (or, solely in the case of Eurodollar Rate Loans, if available to the relevant Lenders, 12 months or any period less than one month) thereafter, as selected by the Borrower in its Committed Loan Notice or Conversion/Continuation Notice, as applicable; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)            no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d)            solely with respect to Term Benchmark Loans, no tenor that has been removed from this definition pursuant to Section 3.07(e) shall be available for specification in such Committed Loan Notice or Conversion/Continuation Notice, as applicable.

“Interest Rate Determination Date” means, with respect to any Interest Period in respect of Eurodollar Rate Loans, the date that is two Business Days prior to the first day of such Interest Period.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IPO Co.” means a C-corporation created in contemplation of a Qualified IPO, and which IPO Co. shall become the direct or indirect, parent or managing member of Holdings and/or the Borrower.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Chamber of Commerce, publication number 590” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement or instrument entered into by the applicable L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer relating to such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit F.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Restricted Subsidiaries and (b) any Person in whom the Borrower or any of its Restricted Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Judgment Currency” has the meaning specified in Section 10.20.

“Junior Indebtedness” has the meaning specified in Section 7.14.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and the other parties from time to time party thereto, substantially in the form of Exhibit K.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) JPMorgan Chase Bank, N.A., (ii) Barclays Bank PLC, (iii) Morgan Stanley Senior Funding, Inc., (iv) BMO Harris Bank N.A., (v) Goldman Sachs Lending Partners LLC, (vi) any other Revolving Credit Lender that may become and agrees to become an L/C Issuer pursuant to Section 2.03(l), (vii) any successor issuer of Letters of Credit hereunder, (viii) any Affiliates of the foregoing or (ix) collectively, all of the foregoing, in each case, in their respective capacities as an issuer thereof. It is understood and agreed that each L/C Issuer’s and its respective Affiliates’ share of the Letter of Credit Sublimit shall not exceed the amount set forth opposite such L/C Issuer’s name on Schedule 2.01-B (as such Schedule may be amended with the consent of each affected L/C Issuer and the Borrower) under the caption “Letter of Credit Commitment.”

“L/C Obligations” means, as at any date of determination, (i) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (ii) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any rule of law or uniform practices to which any Letter of Credit is subject (such as Rules 3.13 and 3.14 of the ISP) or any express term of the Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“LCT Election” means the Borrower’s election to treat a specified Investment in the nature of an acquisition (including a Permitted Acquisition) or a specified prepayment, redemption, purchase, defeasance or satisfaction of Indebtedness as a Limited Condition Transaction by giving written notice of such election to the Administrative Agent at any time prior to the closing of such Limited Condition Transaction.

“LCT Test Date” has the meaning specified in Section 1.09(c).

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Facility Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facilities.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than ~~(x) with respect to the Revolving Credit Facility, 0.25%, such rate shall be deemed to be 0.25% for the purposes of this Agreement or (y)~~, with respect to the Initial Term Facility, 0.50%, such rate shall be deemed to be 0.50% for the purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” has the meaning specified in the definition of “Limited Condition Transaction.”

“Limited Condition Transaction” means (x) any Permitted Acquisition or other Investment in the nature of an acquisition by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not, by the terms of the applicable purchase, sale, joint venture, merger or any other definitive agreement with respect to such Permitted Acquisition or other Investment, conditioned on the availability of, or on obtaining, third-party financing (this clause (x), a “Limited Condition Acquisition”) or (y) any prepayment, redemption, purchase, defeasance or satisfaction of Indebtedness that requires irrevocable notice in advance of such prepayment, redemption, purchase, defeasance or satisfaction of Indebtedness.

“Loan” means an extension of credit by a Lender to the Borrower hereunder in the form of a Term Loan or Revolving Credit Loan.

“Loan Documents” means this Agreement, Amendment No. 1, each Note, each Issuer Document, the Collateral Documents, the Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement, the Fee Letters, each agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, any Refinancing Amendment, any Joinder Agreement and any other agreement or instrument designated as a “Loan Document” by its terms.

“Loan Parties” means, collectively, Holdings, the Borrower and each other Guarantor.

“Material Acquisitions” means any acquisition or series of related acquisitions within a period of ninety (90) days by the Borrower or any Restricted Subsidiary that are either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) involve aggregate consideration (including the aggregate principal amount of any Indebtedness assumed in connection with such acquisition) of at least $30,000,000

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the results of operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole (excluding any effect resulting from or arising in connection with to the COVID-19 pandemic prior to the date that is twelve-month anniversary of the Closing Date), (ii) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Leasehold Property” means (i) any leasehold interest of any Loan Party as lessee under any lease of real property leased as of the Closing Date and (ii) any leasehold interest of any Loan Party as lessee under any lease of real property where the fair market value of such real property is in excess of $5,000,000.

“Material Real Estate Asset” means (i) any fee-owned real property owned by the Borrower or its Restricted Subsidiaries on the Closing Date and (ii) any fee-owned real property acquired by the Borrower or its Restricted Subsidiaries after the Closing Date with a fair market value in excess of $5,000,000.

“Material Subsidiary Guarantor” means any Guarantor that accounts for more than 5.00% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries, as measured as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered.

“Maturity Date” means, (i) with respect to the Initial Term Loans and any subsequent additions thereto, the date that is seven years after the Closing Date, (ii) with respect to the Original Revolving Credit Facility and any subsequent additions thereto, the date that is five years after the Closing Date, (iii) with respect to any Refinancing Term Loans or Other Revolving Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (iv) with respect to any Incremental Term Loans, the final maturity date applicable thereto as specified in the applicable Joinder Agreement; provided, (i) in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the preceding Business Day and (ii) if the applicable Maturity Date is extended for such Lender pursuant to Section 2.18, the applicable Maturity Date shall be such extended maturity date as determined pursuant to such Section 2.18.

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower for which financial statements are available (other than for purposes of calculating the Total Net Leverage Ratio pursuant to Section 7.11, which shall look to the most recently completed four fiscal quarters of the Borrower).

“MFN Protection” has the meaning specified in Section 2.14(d)(ii).

“MNPI” has the meaning specified in Section 6.02.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means an employee benefit plan defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions.

“Multiple Employer Plan” means a plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Narrative Report” means, with respect to any financial statements for which such report is required, a customary management discussion and analysis report describing the results of operations of the Borrower and the Restricted Subsidiaries for the applicable Fiscal Year or Fiscal Quarter (and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter).

“Negative-Pledge Leasehold Property” means (i) any leasehold interest of any Loan Party as lessee under any lease of real property leased as of the Closing Date and (ii) any leasehold interest of any Loan Party as lessee under any lease of real property where the fair market value of such real property is in excess of $2,000,000.

“Negative-Pledge Real Property” means (i) any fee-owned real property owned by the Borrower or its Restricted Subsidiaries on the Closing Date and (ii) any fee-owned real property acquired by the Borrower or its Restricted Subsidiaries after the Closing Date with a fair market value in excess of $2,000,000.

“Net Cash Proceeds” means with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries, or any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries, in each case, after the Closing Date, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents or Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Obligations), (B) the cash selling costs and out-of-pocket expenses incurred (or reasonably expected to be incurred) by the Borrower or such Restricted Subsidiary in connection with such transaction, (C) without duplication of any amounts taken into account in computing Tax Distributions, cash taxes reasonably estimated to be actually payable within two years after the date of the relevant Disposition as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes taken into account pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall reduce, dollar for dollar, the amount of Taxes previously taken into account under subclause (C) for purposes of determining Net Cash Proceeds, (D) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (E) cash escrows (until released from escrow to the Borrower or any of its Restricted Subsidiaries) from the sale price for such Disposition.

“Net Equity Proceeds” means, as at any date of determination, without duplication, an amount equal to any cash proceeds from a capital contribution to, or any cash proceeds from the issuance by the Borrower of any Qualified Equity Interests of the Borrower (other than pursuant to any employee stock or stock option compensation plan or pursuant to any issuance permitted by Section 7.02(k) or 7.06(c)) in each case after the Closing Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and, without duplication of any amounts taken into account in computing Tax Distributions, net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Debt Cap” means an amount equal to the greater of (x) $30,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b).

“Non-Recourse Debt” means Indebtedness:

(a)            as to which neither the Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise;

(b)            default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would not permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c)            as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

“Note” means a promissory note made by the Borrower (x) in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1 or (y) in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB~~’s Website” means the website of the Federal Reserve Board of New York at http://www.newyorkfed.org, or any successor source. “NYFRB~~ Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the Federal Reserve Board of New York at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offer Loans” has the meaning specified in Section 10.06(b)(vii)(A).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Revolving Credit Commitment” means, as to each Revolving Credit Lender, its commitment in effect as of the Closing Date to make Original Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01-B under the caption “Original Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate amount of the Original Revolving Credit Commitments of all Revolving Credit Lenders is $125,000,000.

“Original Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Original Revolving Credit Commitments at such time and the Credit Extensions made thereunder.

“Original Revolving Credit Loan” means the Revolving Credit Loans made by the Revolving Credit Lenders to the Borrower under the Original Revolving Credit Commitments pursuant to Section  2.01(b).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from: such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Revolving Commitments” means one or more Classes of revolving commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” means one or more Classes of revolving credit loans made pursuant to Other Revolving Commitments that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes arising from any payment made hereunder, under any Letter of Credit, or under any other Loan Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, any Letter of Credit or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Company” means any Person in respect of which Holdings and the Borrower are direct or indirect wholly-owned Subsidiaries.

“Pari Passu Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and the other parties from time to time party thereto, substantially in the form of Exhibit I.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Payment” has the meaning assigned to it in Section 9.07(b).

“Payment Notice” has the meaning assigned to it in Section 9.07(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any employee pension benefit plan (including Multiple Employer Plans, but excluding Multiemployer Plans) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

“Permitted Acquisition” means any investment by the Borrower or any Restricted Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business or a separate operation (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if:

(a)            the acquired entity, assets or operations shall be in the Permitted Business;

(b)            the aggregate amount of acquisitions made by the Borrower and its Restricted Subsidiaries in Persons that do not become Loan Parties as a result of any such acquisition and all other Permitted Acquisitions closed after the Closing Date shall not exceed the greater of (x) $12,000,000 and (y) 10% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b) after giving effect to all acquisitions whether closed prior to, on or after the Closing Date, but prior to giving effect to the proposed acquisition; and

(c)            no Default or Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing as of the closing date of the proposed acquisition.

“Permitted Adjustments” has the meaning set forth in the definition of Consolidated EBITDA.

“Permitted Business” means the lines of business in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date or a line of business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

“Permitted Holder” means one or more investment funds, investment partnerships or managed accounts controlled or managed by the Sponsor or one of its Affiliates (other than the Loan Parties or any of their Subsidiaries or any other portfolio operating companies of the Sponsor).

“Permitted Liens” means those Liens permitted pursuant to Section 7.01.

“Permitted Prior Liens” has the meaning specified in Section 5.19.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (and the Liens on any collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness) shall have the same (or lesser) priority relative to the Liens on the collateral securing the Obligations and the holders of such Permitted Refinancing Indebtedness or a representative thereof shall be or become a party to the Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement then in effect (if such Indebtedness is secured by any or all of the Collateral on a pari passu basis (without regard to the control of remedies) with the Obligations) or to the Junior Lien Intercreditor Agreement (if such Indebtedness is secured by any or all of the Collateral on a junior basis (without regard to the control of remedies) with the Obligations), (f) the terms and conditions (excluding as to collateral, subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Loan Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (g) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured and (h) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) sponsored or maintained by the Borrower or any of its Subsidiaries.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Notice” means a notice of the optional prepayment of Term Loans or Revolving Credit Loans pursuant to Section 2.05(a), which shall be substantially in the form of Exhibit A-3.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Obligations” means the Loans and the Letters of Credit.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” shall mean the (i) issuance and sale by IPO Co., Holdings or any Parent Company of its common Equity Interests (and the contribution of all or any portion of the proceeds of such issuance to the Borrower in the form of cash common equity) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether alone or in connection with a secondary public offering) filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act and such Equity Interests of IPO Co., Holdings or such Parent Company are listed on a nationally-recognized stock exchange in the United States of America and (ii) any transactions or actions taken in connection with and reasonably related to consummating such a public offering (including the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between the IPO Co., Holdings, Borrower or any Parent Company, their respective Subsidiaries, and the direct or indirect members of Holdings, including any redemption and exchange agreements, tax sharing arrangements or tax receivable agreements entered into in connection therewith on customary terms for similar transactions).

“Quarterly Financial Statements” has the meaning specified in Section 4.01(k).

“Ratio Calculation Date” has the meaning specified in Section 1.09(b)(i).

“Recipient” means the Administrative Agent, any Lender or any L/C Issuer, as applicable.

“Reference Time” means:

(a)            with respect to the Term Loans, with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion~~.~~ ; and

(b)            with respect to the Revolving Credit Loans, with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2)  if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means the repayment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Debt Agreement, the termination of all commitments under the Existing Debt Agreement and the termination and release of all guarantees and security in support of the Existing Debt Agreement.

“Refinancing Amendment” means an amendment, supplement, or joinder to this Agreement executed by Holdings, the Borrower, the Administrative Agent, each Additional Refinancing Lender and each Lender that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans, in each case in accordance with Section 2.17.

“Refinancing Facility” means, at any time, as the context may require, the aggregate amount of Refinancing Term Commitments and/or Other Revolving Commitments of a given Refinancing Series at such time and, in each case, but without duplication, the Credit Extensions made thereunder.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Commitments or Other Revolving Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Commitments or Other Revolving Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments that are established to fund Refinancing Term Loans hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loan Borrowing” means a borrowing consisting of one or more simultaneous Refinancing Term Loans of the same Type under a Refinancing Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made pursuant to Section 2.17.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, controlling persons, advisors and other representatives of such Person and of such Person’s Affiliates.

“Release” means, with respect to Hazardous Materials, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Relevant Governmental Body” means, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Relevant Rate” means with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.

“Repricing Transaction” means (1) the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness in the form of term loans secured by the Collateral on a secured on a pari passu basis with the Liens securing the Obligations (including, without limitation, any new or additional term loans under this Agreement (including Refinancing Term Loans), whether incurred directly or by way of the conversion of Initial Term Loans into a new tranche of replacement term loans under this Agreement) (i) having an Effective Yield that is less than the Effective Yield for Initial Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (2) an amendment to this Agreement resulting in an effective reduction in the Applicable Rate for Initial Term Loans (with such determination to be made in the reasonable judgment of the Administrative Agent, consistent with generally accepted financial practices), in each case, to the extent the primary purpose of such incurrence or amendment is to reduce the Effective Yield applicable to the Initial Term Loans; provided that any prepayment, replacement or amendment in connection with a Change of Control, Qualified IPO or any Material Acquisition shall not constitute a Repricing Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice or Conversion/Continuation Notice, as applicable and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50.00% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Initial Term Lenders” means, as of any date of determination, Initial Term Lenders holding more than 50.00% of the Initial Term Facility on such date; provided that the portion of the Initial Term Facility held by any Defaulting Lender shall be excluded for the purposes of making a determination of Required Initial Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50.00% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50.00% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders; provided, further, that if there is more than one Revolving Credit Lender that is not a Defaulting Lender or an Affiliate of any other Lender, “Required Revolving Credit Lenders” shall include at least two unaffiliated Revolving Credit Lenders that are not Defaulting Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director, treasurer, assistant treasurer or controller of a Loan Party, or other similar officer or director of a Loan Party, and including solely for purposes of Section 4.01(a), the secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Credit Borrowing” means a borrowing consisting of one or more simultaneous Revolving Credit Loans of the same Class and Type and, in the case of ~~Eurodollar Rate~~Term Benchmark Loans, having the same Interest Period made pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its Original Revolving Credit Commitment and shall include, as the context may require, any Incremental Revolving Credit Commitments and Other Revolving Commitments of such Revolving Credit Lender. As of the Amendment No. 1 Effective Date, the aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $150,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Facility” means the collective reference to the Original Revolving Credit Facility and any additional revolving credit facilities resulting from Incremental Revolving Credit Commitments and Other Revolving Commitments and the Credit Extensions made thereunder, or, as the context may require, to any of such revolving credit facilities individually.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or that has Revolving Credit Loans or risk participations in L/C Obligations outstanding at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b) and shall include, as the context may require, any Incremental Revolving Loans or Other Revolving Loans.

“Revolving Facility Test Condition” means that, as of the end of any fiscal quarter, the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations (excluding L/C Obligations in respect of Letters of Credit that have been Cash Collateralized) exceeds 25.00% of the Revolving Credit Commitments as of such date.

“S&P” means S&P Global Inc., through its S&P Global Ratings division or any successor thereto.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Sanctioned Country” means a country, region, territory or a government of a country, region or territory that is subject to comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or that is otherwise the subject of any Sanctions or (c) any Person owned 50 percent or more or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate, currency or commodity Swap Contract permitted under this Agreement that is entered into by and between a Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, with respect to any Secured Cash Management Agreement, the Cash Management Banks, with respect to any Secured Hedge Agreement, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (i) Consolidated Senior Secured Debt (net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (ii) Consolidated EBITDA for such Measurement Period, in each case for the Borrower and its Restricted Subsidiaries.

“SOFR” means:

(a)            with respect to the Term Loans, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day~~.~~; and

(b)            with respect to the Revolving Credit Loans, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the ~~Federal Reserve Board of New York~~NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equity Contribution” has the meaning assigned to such term in Section 8.03(a).

“Specified Representations” means the representations and warranties of the Borrower and the other Loan Parties set forth in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.02(b)(ii), 5.04, 5.14, 5.18, 5.19, 5.21 and 5.22.

“Sponsor” means Brookwood Financial Partners, LLC.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Borrower and its Restricted Subsidiaries as of that date determined in accordance with GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Distribution” has the meaning specified in Section 7.06(k)(i).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Loan” means Loans that bear interest based on the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term Lenders.

“Term Commitment” means, as to each Term Lender, its Initial Term Commitment, and, if the context so requires, its commitment to make other Term Loans pursuant to a Joinder Agreement or a Refinancing Amendment, as applicable.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means an Initial Term Loan, Incremental Term Loan or Refinancing Term Loan, individually or collectively as the context may require.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.

“Threshold Amount” means $20,000,000.

“Total Net Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Funded Indebtedness (net of the Unrestricted Cash Amount) as of the last day of such Measurement Period to (b) Consolidated EBITDA for the most recently completed Measurement Period, in each case, for the Borrower and its Restricted Subsidiaries.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Trade Date” has the meaning specified in Section 10.06(h).

“Transactions” means, collectively, (a) the consummation of the Refinancing, (b) the entering by Holdings, the Borrower and the other Loan Parties into the Loan Documents to which they are or are intended to be a party on the Closing Date, (c) the initial Credit Extensions on the Closing Date and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a Term Benchmark Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash Amount” means, as of any date of determination, the aggregate amount, not to exceed $75,000,000, of (i) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries and (ii) cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries restricted in favor of the Facilities or any other Indebtedness permitted to be secured by a Lien on the Collateral along with the Facilities, in each case, whether or not held in an account pledged to the Administrative Agent.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Borrower as an Unrestricted Subsidiary in accordance with Section 6.18, but only to the extent that such Subsidiary:

(a)            has no Indebtedness other than Non-Recourse Debt;

(b)            is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

(c)            is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and

(d)            has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of any of Exhibits H-1 through H-4, as the context requires.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effect of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02      Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a Person, or an allocation of assets to a series of a Person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a Person shall constitute a separate Person hereunder (and each division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03      Accounting Terms.

(a)            Subject to Section 1.03(b), all accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, and applied in a manner consistent with that used in preparing the Annual Financial Statements, except as otherwise specifically prescribed herein; provided that if at any time a change in GAAP occurs that would result in a change to the method of accounting for obligations relating to a lease that was accounted for by a Person as an operating lease as of the Closing Date (or any similar lease entered into after the Closing Date by such Person), such obligations shall be accounted for as obligations relating to an operating lease and not as a Capital Lease.

(b)            If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(c)            Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.04      Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05      Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06      Letter of Credit Amounts. With respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the amount available to be drawn thereunder, the amount of such Letter of Credit shall be deemed to be the maximum amount that may be drawn under such Letter of Credit during the remaining life thereof.

Section 1.07      Currency Equivalents Generally; Change of Currency. For purposes of this Agreement and the other Loan Documents (other than Articles 2, 9 and 10 hereof), where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Rate in effect on the Business Day of such transaction or determination. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Liens, Indebtedness or Investment in currencies other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien is created, Indebtedness is incurred or Investment is made. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.08      Timing of Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.09      Certain Calculations.

(a)            All pro forma calculations permitted or required to be made by the Borrower or any Restricted Subsidiary pursuant to this Agreement shall include only those adjustments that have been certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonably detailed written assumptions believed by the Borrower at the time of preparation to be reasonable and which are reasonably foreseeable. Any ratio calculated hereunder that includes Consolidated EBITDA shall look to Consolidated EBITDA for the most recently completed Measurement Period.

(b)            The pro forma First Lien Net Leverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio shall be calculated as follows:

(i)             in the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the last day of the Measurement Period for which such pro forma ratio is being calculated but on or prior to the date of the event for which the calculation of such pro forma ratio is being made (a “Ratio Calculation Date”), then such pro forma ratio shall be calculated as if such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness (and all other incurrences, assumptions, guarantees, redemptions, retirements or extinguishments of Indebtedness consummated since the last day of the applicable Measurement Period but on or prior to the Ratio Calculation Date) had occurred at the last day of the applicable Measurement Period; provided that (i) in the case of any incurrence of Indebtedness or establishment of any revolving credit or delayed draw commitments, (x) a borrowing of the maximum amount of Indebtedness available under such revolving credit or delayed draw commitments shall be assumed and (y) the cash proceeds of such incurred Indebtedness shall be excluded from amounts that may be netted in the calculation of pro forma First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable and (ii) the pro forma Consolidated Interest Charges for the applicable Measurement Period shall be calculated assuming such Indebtedness had been outstanding or repaid, as the case may be, since the first day and through the end of the applicable Measurement Period (taking into account any interest rate Swap Contracts applicable to such Indebtedness);

(ii)            in the event that any Permitted Acquisitions or other permitted Investments in the nature of an acquisition are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the Ratio Calculation Date, then Consolidated EBITDA shall be (x) increased by an amount equal to the Consolidated EBITDA attributable to the property or Investment that is the subject of such Permitted Acquisition or other permitted Investment in the nature of an acquisition, in each case assuming such Permitted Acquisition or other permitted Investment in the nature of an acquisition had been made on the first day of the applicable Measurement Period and (y) otherwise calculated as set forth in the third paragraph of the definition of “Consolidated EBITDA” on a pro forma basis;

(iii)           in the event that Dispositions are made subsequent to the last day of the applicable Measurement Period for which such pro forma ratio is being calculated but on or prior to the relevant Ratio Calculation Date, then Consolidated EBITDA shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto, in each case assuming such Disposition had been made on the first day of the applicable Measurement Period;

(iv)           for the avoidance of doubt, the cash used in connection with any transaction specified above shall be excluded from amounts that may be netted in the calculation of the pro forma First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable;

(v)            the incurrence or repayment of any Indebtedness in respect of the Revolving Credit Facility immediately prior to or in connection therewith included in the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable, immediately prior to, or substantially simultaneously with, the event for which the pro forma compliance determination of such ratio or other test is being made, shall be disregarded in the calculation of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable;

(vi)           the incurrence of any Indebtedness under the Revolving Credit Facility or under any other revolving facility used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower), in each case, shall be disregarded; and

(vii)          Subject to clause (vi) above, in the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions, (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of any applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets,” but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets,” any incurrence and repayments of Indebtedness) and all other permitted pro forma and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

(c)            Notwithstanding anything to the contrary in this Agreement, solely for the purpose of (A) measuring the relevant financial ratios and basket availability or pro forma compliance with any covenant with respect to the incurrence of any Indebtedness (including any Incremental Term Loans, Incremental Revolving Loans, Incremental Term Loan Commitments or Incremental Revolving Credit Commitments) or Liens or the making of any Investments (including the determination of whether an acquisition is a Permitted Acquisition) or Dispositions or the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or (B) other than in connection with the incurrence of any Incremental Revolving Credit Commitments, any Other Revolving Commitments or any Revolving Credit Loans, determining compliance with representations and warranties or the occurrence of any Default, in each case, in connection with a Limited Condition Transaction or the incurrence or payment of Indebtedness or incurrence of Liens in connection therewith, if the Borrower has made an LCT Election with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder shall be deemed to be the date on which the definitive agreements or, in respect of any transaction described in clause (y) of the definition of “Limited Condition Transaction,” irrevocable notice, for such Limited Condition Transaction are entered into or given (the “LCT Test Date”), and if, after giving effect on a pro forma basis to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recently completed Measurement Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such financial ratio or basket, such financial ratio or basket shall be deemed to have been complied with. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any financial ratio or basket availability on or following the relevant LCT Test Date and prior to the earlier of (x) the date on which such Limited Condition Transaction is consummated or (y) the date that the definitive agreement (or if applicable, the irrevocable notice) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such financial ratio or basket availability shall be calculated (and tested) (A) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or payment of Indebtedness or the incurrence of any Liens in connection therewith) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement (or if applicable, the irrevocable notice) with respect thereto has been terminated and (B) solely with respect to the making of any Restricted Payment, on a standalone basis without giving effect to such Limited Condition Transaction and the other transactions in connection therewith.

(d)            For purposes of determining compliance with Sections 7.01, 7.02, 7.03, 7.06 and 7.14, with respect to any grant of any Lien, the making of any Investment or Restricted Payment, the incurrence of any Indebtedness or the prepayment, redemption, purchase, defeasement or satisfaction of Junior Indebtedness (each, a “Covenant Transaction”) in reliance on a “basket” that makes reference to a percentage of Consolidated EBITDA, no Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated EBITDA, as applicable, occurring after the time such Covenant Transaction is incurred, granted or made in reliance on such provision.

(e)            For purposes of calculating any “net” ratio test utilized in any debt incurrence test (including any amounts permitted to be incurred pursuant to Section 2.14, Section 7.03(q) and Section  7.03(t)), such ratio shall be calculated after giving effect to any such incurrence on a pro forma basis, and, in each case, with respect to any revolving credit commitments being established utilizing a debt incurrence test (including any Incremental Revolving Credit Commitment), assuming a borrowing of the maximum amount of such revolving credit commitment (but for the avoidance of doubt, no other previously established revolving commitment), and such calculation shall be made excluding the cash proceeds from such incurrence from the amount of cash and Cash Equivalents that may be netted in the calculation of the pro forma First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as applicable.

(f)             It is understood and agreed that any Covenant Transaction need not be permitted solely by reference to one category of Covenant Transaction under Sections 7.01, 7.02, 7.03, 7.06 and 7.14, respectively, but may instead be permitted in part under any combination thereof. For purposes of determining compliance at any time with Sections 7.01, 7.02, 7.03, 7.06 and 7.14, in the event that any Covenant Transaction meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.06 and 7.14, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such Covenant Transaction or item (or portion thereof) and will only be required to include the amount and type of such Covenant Transaction (or portion thereof) in any one category. Reclassifications of any utilization of the Incremental Available Amount shall occur automatically to the extent set forth in the definition thereof.

Section 1.10      Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”, “Term Benchmark,” or with respect to any comparable or successor rate thereto.

Section 1.11      Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or a limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a subsidiary, Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE 2.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01      The Loans.

(a)            The Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Initial Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Initial Term Lenders in accordance with their respective Applicable Percentage of the Initial Term Facility. Amounts borrowed under this Section  2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans shall be denominated in Dollars and may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)            The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars from time to time, on any Business Day during the applicable Availability Period for the Revolving Credit Facility under which such Revolving Credit Lender has a Revolving Credit Commitment, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or ~~Eurodollar Rate~~Term Benchmark Loans, as further provided herein.

Section 2.02      Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other and each continuation of Eurodollar Rate Loans or Term Benchmark Loans, as applicable, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a Committed Loan Notice or a Conversion/Continuation Notice, as applicable (each, a “Notice”); provided the Borrower may not elect to convert a Term Benchmark Loan to a Eurodollar Rate Loan. Each such Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or of any conversion of or conversion to Eurodollar Rate Loans; provided that any Initial Term Loans that are Eurodollar Rate Loans may be requested no later than 11:00 a.m. one (1) Business Day prior to the Closing Date ~~and (ii~~, (ii) 11:00 a.m., New York City time, three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing or continuation of Term Benchmark Loans or of any conversion of or conversion to Term Benchmark Loans; provided that any Revolving Credit Loans that are Term Benchmark Loans as contemplated by Amendment No. 1 may be requested no later than 11:00 a.m. one (1) Business Day prior to the Amendment No. 1 Effective Date, and (iii) 11:00 a.m. one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or Term Benchmark Loans shall be in a minimum principal amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Notice shall specify, as applicable, (1) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or Term Benchmark Loans, and in each case, the Class of the relevant Loans and Borrowings, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted and (5) if applicable, the duration of the applicable Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as Eurodollar Rate Loans (in the case of Term Loans) or Term Benchmark Loans (in the case of Revolving Credit Loans) with a one-month Interest Period. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or Term Benchmark Loans. If the Borrower requests a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or Term Benchmark Loans in any such Committed Loan Notice or Conversion/Continuation Notice, as applicable, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon, in the case of any Eurodollar Rate Loan, Term Benchmark Loan or Base Rate Loan, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is to be made on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)            Except as otherwise provided herein, a Eurodollar Rate Loan or Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan or Term Benchmark Loan, as applicable. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans or Term Benchmark Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or Term Benchmark Loans, as applicable, upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any one time.

Section 2.03      Letters of Credit.

(a)            The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03 and elsewhere in this Agreement, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Facility Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (or any of its Restricted Subsidiaries so long as the Borrower is a joint and several co-applicant, and references to the “Borrower” in this Section 2.03 and elsewhere in this Agreement with respect to requests for Letters of Credit (including renewals or continuations thereof) shall be deemed to include any such Restricted Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate amount of L/C Obligations owing to an L/C Issuer shall not exceed the amount set forth opposite such L/C Lender’s name on Schedule 2.01-B under the caption “Letter of Credit Commitments.” Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)            No L/C Issuer shall issue any Letter of Credit if:

(A)            subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or the then-current expiration date, unless the Required Revolving Credit Lenders have approved such expiry date; or

(B)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless such Letter of Credit is Cash Collateralized no less than fifteen (15) days prior to the Letter of Credit Facility Expiration Date at 103.00% of the face amount thereof.

(iii)           No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)            the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)            except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000; provided that such initial minimum amount shall not apply to any Existing Letter of Credit;

(D)            such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)            any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to any required adjustment pursuant to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from the Letter of Credit then proposed to be issued and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)          No L/C Issuer shall (A) amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) be required to issue any trade or commercial Letters of Credit.

(v)           No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 hereof with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 hereof included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)             Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 noon at least three (3) Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for the issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii)            Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 hereof shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or issue the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit and each amendment increasing the amount of a Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)           If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that, unless otherwise agreed to by the applicable L/C Issuer, any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date unless such Letter of Credit is Cash Collateralized at 103.00% of the amount thereof in accordance with this Agreement; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted, to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (i) or (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (in writing) on or before the day that is at least fifteen (15) days before the Non-Extension Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 (other than the delivery by the Borrower of a Committed Loan Notice) is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment upon request.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)             Upon receipt from the beneficiary of any Letter of Credit of a compliant drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than the next Business Day following any payment by the applicable L/C Issuer under a Letter of Credit (or on the second Business Day following any payment by the applicable L/C Issuer if such notice is delivered to the Borrower after 11:00 a.m. on the date of any such payment) (each such applicable date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing as provided in this Section  2.03(c). If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).

(ii)            Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 (other than the delivery by the Borrower of a Committed Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

(v)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than the delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations.

(i)             At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will promptly distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)            If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.

(e)            Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)             any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Restricted Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid or such claim arises from the applicable L/C Issuer’s gross negligence, bad faith or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction).

(f)            Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final non-appealable order of a court of competent jurisdiction to have been caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)            Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall be stated therein to apply to each Letter of Credit.

(h)            Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage of the applicable Revolving Credit Facility, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate applicable to ~~Eurodollar Rate~~Term Benchmark Loans under the applicable Revolving Credit Facility determined as of the last Business Day of each March, June, September and December times the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the date that is fifteen (15) Business Days after the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)             Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at a rate per annum of 0.125%, determined as of the last Business Day of each March, June, September and December of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents. In the event of any conflict or inconsistency between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. To the extent any defaults, representations, or covenants contained in any Issuer Documents are more restrictive than the Events of Default, representations, or covenants contained herein, the Events of Default, representations and covenants herein shall control.

(k)            Provisions Related to Letters of Credit in respect of Other Revolving Commitments. If the Letter of Credit Facility Expiration Date in respect of any Class of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other Classes of Revolving Credit Commitments in respect of which the Letter of Credit Facility Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which the applicable L/C Issuer has consented shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and 2.03(d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial available balance of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with the terms hereof. Upon the maturity date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.

(l)             Additional L/C Issuers. The Borrower may, at any time and from time to time, designate one or more additional Revolving Credit Lenders or Affiliates of Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement, with the consent of each of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender or Affiliate thereof. Any Revolving Credit Lender or Affiliate thereof designated as an L/C Issuer pursuant to this Section 2.03(l) shall be deemed to be the L/C Issuer with respect to Letters of Credit issued or to be issued by such Revolving Credit Lender or Affiliate thereof, and all references herein and in the other Loan Documents to the term “L/C Issuer” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Credit Lender or Affiliate thereof in its capacity as L/C Issuer thereof, as the context shall require.

(m)           Reporting. Not later than the fifth (5) Business Day following the last day of each calendar month (or at such other intervals as the Administrative Agent and the applicable L/C Issuer shall agree), each L/C Issuer shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) paid or payable by the Borrower to such L/C Issuer during such month.

Section 2.04      [Reserved].

Section 2.05      Prepayments.

(a)            Optional. The Borrower may, upon notice in the form of a Prepayment Notice delivered to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty (other than, (x) in the case of any Eurodollar Rate Loan or Term Benchmark Loans, any amounts required pursuant to Section 3.05, (y) any amounts required pursuant to Section 2.05(c) and (z) in the case of any Incremental Term Loans, any premium contained in the applicable Joinder Agreement); provided that (A) such notice must be received by the Administrative Agent not later than 12:00 noon (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans or Term Benchmark Loans and (2) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans or Term Benchmark Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the date and amount of such prepayment and (ii) the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment of a Loan pursuant to this Section 2.05(a) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts if required pursuant to Sections 2.05(c) and 3.05. Each such prepayment of any outstanding Term Loans pursuant to this Section 2.05(a) shall be applied as among Facilities as directed by the Borrower and, within any given Facility, shall be applied as directed by the Borrower to the installments thereof (or, if no such direction is provided, in direct order of maturity). Subject to Section 2.16, all payments made pursuant to this Section 2.05(a) shall be applied on a pro rata basis to each Lender holding Loans of the applicable Facility being prepaid in accordance with the principal amount of the applicable Loans held thereby.

(b)            Mandatory.

(i)             Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.03 (except Credit Agreement Refinancing Indebtedness)), the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100.00% of the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries from any such Indebtedness less all reasonable and customary out-of-pocket legal, underwriting and other fees, costs and expenses incurred or reasonably anticipated to be incurred within ninety (90) days thereof in connection therewith, within one (1) Business Day following receipt thereof by the Borrower or such Restricted Subsidiary, (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (v) and (vii) below).

(ii)            In the event that (a) there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2022) and (b) there are any Term Loans outstanding at the end of such Fiscal Year, the Borrower shall, no later than one-hundred-twenty-five (125) days after the end of such Fiscal Year, prepay an aggregate principal amount of the Term Loans equal to (A) the ECF Percentage of such Consolidated Excess Cash Flow for such Fiscal Year less (B) all voluntary prepayments of Term Loans, loans under any Incremental Equivalent Debt, Revolving Credit Loans and/or loans under other Indebtedness, in each case, secured on a pari passu basis with the Liens securing the Obligations hereunder, in each case, made during such Fiscal Year or after the end of such Fiscal Year and prior to the date such Consolidated Excess Cash Flow prepayment is due (in the case of any such Revolving Credit Loans or other revolving Indebtedness prepaid, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments are financed with internally generated cash of the Borrower (and not from the proceeds of Indebtedness or the sale or issuance of Equity Interests or equity contributions) and, in the case of all such prepayments made after the end of such Fiscal Year and prior to the date such Consolidated Excess Cash Flow prepayment is due, provided that such amount so deducted shall not be deducted from the Excess Cash Flow Amount in any subsequent period) (such amount, the “Excess Cash Flow Amount”) to be applied as set forth in clauses (v) and (vii) below.

(iii)           (x) If the Borrower or any of its Restricted Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 (except pursuant to Sections 7.05(j) or 7.05(k)), but including pursuant to any sale-leaseback transaction permitted by Section 7.15 (other than any sale-leaseback transaction entered into in connection with a Permitted Acquisition) which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 per Fiscal Year in any single transaction or related series of transactions, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100.00% of such Net Cash Proceeds in excess of such $10,000,000 per Fiscal Year no later than fifteen (15) Business Days following receipt thereof by such Person (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (v) and (vii) below); provided that so long as no Event of Default shall have occurred and be continuing, such prepayment (or Cash Collateralization) shall not be required to the extent the Borrower reinvests such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within fifteen (15) months after the date of receipt of such Net Cash Proceeds, or enters into a binding commitment thereof within such 15-month period and subsequently makes such reinvestment within 6 months after the end of such 15-month period; provided that the Borrower notifies the Administrative Agent within fifteen (15) Business Days following receipt by the Borrower or any of its Restricted Subsidiaries of such Net Cash Proceeds of the Borrower’s intent to reinvest such Net Cash Proceeds.

(iv)           Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries, the Borrower shall prepay (or Cash Collateralize, as applicable) an aggregate principal amount of Pro Rata Obligations equal to 100.00% of all Net Cash Proceeds received therefrom in excess of $5,000,000 per Fiscal Year in the aggregate no later than five (5) Business Days following receipt thereof by such Person (such prepayments (or Cash Collateralization) to be applied as set forth in clauses (v) and (vii) below); provided that so long as no Event of Default shall have occurred and be continuing, such prepayment (or Cash Collateralization) shall not be required to the extent the Borrower reinvests such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries within 12 months after the date of receipt of such Net Cash Proceeds, or enters into a binding commitment thereof within such 12-month period and subsequently makes such reinvestment within 6 months after the end of such 12-month period; provided that the Borrower notifies the Administrative Agent within five (5) Business Days following receipt by the Borrower or any of its Restricted Subsidiaries of such Net Cash Proceeds of the Borrower’s intent to reinvest such Net Cash Proceeds.

(v)           Subject to the next sentence, each prepayment (or Cash Collateralization, as applicable) of Pro Rata Obligations pursuant to this Section 2.05(b) shall be applied, first, to the Term Loans held by all Term Lenders in accordance with their Applicable Percentages (allocated pro rata as among the Term Loans and to each Term Lender on a pro rata basis in accordance with the principal amount of the applicable Term Loans held thereby and to scheduled amortization payments in direct order of maturity), second, any excess after the application of such proceeds in accordance with clause first above, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.05(b) and third, any excess after the application of such proceeds in accordance with clauses first and second above may be retained by the Borrower. Except with respect to Term Loans incurred in connection with any Refinancing Amendment or any Joinder Agreement (which, in each case, may be prepaid on a less than pro rata basis if expressly provided for in such Refinancing Amendment or Joinder Agreement), each prepayment pursuant to this Section 2.05(b) shall be applied ratably to each Class of Loans then outstanding entitled to payment pursuant to the prior sentence (provided that (i) any prepayment of Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt and (ii) any Class of Incremental Term Loans or Refinancing Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Incremental Term Loans or Refinancing Term Loans). Any prepayment of a Loan pursuant to this Section 2.05(b) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(vi)           If for any reason the Total Revolving Credit Outstandings at any time exceeds the Revolving Credit Commitments at such time (including, for the avoidance of doubt, as a result of the termination of any Class of Commitments on the Maturity Date with respect thereto), the Borrower shall immediately prepay Revolving Credit Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) (in an aggregate amount equal to 103.00% of the face amount thereof) in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings to the aggregate Revolving Credit Commitments. If for any reason the Outstanding Amount of L/C Obligations at any time exceed the Letter of Credit Sublimit at such time, the Borrower shall immediately prepay L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Outstanding Amount of L/C Obligations to the Letter of Credit Sublimit.

(vii)         Prepayments of the Revolving Credit Facilities made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Credit Loans held by all Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable. Prepayments of the Revolving Credit Facilities made pursuant to this Section 2.05(b) shall be applied ratably to the outstanding Revolving Credit Loans. Amounts to be applied pursuant to this Section 2.05(b) to the mandatory prepayment of Term Loans and Revolving Credit Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans and any amounts remaining after such application shall be applied to prepay Eurodollar Rate Loans and Term Benchmark Loans.

(viii)         Each Term Lender may elect, by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender., prior to any prepayment of Term Loans required to be made by the Borrower pursuant to Section 2.05(b)(ii), Section 2.05(b)(iii) or Section 2.05(b)(iv), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”). If a Lender fails to deliver a Rejection Notice declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.

(c)            If on or before the date that is six months after the Closing Date, there occurs any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, repriced or refinanced pursuant to such Repricing Transaction (including, if applicable, each Lender that withholds its consent to a Repricing Transaction of the type described in clause (2) of the definition thereof and is replaced as a non-consenting Lender under Section 2.13), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) by Borrower in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding with respect to Borrower on such date that are subject to an effective reduction of the Applicable Rate pursuant to such Repricing Transaction; provided that (x) mandatory prepayments of Initial Term Loans made from (x) Consolidated Excess Cash Flow pursuant to Section 2.05(b)(ii), (y) Net Cash Proceeds pursuant to Section 2.05(b)(iii) or Section 2.05(b)(iv) or (z) repayments made pursuant to Section 2.07(a) shall not be subject to the prepayment premium contained in this Section  2.05(c). Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(d)            Notwithstanding any other provisions of this Section 2.05, to the extent that prepayments pursuant to Section 2.05(b)(ii), (b)(iii) or (b)(iv) would, to the extent and for so long as the Borrower reasonably determines (in consultation with the Administrative Agent), (x) be prohibited, restricted or delayed under Applicable Law, (y) contravene the terms of any of the Organization Documents the Restricted Subsidiary that has generated such Consolidated Excess Cash Flow, Net Cash Proceeds or Extraordinary Receipts (provided that such restrictions in such Organization Documents exist as of the Closing Date or as of the date the applicable Restricted Subsidiary is acquired by the Borrower and such restrictions were not created in anticipation of the Closing Date) or (z) result in material adverse tax consequences to the Borrower or its Restricted Subsidiaries as a result of a repatriation of amounts attributable to Foreign Subsidiaries, such prepayment will not be required to be applied to make a prepayment at the times provided in Sections 2.05(b)(ii), 2.05(b)(iii) or 2.05(b)(iv), as applicable; provided, that the Borrower hereby agrees to use all commercially reasonable efforts for a period of one year to overcome or eliminate any such restrictions on prepayment, so that an amount equal to the full Excess Cash Flow Amount or percentage of Net Cash Proceeds applicable pursuant to Sections 2.05(b)(iii) or 2.05(b)(iv), as applicable, will otherwise be subject to repayment under this Section 2.05 (and if within one year following the date on which the respective prepayment would otherwise have been required such prepayment or Cash Collateralization is permissible under Applicable Law or applicable Organization Documents or there shall no longer be such an adverse tax consequence as a result thereof, an amount equal to the amount of the Excess Cash Flow Amount or percentage of Net Cash Proceeds applicable pursuant to Sections 2.05(b)(iii) or 2.05(b)(iv), as applicable, will be promptly (and in any event not later than five (5) Business Days after such Change in Law or change in Organization Documents) applied by the Borrower to the prepayments or Cash Collateralization specified in this Section 2.05). The non-application of any such mandatory prepayment amount as a result of the foregoing provisions will not constitute a Default and such amounts shall be available by the Borrower and its Restricted Subsidiaries for purposes not prohibited by this Agreement.

Section 2.06      Termination or Reduction of Commitments.

(a)            Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facilities (on a pro rata basis among the Revolving Credit Facilities, subject to the terms of Section 2.17) or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Commitments (on a pro rata basis among the Revolving Credit Facilities, subject to the terms of Section 2.17) or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facilities if, after giving effect thereto and to any concurrent prepayments of the Revolving Credit Facilities hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facilities, (B) any Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments of such Revolving Credit Facility hereunder, the Total Revolving Credit Outstandings in respect of such Revolving Credit Facility would exceed such Revolving Credit Facility or (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations would exceed the Letter of Credit Sublimit.

(b)            Mandatory.

(i)             The aggregate Initial Term Commitments shall be automatically and permanently reduced to zero on the date of the Initial Term Borrowing, which shall be on the Closing Date.

(ii)            If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06 or the Letter of Credit Sublimit exceeds the aggregate Revolving Credit Facilities at such time or the Letter of Credit Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)            Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Credit Commitments under this Section 2.06. Upon any reduction of any Revolving Credit Commitments, the Revolving Credit Commitments of such Class of each applicable Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of any Revolving Credit Facility accrued until the effective date of any termination of such Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07      Repayment of Loans.

(a)            Term Loans. Subject to Section 2.14 (i), commencing with the first full fiscal quarter ending after the Closing Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders in consecutive quarterly installments an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans outstanding on the Closing Date; provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Facility and shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date. In the event any Incremental Term Loans or Refinancing Term Loans are made, such Incremental Term Loans or Refinancing Term Loans shall be repaid in the amounts and dates set forth in the applicable Joinder Agreement or Refinancing Amendment with respect thereto and on the applicable Maturity Date thereof. All payments made pursuant to this Section 2.07(a) shall be applied on a pro rata basis to each Term Lender holding Term Loans on the applicable Facility or Class being repaid.

(b)            Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

Section 2.08      Interest.

(a)            Subject to the provisions of Section 2.08(~~b~~c), (i) each Eurodollar Rate Loan under ~~a~~the Initial Term Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans under ~~such~~the Initial Term Facility and (ii) each Base Rate Loan under ~~a~~the Initial Term Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under ~~such~~the Initial Term Facility.

(b)            Subject to the provisions of Section 2.08(c), (i) each Term Benchmark Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate for Term Benchmark Loans under the Revolving Credit Facility and (ii) each Base Rate Loan under the Revolving Credit Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans under the Revolving Credit Facility.

(c)            ~~(b)~~ (i) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            Upon the occurrence of and while any Event of Default as described in Section 8.01(f) or (g) exists, the Borrower shall pay interest on all outstanding Obligations, constituting past due amounts, hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           (Upon the request of the Required Lenders (or with respect to Letter of Credit Fees or fees payable pursuant to Section 2.09(a), upon the request of the Required Revolving Credit Lenders), while any Event of Default (other than the Events of Default described in clause (~~b~~c)(i) and clause (~~b~~c)(ii) above) exists, the Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)            ~~(c)~~ Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)            Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage of the applicable Revolving Credit Facility, a commitment fee in Dollars equal to the Commitment Fee Rate with respect to the applicable Revolving Credit Facility under which such Revolving Credit Lender has a Revolving Credit Commitment times the actual daily amount by which the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times from the Closing Date until the applicable Maturity Date for the applicable Revolving Credit Commitments, including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the date that is fifteen (15) Business Days after the last Business Day of each March, June, September and December, commencing with the first such date to occur following the Closing Date and on the applicable Maturity Date for the applicable Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears.

(b)            Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)            Other Fees. The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender’s Initial Term Loan and funded and unfunded Revolving Credit Commitments, a closing fee in an amount separately agreed to by the Borrower and the Arrangers for the benefit of such Lenders on the Closing Date, payable to such Lenders from the proceeds of the Initial Term Loans and/or Revolving Credit Loans as and when funded on the Closing Date. Such closing fee shall be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)            All computations of interest for Base Rate Loans based on the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, notwithstanding Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)            If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Sections 2.03(h), 2.08(~~b~~c) and 2.09(a) or under Article 8. The Borrower’s obligations under this Section  2.10(b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder for ninety (90) days after such termination and repayment.

Section 2.11 Evidence of Debt.

(a)            The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)            In addition to the accounts and records referred to in Section 2.11(a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or Term Benchmark Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Appropriate Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender, any L/C Issuer or the Borrower with respect to any amount owing under this Section 2.12(c) or Section  2.12(b) shall be conclusive, absent manifest error.

(d)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Joinder Agreement or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Term Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f)             Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.13      Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)             if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply unless such purchase is made by the Borrower pursuant to Section  10.06(b)(vii)).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.14         Incremental Facilities.

(a)            The Borrower may by written notice to the Administrative Agent elect to increase the existing Revolving Credit Commitments of any Class (any such increase, the “Incremental Revolving Credit Commitments”) and/or increase the existing Initial Term Commitments or incur one or more new term loan commitments (the “Incremental Term Loan Commitments”), by an amount (1) not to exceed in the aggregate, at the time of incurrence, the Incremental Available Amount and (2) not less than, individually, $25,000,000. All Incremental Term Loan Commitments, Incremental Term Loans, Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be in Dollars.

(b)            Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion) and (ii) the identity of each Lender or other Person, which must be an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations. Any Lender approached to provide all or a portion of the Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide an Incremental Revolving Credit Commitment or Incremental Term Loan Commitment. Any Incremental Term Loan Commitments effected through the establishment of one or more term loan commitments made on an Increased Amount Date that are not fungible for United States federal income tax purposes with an existing Class of Term Loans shall be designated a separate Class of Incremental Term Loan Commitments for all purposes of this Agreement. Notwithstanding the foregoing, any Incremental Term Loans may be treated as part of the same Class as any other Incremental Term Loans if such Incremental Term Loans have identical terms (other than effective yield) and are fungible for United States federal income tax purposes with such other Incremental Term Loans.

(c)            The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Incremental Revolving Credit Commitments and the Incremental Revolving Loan Lenders or Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable and (ii) in the case of each notice to any applicable Revolving Credit Lender of any given Class, the respective interests in such Revolving Credit Lender’s Revolving Credit Loans of such Class, in each case subject to the assignments contemplated by this Section.

(d)            Such Incremental Revolving Credit Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date; provided that:

(i)           (x) subject, solely in the case of Incremental Term Loans, to Section 1.09(c), no Event of Default shall exist on such Increased Amount Date before or after giving effect to such

Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable and the extensions of credit to be made thereunder on such date; provided that, in the case of Incremental Term Loans incurred to finance a Permitted Acquisition, this clause (i)(x)  may be limited as agreed in the Joinder Agreement between the Borrower and the applicable Incremental Term Loan Lenders to require that no Default or Event of Default under Section  8.01(a), 8.01(f) or 8.01(g) shall exist before or after giving effect to such Incremental Term Loans and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article 5 hereof shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided that, in the case of Incremental Term Loans incurred to finance a Permitted Acquisition, this clause (i)(y) shall be limited to the Specified Representations;

(ii)          with regard to the incurrence of any additional Class of Incremental Term Loans incurred prior to the first anniversary of the Closing Date pursuant to this Section 2.14 that is in an aggregate principal amount at the time of such incurrence in excess of $50,000,000, the yield applicable to each such additional Class of Incremental Term Loans shall be determined by the Borrower and the applicable lenders under such additional Class of Incremental Term Loans as set forth in the applicable Joinder Agreement; provided that the Effective Yield applicable to such additional Class of Incremental Term Loans will not be more than fifty (50) basis points greater than the Effective Yield for any outstanding Term Loans unless the interest rate margin with respect to such Term Loans is increased by an amount equal to the difference between the Effective Yield with respect to such additional Class of Incremental Term Loans less fifty (50) basis points and the Effective Yield for such Term Loans (the “MFN Protection”);

(iii)         The Incremental Revolving Credit Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Incremental Revolving Loan Lender(s) or Incremental Term Loan Lender(s), as applicable, and the Administrative Agent, each of which shall be recorded in the Register (and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 3.01);

(iv)        the Incremental Facilities shall be Guaranteed by the Guarantors (and shall not be Guaranteed by any Person other than the Guarantors) and rank pari passu in right of security with the other Facilities (and shall not be secured by any assets other than the Collateral);

(v)         all fees and reasonable out-of-pocket expenses owing to the Administrative Agent and the Lenders (other than a Defaulting Lender) in respect of the Incremental Revolving Credit Commitments and Incremental Term Loan Commitments shall have been paid; and

(vi)        the Borrower shall deliver or cause to be delivered legal opinions, officer’s certificates and such other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(e)             On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Credit Lenders of the Class being so increased shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the existing Revolving Credit Lenders of the Class being so increased, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans of the Class being so increased and participations in Letters of Credit outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans and participations in Letters of Credit will be held by existing Revolving Credit Lenders of such Class and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of the Class being so increased after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments of such Class, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment of the Class being so increased and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Credit Loan of the Class being so increased and (iii) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Credit Commitment and all matters relating thereto.

(f)             On any Increased Amount Date on which any Incremental Term Loan Commitments of any Class (or any Incremental Term Loan Commitments increasing any existing Term Loans) are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender of such Class or increase shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class or increase and (ii) each Incremental Term Loan Lender of such Class or increase shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class or increase and the Incremental Term Loans of such Class or increase made pursuant thereto.

(g)            The terms (including pricing, premiums, fees, rate floors, optional prepayment provisions, and/or mandatory prepayment provisions) and conditions of the Incremental Term Loans and Incremental Term Loan Commitments shall be, except as otherwise explicitly set forth herein, (x) as agreed in the Joinder Agreement between the Borrower, the applicable Incremental Term Loan Lenders providing such Incremental Term Loan Commitments and the Administrative Agent and (y) reasonably acceptable to the Administrative Agent; provided that (i) the terms of such Incremental Term Loans and Incremental Term Loan Commitments shall not be more restrictive, taken as a whole, to the Borrower and the other Loan Parties than those set forth in this Agreement prior to the execution of such Joinder Agreement unless (x) such terms apply only after the Latest Maturity Date at the time such Incremental Term Loans and Incremental Term Loan Commitments is established or (y) this Agreement is amended so that such terms as are beneficial to the Lenders are also applicable for the benefit of any Lenders under any then-existing Facilities, (ii) the Weighted Average Life to Maturity of all Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of any other Term Loans at the time of the incurrence of such Incremental Term Loans, (iii) the applicable Incremental Term Loan Maturity Date of each Class shall be no shorter than the Latest Maturity Date at the time of the incurrence of such Incremental Term Loans and (iv) such Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Joinder Agreement.

(h)            The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Credit Commitments shall be identical to the other Revolving Credit Loans of the Class being so increased and the Revolving Credit Commitments of the Class being so increased; provided that if the Incremental Revolving Loan Lenders require an interest rate in excess of the interest rate then applicable to the Revolving Credit Facility of the Class being so increased, the interest rate on the Revolving Credit Facility of such Class shall be increased to equal such required rate without further consent of the affected Lenders.

(i)              Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14 (including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary or appropriate to enable any Incremental Term Loans that are intended to be fungible with any other Term Loans to be fungible with such other Term Loans, which shall include any amendments that modify the aggregate principal amount of scheduled installment payments to the extent such amendment does not decrease the installment payment an existing Term Lender would have received prior to giving effect to any such amendment).

(j)              This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

Section 2.15         Cash Collateral.

(a)            Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize all L/C Obligations in an amount equal to 103.00% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)            Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at a bank selected by the Borrower and reasonably acceptable to the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05 and 2.16 or Section 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)            Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section  10.06(b))) or (ii) the Administrative Agent’s good-faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16         Defaulting Lenders.

(a)             Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Credit Lenders and Required Facility Lenders and, in addition, Defaulting Lenders shall not be permitted to vote with respect to any other amendment, modification, waiver or consent pursuant to Section 10.01 or otherwise direct the Administrative Agent pursuant to the terms hereof or of the other Loan Documents; provided that any amendment, modification, waiver or consent requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(ii)          Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees. That Defaulting Lender (x) shall not be entitled to receive a commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender in respect of the Revolving Credit Facility, for purposes of computing the amount of the obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” and “Applicable Revolving Credit Percentage” of each Revolving Credit Lender that is not a Defaulting Lender in respect of the Revolving Credit Facility shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Defaulting Lender, no Default exists and (ii) the aggregate obligation of each Revolving Credit Lender that is not a Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (x) the Revolving Credit Commitment of that Revolving Credit Lender that is not a Defaulting Lender minus (y) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations.

(b)            Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and shall pay to such other Lenders any break funding costs that such other Lenders may incur as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section  2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Credit Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Credit Lender’s having been a Defaulting Lender.

Section 2.17         Refinancing Facilities.

(a)            On one or more occasions, the Borrower may obtain, from any Lender or any other bank or financial institution or other institutional lender or investor that would constitute an Eligible Assignee if it were purchasing Loans hereunder and that agrees to provide any portion of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments, or Other Revolving Loans, in each case pursuant to a Refinancing Amendment in accordance with this Section 2.17 (each, an “Additional Refinancing Lender”); provided that the Administrative Agent and each L/C Issuer shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans to the extent such consent, if any, would be required under Section 10.06 for an assignment of Refinancing Term Commitments, Refinancing Term Loans, Other Revolving Commitments or Other Revolving Loans, as applicable, to such Lender or Additional Refinancing Lender; provided, further, that the following terms are satisfied:

(i)           any Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) as among the various Classes of Term Loans (in accordance with the respective outstanding principal amounts thereof) in any mandatory repayments or prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment;

(ii)          (x) subject to clause (y), all Other Revolving Commitments shall be deemed to be Revolving Credit Commitments for purposes of borrowings and prepayments of Revolving Credit Loans and participations in Letters of Credit, and (y) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iv) below)) of Other Revolving Loans after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments;

(iii)         subject to the provisions of Section 2.03(k) to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments (including Other Revolving Commitments) in accordance with their Applicable Revolving Credit Percentage;

(iv)         notwithstanding anything to the contrary herein, the permanent repayment of Other Revolving Loans with respect to, and termination of, Other Revolving Commitments, after the date of the applicable Refinancing Amendment, shall be made on a pro rata basis with all other Revolving Credit Loans and Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class; and

(v)          assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Original Revolving Credit Commitments and Original Revolving Credit Loans.

(b)            The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Collateral Documents and the perfection and priority of the Liens thereunder are preserved and maintained.

(c)             Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $25,000,000.

(d)            Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) give effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section  2.17, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)             This Section 2.17 shall supersede any provisions in Sections 2.13 and 10.01 to the contrary, and nothing in Section 2.05 to the contrary shall prohibit the application of this Section 2.17.

Section 2.18         Extension of Maturity Date.

(a)            The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than sixty (60) days in advance of the Maturity Date in effect at such time (the “Existing Maturity Date”), request that all or a portion of any Class of Term Loans (each, an “Existing Term Loan Tranche”), be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of such Existing Term Loan Tranche (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.18. Each Extension Request shall set forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under the relevant Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and (y) have the terms that are not materially more favorable than those set forth in the Existing Term Loan Tranche from which such Extended Term Loans are to be converted, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, interest rate floors, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Maturity Date that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans); (iv) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extended Term Loans; (v) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Term Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by the Borrower and the Lenders thereof; and (vi) such Extended Term Loans may have other terms (other than those described in the preceding clauses (i) through (v)) that differ from those of the Existing Term Loan Tranche, in each case, taken as a whole, that are not materially more favorable to the Lenders providing such Extended Term Loans than the provisions applicable to the Existing Term Loan Tranche or as are otherwise reasonably satisfactory to the Administrative Agent. Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans for all purposes of this Agreement.

(b)            The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as to which the Administrative Agent may consent) prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans pursuant to any Extension Request. Any Lender (each, an “Extending Term Loan Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Term Loans under the applicable Existing Term Loan Tranche exceeds the amount of Extended Term Loans requested pursuant to such Extension Request, Term Loans of such Existing Term Loan Tranche, subject to such Extension Elections shall either (i) be converted to Extended Term Loans of such Existing Term Loan Tranche on a pro rata basis based on the aggregate principal amount of Term Loans of such Existing Term Loan Tranche included in such Extension Elections, subject to such rounding requirements as may be established by the Administrative Agent or (ii) to the extent such option is expressly set forth in the applicable Extension Request, be converted to Extended Term Loans upon an increase in the amount of Extended Term Loans so that such excess does not exist.

(c)            Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Loan Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.18(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment. After giving effect to the Extension, the Term Loans so extended shall cease to be a part of the Class they were a part of immediately prior to the Extension.

(d)            Extensions consummated by the Borrower pursuant to this Section 2.18 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each Extension and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 8.03 or 10.08) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.18; provided that such consent shall not be deemed to be an acceptance of any Extension Request.

(e)            Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) reasonably necessary to (i) reflect the existence and terms of any Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07(a) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07(a)), (iii) establish new Classes in respect of Term Loans so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches, in each case, on terms consistent with this Section 2.18 and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18, and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Extension Amendment.

ARTICLE 3.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01         Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent, timely reimburse it for the payment of Other Taxes.

(c)            Tax Indemnifications. The Borrower shall, and does, hereby indemnify each Recipient, and shall make payment within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) required to be withheld or deducted from a payment to such Recipient or payable or paid by the Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Recipient fails to give notice to the Borrower of the imposition of any Indemnified Taxes within 120 days following its receipt of actual written notice of the imposition of such Indemnified Taxes, there will be no obligation for the Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven (7) days after the Borrower receives written notice from the Recipient. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Borrower, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Borrower, as applicable.

(e)            Status of Lenders; Tax Documentation.

(i)             Each Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments under any Loan Document shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the delivery, completion and execution of documentation and other requested information described in this subsection (e)(i) (and not, for the avoidance of doubt, otherwise described in subsections (e)(ii) and (e)(iv)) shall not be required if in the Lender’s reasonable judgment such delivery, completion or execution would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, on or prior to the date on which a Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B)            each Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(2)            executed copies of IRS Form W-8ECI,

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower described in section 881(c)(3)(C) of the Code) and that no payment in connection with any Loan Document is effectively connected with the conduct of trade or business in the United States by such Lender and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct and indirect partner(s) together with the executed copies of the applicable IRS Forms.

(iii)           Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iv)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)            Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction or if any form or certification it previously delivered becomes obsolete or inaccurate or expires and (B) update any such form or certification or notify the Borrower and Administrative Agent in writing of its legal ineligibility to do so.

(vi)           Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e). Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f)             Treatment of Certain Refunds. At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any other Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.01(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the Administrative Agent or such Lender be required to pay any amount to the Borrower pursuant to this Section 3.01(f) the payment of which would place the Administrative Agent or such Lender in a less favorable after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to the refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g)            Survival. Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations; provided that if a Recipient fails to give notice of any event occurring after the termination of this Agreement that entitles such Recipient to compensation under this Section 3.01 within 120 days after such Recipient obtains actual knowledge thereof, there will be no obligation for the Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven (7) days after the Borrower receives written notice from the Recipient of such event.

(h)            Definitions. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “Loan Document” includes any Letter of Credit.

Section 3.02         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate or Adjusted Term SOFR Rate, or to determine or charge interest rates based upon the Eurodollar Rate or Adjusted Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market or secured overnight funding market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or Term Benchmark Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans (in the case of Term Loans) or Term Benchmark Loans (in the case of Revolving Credit Loans) shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component or Adjusted Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component or Adjusted Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Loans of such Lender to Base Rate Loans or (y) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans (the interest rate on which is determined by reference to the Eurodollar Rate component or Adjusted Term SOFR Rate component of the Base Rate), the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component or Adjusted Term SOFR Rate component of the Base Rate, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or Term Benchmark Loans, as applicable. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03         Alternate Rate of Interest For Eurodollar Rate Loans.

(a)            Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.03, if prior to the commencement of any Interest Period for a Borrowing of Eurodollar Rate Loans:

(i)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (including because the Eurodollar Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)          the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Term Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Committed Loan Notice of Conversion/Continuance Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Borrowing of Eurodollar Rate Loans shall be ineffective, (B) if any Committed Loan Notice requests a Revolving Credit Borrowing of Eurodollar Rate Loans, such Borrowing shall be made as an Borrowing of Base Rate Loans and (y) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if, solely with respect to Term Loans, a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(c)             Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)            In connection with the implementation of a Benchmark Replacement with respect to Term Loans, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e)             The Administrative Agent will promptly notify the Borrower and the Term Lenders of (i) any occurrence of a Benchmark Transition Event with respect to Term Loans, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement with respect to Term Loans, (iii) the effectiveness of any Benchmark Replacement Conforming Changes with respect to Term Loans, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period with respect to Term Loans. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(f)             Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement with respect to Term Loans), (i) if the then-current Benchmark with respect to Term Loans is a term rate (including Term SOFR or Eurodollar Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)            Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term Loans, the Borrower may revoke any request for a Borrowing of Eurodollar Rate Loans of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(h)            The Administrative Agent and Lenders shall use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance, including Proposed Treasury Regulation Section 1.1001-6 and any future guidance, to the effect that any Benchmark Replacement with respect to Term Loans and Benchmark Replacement Conforming Change with respect to Term Loans will not result in a deemed exchange for U.S. federal income tax purposes of any Loan under this Agreement.

Section 3.04         Increased Costs; Reserves on ~~Eurodollar Rate~~ Loans.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)          subject any Recipient to any Tax (except for Indemnified Taxes and Excluded Taxes) on its loans, letters of credit, commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Lender or any L/C Issuer ~~or~~, the interbank market or the secured overnight funding market any other condition, cost or expense affecting this Agreement, Eurodollar Rate Loans or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, any L/C Issuer or any Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, any Lender or any L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon the request of the Administrative Agent, such Lender or such L/C Issuer, the Borrower will pay to the Administrative Agent, such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the Borrower shall not be obligated to pay any such compensation unless the Lender or L/C Issuer requesting such compensation certifies that it also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(a).

(b)            Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered; provided that the Borrower shall not be obligated to pay any such compensation unless the Lender or such L/C Issuer requesting such compensation also is requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(b).

(c)            Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)            Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive and binding), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender; provided, further, that the Borrower shall not be obligated to pay any such additional interest unless the Lender requesting such additional interest also is requesting additional interest from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 3.04(e). If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

Section 3.05         Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);

(b)            any failure by the Borrower to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (in the case of a borrowing, for a reason other than the failure of such Lender to make a Loan); or

(c)            any assignment of a Eurodollar Rate Loan or Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section  3.06(b) or Section 10.13.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section  3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan or each Term Benchmark Loan made by it at the Eurodollar Rate or Adjusted Term SOFR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London or other offshore interbank market or the secured overnight funding market, as applicable, for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan or Term Benchmark Loan was in fact so funded. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in this Section, delivered to the Borrower shall be conclusive absent manifest error.

Section 3.06         Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02 as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or such L/C Issuer in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a) which would eliminate such request for compensation or requirement to pay such additional amount, or if any Lender is a Defaulting Lender hereunder, the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07          Alternate Rate of Interest For Term Benchmark Loans.

(a)             Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.07, if:

 (i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

 (ii)         the Administrative Agent is advised by the Required Revolving Credit Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Revolving Credit Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Revolving Credit Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new any Committed Loan Notice of Conversion/Continuance Notice that requests the conversion of any Revolving Credit Borrowing to, or continuation of any Revolving Credit Borrowing as, a Borrowing of Term Benchmark Loans shall be ineffective, any Borrowing to, or continuation of any Revolving Credit Borrowing as, a Borrowing of Term Benchmark Loans shall instead be deemed to be an Conversion/Continuance Notice or Committed Loan Notice, as applicable, for a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR also is the subject of Section 3.07(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section  3.07(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Revolving Credit Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Conversion/Continuance Notice in accordance with the terms of Section 2.08 or a new Committed Loan Notice in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.07(a)(i) or (ii) above, on such day.

(b)            Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event with respect to Revolving Credit Loans and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (2)(y) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Revolving Credit Lenders.

(c)            Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes with respect to Revolving Credit Loans from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            The Administrative Agent will promptly notify the Borrower and the Revolving Credit Lenders of (i) any occurrence of a Benchmark Transition Event with respect to Revolving Credit Loans, (ii) the implementation of any Benchmark Replacement with respect to Revolving Credit Loans, (iii) the effectiveness of any Benchmark Replacement Conforming Changes with respect to Revolving Credit Loans, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v)  the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.

(e)             Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement with respect to Revolving Credit Loans), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings with respect to Revolving Credit Loans at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)             Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Revolving Credit Loans, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period with respect to Revolving Credit Loans or at any time that a tenor for the then-current Benchmark with respect to Revolving Credit Loans is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate with respect to Revolving Credit Loans. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Revolving Credit Loans with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.07, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 3.08         ~~Section 3.07~~ Survival. All of the Borrower’s obligations under this Article 3 shall survive the termination of the Aggregate Commitments, any assignment of rights by, or the replacement of, a Lender, repayment, satisfaction or discharge of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.

ARTICLE 4.

CONDITIONS PRECEDENT

Section 4.01         Conditions Precedent to the Closing Date. The effectiveness of this Agreement and the obligations of each L/C Issuer and each Lender to make the initial Credit Extensions on the Closing Date shall, in each case, be subject to the satisfaction (or waiver) of each of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following, each of which shall be originals,

facsimiles or “pdf” or similar electronic format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i)              (x) this Agreement and (y) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days prior to the Closing Date;

(ii)            each Collateral Document set forth on Schedule 4.01(a)(ii), executed by each Loan Party party thereto, together with:

 (A)            evidence that all filings under the UCC shall have been taken, completed or otherwise delivered to the Administrative Agent in a manner reasonably satisfactory to the Administrative Agent; and

(B)            any other documents and instruments as may be necessary or customarily advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent valid and subsisting first priority perfected Liens on the properties purported to be subject to the Collateral Documents set forth on Schedule 4.01(a)(ii), enforceable against all third parties in accordance with their terms;

(iii)            such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)            an opinion from (A) Mayer Brown LLP, counsel to the Loan Parties, and (B) an opinion Faegre Baker Daniels LLP, Iowa special counsel to the Loan Parties organized in such jurisdiction, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(v)             a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transactions, from a Responsible Officer of the Borrower, substantially in the form attached hereto as Exhibit J;

(vi)            a certificate attesting to the compliance with clauses (c), (d), (f) and (g) of this Section 4.01 on the Closing Date from a Responsible Officer of the Borrower; and

(vii)           a Committed Loan Notice pursuant to Section 2.02.

(b)            All costs, fees, expenses (including, without limitation, reasonable and invoiced out-of-pocket legal fees and expenses) and other compensation contemplated by Fee Letters payable to the Arrangers, the Administrative Agent or the Lenders under the Facilities on the Closing Date and invoiced at least two (2) Business Days prior to such date shall, upon the initial borrowings under the Facilities, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Facilities).

(c)            The Refinancing shall have been, or shall be, consummated substantially concurrently with the initial funding of the Initial Term Loans and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Refinancing has occurred and after giving effect to consummation of the Transactions on the Closing Date, the Borrower and its Subsidiaries shall not have outstanding (i) any Indebtedness other than Indebtedness permitted by Section 7.03 and (ii) any Disqualified Equity Interests; and

(d)            The representations and warranties of the Borrower and each other Loan Party, contained in Article 5 or any other Loan Document that are qualified by materiality, shall be true and correct (after giving effect to any qualification therein) on and as of the date of such Credit Extension, and each of the representations and warranties of the Borrower and each other Loan Party, contained in any other Loan Document that are not qualified by materiality, shall be true and correct in all material respects on and as of the date of such Credit Extension, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(e)            The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date to the extent requested at least ten (10) Business Days prior to the Closing Date, all documentation and other information that the Administrative Agent, on behalf of itself or any Lender, reasonably determines is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

(f)             No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(g)            Since December 31, 2020, there shall not have occurred a Material Adverse Effect.

(h)            The Administrative Agent shall have received audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of each of the three fiscal years immediately preceding, and ended more than 120 days prior to, the Closing Date, and related statements of operations, income (loss), stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for each of the three fiscal years immediately preceding, and ended more than 120 days prior to, the Closing Date (the “Annual Financial Statements”).

(i)              The Administrative Agent shall have received an unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of, and related statements of operations, income (loss) and cash flows of the Borrower and its consolidated Subsidiaries for, each fiscal quarter (and the corresponding quarter in the prior fiscal year), other than the fourth quarter of the Borrower’s fiscal year, subsequent to the date of the most recent audited financial statements of the Borrower and its consolidated Subsidiaries and ended more than sixty (60) days prior to the Closing Date (the “Quarterly Financial Statements”).

Section 4.02         Conditions to All Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension other than a Letter of Credit, and if such Request for Credit Extension is for a Letter of Credit, the obligation of the applicable L/C Issuer to honor such Request for Credit Extension, after the Closing Date (other than (x) pursuant to a Conversion/Continuation Notice and (y) in connection with the funding of an Incremental Term Loan) is subject to the be subject to the satisfaction (or waiver) of each of the following conditions precedent:

(a)            Subject to Section 1.09(c), The representations and warranties of the Borrower and each other Loan Party, contained in Article 5 or any other Loan Document, that are qualified by materiality shall be true and correct (after giving effect to any qualification therein) on and as of the date of such Credit Extension, and each of the representations and warranties of the Borrower and each other Loan Party, contained in any other Loan Document, that are not qualified by materiality shall be true and correct in all material respects on and as of the date of such Credit Extension, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)            Subject to Section 1.09(c), No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)            The Administrative Agent and, if applicable, the L/C Issuers shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than pursuant to a Conversion/Continuation Notice) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders on the Closing Date and on the date of each Credit Extension as contemplated by Section 4.02 as to each of the matters set forth below:

Section 5.01         Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (other than any Immaterial Subsidiary) thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02         Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clauses (b) and (c), where such conflict or violation could not reasonably be expected to result in a Material Adverse Effect.

Section 5.03         Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof), except for (x) filings and actions completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents necessary to perfect or maintain the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties (including, without limitation, UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office) and (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 5.04         Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.05         Financial Statements; No Material Adverse Effect.

(a)            The Annual Financial Statements: (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes, except as otherwise expressly noted therein; (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries, in each case, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required by GAAP; and (D) were accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.

(b)            The Quarterly Financial Statements: (A) were each prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject only to normal year-end audit adjustments and the absence of footnotes, except as otherwise expressly noted therein, (B) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries, in each case, as of the date thereof and their results of operations for the period covered thereby and (C) were accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)            Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06         Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any of its or their Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or the consummation of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.07         [reserved]

Section 5.08         Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.09         Environmental.

(a)            Each of the Loan Parties and its Restricted Subsidiaries (i) is and has been in compliance with all applicable Environmental Laws and has received and maintained in full force and effect all Environmental Permits required for its current operations, except where non-compliance could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) reasonably believes that compliance with any Environmental Law that is applicable to any of them will be timely attained and maintained, without additional expense, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Hazardous Materials have not been Released by any Loan Party, or to the Loan Parties’ knowledge by any other Person, in, on, within, above, under, affecting or emanating from any real property currently or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries and Hazardous Materials have not otherwise been Released by or on behalf of any Loan Party or any of its Restricted Subsidiaries at any other location, in each case, (i) to the Loan Parties’ knowledge, in a quantity, location, manner or condition requiring any cleanup, investigation or remedial action pursuant to any applicable Environmental Laws; (ii) in violation or alleged violation of any applicable Environmental Laws; or (iii) which would reasonably be expected to give rise to any Environmental Liability, including any claim pursuant to any Environmental Laws against any Loan Party or its Restricted Subsidiaries, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            No Environmental Claim is pending or, to the Loan Parties’ knowledge, proposed or threatened, with respect to or in connection with any Loan Party or its Restricted Subsidiaries or any real properties now or previously owned, leased or operated by any Loan Party or its Restricted Subsidiaries except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)            To the Loan Parties’ knowledge, there are no Environmental Liabilities of any Loan Party or any Restricted Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, there are no existing facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such Environmental Liability, except, in each case, as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)            No Loan Party or any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, settlement or other agreement, or is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral or other forum for dispute resolution, relating to compliance with Environmental Law or any Environmental Liability except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)             No Loan Party or its Restricted Subsidiaries has assumed any Environmental Liability of any other Person, except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10         Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

Section 5.11         Taxes. Holdings, the Borrower and its Restricted Subsidiaries have filed all U.S. federal and other material tax returns and reports required to be filed, and have paid all U.S. federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income, business, franchise or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment made in writing against Holdings, the Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party.

Section 5.12         ERISA Compliance; Labor Matters.

(a)            No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b)            There are no strikes, or other similar labor disputes pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Restricted Subsidiaries except as would not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries are and have been in compliance with the Fair Labor Standards Act or any other applicable law dealing with wage and hour matters and all payments due from the Borrower or any of its Restricted Subsidiaries on account of wages and workers compensation and unemployment insurance have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP. Except as could not reasonably be expected to result in a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination on the part of any union under any material collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries is a party or by which the Borrower or any of its Restricted Subsidiaries is bound.

Section 5.13         Subsidiaries; Equity Interests. As of the Closing Date, Holdings and the Borrower have no Subsidiaries other than those specifically disclosed on Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, (x) Holdings and the Borrower have no equity investments in any other Person other than (i) those specifically disclosed on Schedule 5.13 and (ii) investments in Subsidiaries and (y) there are no Unrestricted Subsidiaries.

Section 5.14         Margin Regulations; Investment Company Act.

(a)            None of Holdings, the Borrower or any of its Restricted Subsidiaries is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)            None of Holdings, the Borrower or any other Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15         Disclosure.

(a)            No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may significantly differ from the projected results set forth therein by a material amount.

(b)            As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 5.16         Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties (including the Act), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17        Intellectual Property; Licenses, Etc.   The Borrower and its Restricted Subsidiaries own or possess the right to use all of the trademarks, service marks, trade names, trade dress, logos, domain names and all good will associated therewith, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries hold all right, title and interest in and to such IP Rights owned by Borrower and its Restricted Subsidiaries free and clear of any Lien (other than Liens permitted by Section 7.01). No slogan or other advertising device, product, process, method, substance, part or other material or activity now employed by the Borrower or any Restricted Subsidiary infringes upon, misappropriates or otherwise violates any rights held by any other Person, except where such infringement, misappropriation or other violation would not reasonably be expected to have a Material Adverse Effect.

Section 5.18         Solvency. As of the Closing Date, immediately after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

Section 5.19         Collateral Documents. The provisions of the applicable Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject, in the case of any Collateral other than Collateral consisting of Equity Interests, to Permitted Liens and, in the case of Collateral consisting of Equity Interests, to non-consensual Liens permitted by Section 7.01 (collectively, such Liens, other than any such Liens which are required to be pari passu or junior to the Liens securing the Obligations pursuant to the terms hereof, “Permitted Prior Liens”)) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Section 5.20         Senior Debt. The Obligations constitute “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, the documentation governing, any Indebtedness that is subordinated to the Obligations expressly by its terms.

Section 5.21        Anti-Corruption; Sanctions; Anti-Terrorism; Anti-Money Laundering; Etc. Holdings and the Borrower have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance in all material respects by Holdings, the Borrower, its Restricted Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions, and Holdings, the Borrower, its Restricted Subsidiaries and, to Borrower’s knowledge, Holdings, and its Restricted Subsidiaries’ respective officers, directors and employees, are in compliance with Anti-Corruption Laws and Sanctions in all material respects. No Loan Party nor any of its Restricted Subsidiaries, any of their respective directors, officers or employees, or, to their knowledge, any of their agents that will act in connection with or benefit from the Facilities established hereby, (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) the Act or (C) any other laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”) in any material respect or (iii) is a Sanctioned Person or engaged, directly or indirectly, in any transactions or dealings with a Sanctioned Person or in a Sanctioned Country except as permitted by law, regulation or license. No part of the proceeds of any Loan and no Letter of Credit hereunder will be unlawfully used directly or to the knowledge of the Borrower, indirectly to fund or finance any activities, business, transactions or operations in or with a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Lender or Arranger, the Administrative Agent or any L/C Issuer of any Anti-Terrorism Laws or Sanctions.

Section 5.22         Anti-Corruption Laws; Anti-Money Laundering Laws. No part of the proceeds of the Loans will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any Person, including any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws or applicable anti-money laundering rules and regulations.

Section 5.23         EEA Financial Institution. No Loan Party is an EEA Financial Institution.

ARTICLE 6.

AFFIRMATIVE COVENANTS

From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable L/C Issuer have been made) shall remain outstanding, the Borrower shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14 and 6.17) cause each Restricted Subsidiary to:

Section 6.01         Financial Statements. Deliver to the Administrative Agent:

(a)            within 120 days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in Stockholders’ Equity, and cash flows for such Fiscal Year, setting forth in each case, beginning with the Fiscal Year ending December 31, 2020, in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a Narrative Report with respect thereto and (ii) a report and opinion of BDO USA, LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph (other than a “going concern” qualification, exception or explanatory paragraph resulting solely from (i) an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or (ii) a breach or anticipated breach of financial covenants) or any qualification, exception or explanatory paragraph as to the scope of such audit; provided the foregoing financial statements are accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand;

(b)            in connection with each of the first three (3) fiscal quarters of each Fiscal Year of the Borrower (commencing with the fiscal quarter ending March 31, 2021), within forty-five (45) days after the end of each such fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then ended, and the related consolidated statements of changes in Stockholders’ Equity, and cash flows for the portion of the Borrower’s Fiscal Year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, in each case, in the case of such comparative form, beginning with the fiscal quarter ending June 30, 2021, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting, in all material respects, the financial condition, results of operations, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided the foregoing financial statements are accompanied by (i) a Narrative Report with respect thereto and (ii) consolidating information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand;

(c)             not later than sixty (60) days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ending December 31, 2021), an annual budget of the Borrower and its Restricted Subsidiaries on a consolidated basis consisting of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for the then-current Fiscal Year (including the Fiscal Year in which the Latest Maturity Date occurs, if such Fiscal Year is the then-current Fiscal Year); and

(d)            promptly after the same become publicly available, copies of, following a Qualified IPO or Holdings or the Borrower otherwise becoming a reporting company under the Securities Exchange Act of 1934, as amended, all periodic and other reports, proxy statements and other materials filed by Holdings or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange.

Section 6.02         Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)            concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;

(b)            promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them;

(c)            Promptly, and in any event within ten (10) Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof;

(d)            promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request;

(e)             promptly following the written request of the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Restricted Subsidiaries and containing such additional information as the Administrative Agent may reasonably specify; and

(f)             promptly after the assertion or occurrence thereof, notice describing in reasonable detail any Environmental Claim against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit, in either case, that could reasonably be expected to have a Material Adverse Effect.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that with respect to any such documents, the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents.

In the event that Holdings (or any Parent Company) or the Borrower becomes a reporting company under the Securities Exchange Act of 1934, as amended, as to any information contained in materials furnished pursuant to Section 6.01(d), Borrower shall not be separately required to furnish such information pursuant to Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in Section 6.01(a) or (b) above at the times specified therein.

Notwithstanding the foregoing, the obligations under Section 6.01(a) or (b) above may be satisfied with respect to financial information of Borrower and its consolidated subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings or (B) the Form 10-K or 10-Q, as applicable, of Holdings, any Parent Company or the Borrower, as applicable, filed with the Securities and Exchange Commission; provided that, to the extent such information relates to a parent of Borrower, such information is accompanied by unaudited consolidating or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Borrower and its consolidated subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything to the contrary in this Article, none of Holdings, the Borrower or any other Loan Party will be required to disclose or permit the inspection, examination, copying or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective designees) is prohibited by law or any contractual obligation (to the extent that such contractual obligation was not entered into in contemplation of this provision) or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that Holdings or the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, Holdings or the Borrower, as applicable, shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality.

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information within the meaning of United States federal securities laws (“MNPI”) with respect to Holdings, the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of Holdings and the Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any MNPI with respect to Holdings, the Borrower or its Subsidiaries, or their respective securities (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” (and the Administrative Agent agrees that only Borrower Materials marked “PUBLIC” will be made available on such portion of the Platform); and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower materials “PUBLIC.”

Section 6.03         Notices. Promptly notify the Administrative Agent when a Responsible Officer of the Borrower has knowledge of the occurrence of:

(a)            any Default;

(b)            any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority, including in connection with any tax liabilities, assessments, governmental charges or levies upon it or its properties or assets; and (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)            the occurrence or reasonably expected occurrence of any ERISA Event;

(d)            any material change in accounting policies or financial reporting practices by Holdings, the Borrower or any Restricted Subsidiary, including any determination by the Borrower referred to in Section 2.10(b); or

(e)            any material change in the information provided in the Beneficial Ownership Certificate that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document, if any, that have been breached.

Section 6.04         Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) maintain all rights, privileges, permits and licenses reasonably necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve, maintain, renew and keep in full force and effect all of its patents, registered trademarks, trade names, trade dress and service marks, and registered copyrights, the failure of which to so preserve, maintain, renew or keep in full force and effect could reasonably be expected to have a Material Adverse Effect; and (d) pay and discharge as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary.

Section 6.05         Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (b) make all reasonably necessary repairs thereto and renewals and replacements thereof, in the case of each of clauses (a) and (b), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06        Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (that are not Affiliates of the Borrower) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and providing for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, which insurance (except as to Excluded Subsidiaries) shall name the Administrative Agent as loss payee (in the case of casualty insurance) or additional insured (in the case of liability insurance); provided, however, if any insurance proceeds are paid on the account of a casualty to assets or properties of any Loan Party and at such time no Event of Default shall have occurred and is continuing, then the Administrative Agent shall take such actions, including endorsement, to cause any such insurance proceeds to be promptly remitted to the Borrower to be used by the Borrower or such Loan Party in any manner not prohibited by this Agreement.

Section 6.07         Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by the Borrower and its Restricted Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions.

Section 6.08         Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions, and if and to the extent required by GAAP, matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.09         Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired (but in no event more than one time per Fiscal Year of the Borrower and with the Borrower being required to pay all reasonable out-of-pocket expenses for one visit each Fiscal Year) by the Administrative Agent, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice, and without limitation as to frequency.

Section 6.10        Use of Proceeds. Use the proceeds of (a) the Initial Term Loans to effect the Refinancing, to pay all or a portion of the fees and expenses incurred in connection with the Transactions and for general corporate purposes of the Borrower and (b) the Revolving Credit Loans, after the Closing Date, to provide for the ongoing working capital requirements of the Borrower and its Restricted Subsidiaries and for general corporate purposes, including without limitation, for Permitted Acquisitions and other Investments permitted hereunder.

Section 6.11         Covenant to Guarantee Obligations and Give Security.

(a)            Upon the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than any Excluded Subsidiary), or upon a Subsidiary of any Loan Party ceasing to be an Excluded Subsidiary, the Borrower shall, at the Borrower’s expense:

(i)           Within forty-five (45) days (as such time may be extended by the Administrative Agent in its reasonable discretion) following the creation or acquisition of such Subsidiary or following such Subsidiary ceasing to be an Excluded Subsidiary cause such Subsidiary to become a Guarantor and provide the Administrative Agent, for the benefit of the Secured Parties, a Lien on its assets to secure the Obligations by executing and delivering to the Administrative Agent a joinder to the Guarantee and Collateral Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and deliver to the Administrative Agent such other customary documentation reasonably requested by the Administrative Agent, including, without limitation, with respect to a Person who will be a Material Subsidiary Guarantor, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent;

(ii)          within forty-five (45) days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary cause each direct and indirect parent (to the extent such parent is a Loan Party) of such Subsidiary to pledge its interests in such Subsidiary to the Administrative Agent, for the benefit of the Secured Parties, to secure such parent’s Obligations (if it has not already done so) and to deliver to the Administrative Agent all certificated Equity Interests of such Subsidiary (if any) together with transfer powers in respect thereof endorsed in blank, and cause such Subsidiary:

(A)            to duly execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, any additional collateral and security agreements or supplements thereto, as reasonably specified by and in form and substance reasonably satisfactory to the Administrative Agent, to secure payment of all the Obligations of such Subsidiary, and constituting Liens on the personal property (other than Excluded Assets) of such Subsidiary; and

(B)            to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority perfected Liens on properties purported to be subject to the Guarantee and Collateral Agreement and other agreements delivered pursuant to this Section 6.11, subject to Permitted Prior Liens; and

(iii)         within forty-five (45) days (as such time may be extended by the Administrative Agent in its reasonable discretion) after such formation or acquisition or after such Subsidiary ceases to be an Excluded Subsidiary, to the extent such Person will be regarded a Material Subsidiary Guarantor, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a favorable opinion of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding any of the foregoing to the contrary, the Collateral shall exclude Excluded Assets and shall be subject to the limitations and exclusions set forth in the applicable Collateral Documents.

(b)            At any time upon request of the Administrative Agent, the Borrower shall, and shall cause each of its Restricted Subsidiaries that is or becomes a Guarantor to, at the Borrower’s expense, (i) promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem reasonably necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements consistent with the terms and provisions of this Agreement.

Section 6.12         Compliance with Environmental Laws. (i) Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew Environmental Permits necessary for its operations and properties; (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address all Hazardous Materials at, on, under or emanating from any of its properties, in accordance with the requirements of all applicable Environmental Laws; (iv) make an appropriate response to any Environmental Claim and discharge any obligations it may have to any Person thereunder, except, in the case of each of clauses (i) through (iv), where the failure to so comply, obtain and renew, conduct and undertake or respond and discharge, would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such ordered or required cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.13         Preparation of Environmental Reports. Without limiting the Administrative Agent’s rights under Section 6.09, at the reasonable written request of the Required Lenders in the event of any environmental matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, but no more than one time per year (unless an Event of Default shall have occurred and be continuing), provide to the Lenders within 120 days after such request, at the expense of the Borrower, a written Phase I environmental site assessment report for any Material Real Estate Asset, prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld or delayed), reasonably investigating the presence or absence of Hazardous Materials or noncompliance with Environmental Law and the estimated reasonably costs of any compliance, removal or remedial action to the extent required by Environmental Law in connection with any such Hazardous Materials or noncompliance.

Section 6.14         Lender Calls. Participate in quarterly meetings of the Administrative Agent and the Lenders to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent, including by telephonic conference or on a virtual platform call at the option of the Borrower) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 6.15        Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, Section 6.11 or Section 6.16, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted, or now or hereafter intended to be granted, to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

Section 6.16         Post-Closing Obligations.

Each of the Loan Parties shall satisfy the requirements set forth on Schedule 6.16 on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent in its sole discretion.

Section 6.17         Ratings. At all times use commercially reasonable efforts to maintain a public corporate family rating and a rating with respect to the Facilities by Moody’s and S&P (but in each case not to maintain a specific rating).

Section 6.18         Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”; provided that (i) immediately before and after giving effect to such designation, no Default shall have occurred and be continuing, (ii) the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not any such covenant is applicable at such time in accordance with its terms) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” as defined in or in respect of any Indebtedness in excess of the Threshold Amount. All outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment by the Borrower or such Restricted Subsidiary, as applicable, made at the time of the designation. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted under Section 7.02 at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by this Section 6.18. Notwithstanding anything to the contrary in this Agreement, (a) no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary directly or indirectly (1) owns (x) any IP Rights material to the business of the Borrower or any Restricted Subsidiary, (y) any Material Real Estate Asset or (z) any equity or debt of, or holds a Lien on any property of, the Borrower or any person that will remain a Restricted Subsidiary or (2) has a leasehold interest in any Material Leasehold Property and (b)(1) neither the Borrower nor any Restricted Subsidiaries shall be permitted to contribute any material IP Rights or Material Real Estate Asset to an Unrestricted Subsidiary, and (2) no Subsidiary may continue to be designated as an Unrestricted Subsidiary if such Subsidiary (x) shall directly or indirectly own any IP Rights material to the business of the Borrower or any Restricted Subsidiary or any Material Real Estate Asset or (y) directly or indirectly has a leasehold interest in any Material Leasehold Property. If, at any time, an Unrestricted Subsidiary would fail to meet the requirements (x) of clause (iii) of the first sentence of the immediately preceding paragraph, (y) of clause (b)(2) of the last sentence of the immediately preceding paragraph or (z) set forth in the definition of “Unrestricted Subsidiary,” it shall thereafter cease to be an Unrestricted Subsidiary for the purposes of this Agreement and (1) any Indebtedness of such Subsidiary, (2) any Liens of such Subsidiary and (3) any Investments of such Subsidiary, in each case, shall be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness, Liens or Investments are not permitted to be incurred as of such date under Section 7.03, Section 7.01 or Section 7.02, as applicable, the Borrower shall be in default of such Section 7.03, Section 7.01 or Section 7.02, as applicable.

(b)            The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence, on the date of designation, of Indebtedness, Liens and Investments by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness, Liens and Investments of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 7.03, such Liens are permitted under Section 7.01 and such Investments are permitted under Section 7.02; and (2) no Event of Default shall have occurred and be continuing.

ARTICLE 7.

NEGATIVE COVENANTS

From and after the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable L/C Issuer have been made) shall remain outstanding, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly and, with respect to Section 7.18 only, Holdings shall not:

Section 7.01         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a)             Liens pursuant to any Loan Document securing the Obligations;

(b)             Liens existing on the Closing Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal or extension of the obligations secured or benefited thereby, to the extent constituting Indebtedness, is permitted by Section 7.03(b);

(c)             Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s or other like Liens granted or arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, are unfiled and either no other action has been taken to enforce such Lien or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)             pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)             deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)            easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)             (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed, at the time such Indebtedness is incurred, the cost or fair market value of the property, whichever is lower, being acquired on the date of acquisition, improvements thereto and related expenses; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms; and (ii) Liens securing Indebtedness permitted to be secured under Section 7.03(r); provided that (w) such Liens existed on the property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existed on the property or asset of any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition (x) such Lien is not created in connection with such acquisition or such Person becoming a Restricted Subsidiary as a result of such Investment, as the case may be and (y) such Lien shall not encumber any other property or assets of the Borrower or any Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of a Permitted Acquisition and any Restricted Subsidiary of such acquired Person) as of the date of such Permitted Acquisition;

(j)             (x) precautionary filings in respect of operating leases; and (y) leases, nonexclusive licenses, subleases or non-exclusive sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or (ii) secure any Indebtedness;

(k)            other Liens securing Indebtedness and other obligations in an aggregate amount which does not exceed the greater of (x) $30,000,000 and (y) 25.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b), in the aggregate;

(l)              Liens on property of Restricted Subsidiaries that are not Loan Parties securing Indebtedness of such Restricted Subsidiaries permitted by Section 7.03(g);

(m)            Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;

(n)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit and bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o)            Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(p)            Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(q)            deposits made in the ordinary course of business to secure liability to insurance carriers;

(r)             Liens on Cash Collateral granted in favor of any Lenders and/or L/C Issuers created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement;

(s)             Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(t)             (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies except for such noncompliance that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(u)            Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)            Liens on cash and Cash Equivalents in an aggregate amount not to exceed $5,000,000 to secure obligations of the Borrower or any Restricted Subsidiary in respect of ordinary course cash management arrangements and under Swap Contracts that do not constitute Obligations;

(w)            Liens on Collateral securing obligations under the documentation for Indebtedness permitted to be secured pursuant to Sections 7.03(q) and (t); provided that, if such Indebtedness is secured by any or all of the Collateral on a pari passu basis (without regard to the control remedies) with the Obligations, such Liens shall be subject to the Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement if such indebtedness is secured on a pari passu basis (without regard to the control of remedies) with the Obligations and, otherwise, to the Junior Lien Intercreditor Agreement;

(x)             Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture, and options, put and call arrangements, rights of first refusal and similar rights relating to such Joint Ventures;

(y)            Liens granted in the ordinary course in connection with Dispositions permitted by Section 7.05(s); and

(z)             other Liens securing Indebtedness and other obligations in an unlimited amount so long as, (i) in the case of any Liens securing Indebtedness that is secured by any or all of the Collateral on a pari passu basis (without regard to the control of remedies) with the Liens securing the Obligations hereunder, the pro forma First Lien Net Leverage Ratio would not exceed 3.50:1.00, (ii) in the case of any Liens securing Indebtedness that is secured by any or all of the Collateral on a junior basis to the Liens securing the Obligations hereunder or secured by assets that do not constitute Collateral, the pro forma Secured Net Leverage Ratio would not exceed 4.50:1.00 and (iii) in the case of any Liens securing Indebtedness that is not secured by Liens securing the Collateral, the pro forma Total Net Leverage Ratio would not exceed 5.00:1.00; provided that (i) if such Indebtedness is secured by any or all of the Collateral on a pari passu basis (without regard to the control remedies) with the Obligations, such Liens shall be subject to the Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement if such indebtedness is secured on a pari passu basis (without regard to the control of remedies) with the Obligations and, otherwise, to the Junior Lien Intercreditor Agreement and (ii) if such Indebtedness is in the form of term loans secured on a pari passu basis with the Liens securing the Obligations hereunder, such Indebtedness shall be subject to the MFN Protection as if such Indebtedness were an additional Class of Incremental Term Loans.

Section 7.02          Investments. Make any Investments, except:

(a)            Investments held by the Borrower or such Restricted Subsidiary in the form of cash and Cash Equivalents or Investments that were Cash Equivalents when such Investments were made;

(b)            advances to officers, directors, employees and consultants of Holdings (to the extent relating to the business of the Borrower and its Restricted Subsidiaries), the Borrower or any Restricted Subsidiary (i) in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and (ii) in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(c)            Investments

(i)           existing on the Closing Date in Subsidiaries existing on the Closing Date; provided that in the case of this clause (i), any such Investments in Restricted Subsidiaries that are not Loan Parties in the form of intercompany loans by Loan Parties shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties;

(ii)          in Loan Parties (other than Holdings) (including those formed or acquired after the Closing Date so long as the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such Investment in the form of an intercompany loan and any intercompany note evidencing such loan shall not be required to be delivered to the Administrative Agent if any such note is subsequently reasonably promptly contributed to a Subsidiary that is not a Loan Party pursuant to Section 7.02(c)(iv));

(iii)         by Restricted Subsidiaries that are not Loan Parties in Restricted Subsidiaries that are not Loan Parties; and

(iv)         by the Borrower or any other Loan Party in Unrestricted Subsidiaries or in Restricted Subsidiaries that are not Loan Parties or in a Joint Venture; provided that, in the case of this clause (iv), (A) no Default under Sections 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing or would be caused thereby, (B) the Borrower and its Restricted Subsidiaries comply with the applicable provisions of Section 6.11, (C) the aggregate amount of all such Investments outstanding at any time (determined without regard to any write-downs or write-offs of such Investments) shall not exceed the greater of (x) $12,000,000 and (y) 10% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b); provided, that this clause (C) shall not apply to any such Investment in a Restricted Subsidiary that is not a Loan Party that is in the form of an equity contribution or intercompany loan if, reasonably promptly following receipt of such equity contribution or intercompany loan, the proceeds of such equity contribution or intercompany loan shall be used by such Restricted Subsidiaries that are not Loan Parties (or Restricted Subsidiaries thereof) to consummate a Permitted Acquisition (and any such Investment described in this proviso shall not utilize the basket set forth in this clause (C), but shall, if applicable, utilize the basket set forth in the definition of Permitted Acquisition) and (D) any such Investments in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent for the benefit of the Secured Parties unless reasonably promptly following the making of such intercompany loan the holder of such note representing such loan contributes such note as an equity contribution to any Restricted Subsidiary that is not a Loan Party that will reasonably promptly following receipt of such equity contribution consummate (or cause one or more of its Restricted Subsidiaries to consummate) a Permitted Acquisition, in which case and in each such case, notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Lien of the Administrative Agent for the benefit of the Secured Parties shall not attach to any such note, and any such note shall not be required to be delivered to the Administrative Agent;

(d)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)            (i) any Investments by the Borrower or any Guarantor in the form of Permitted Acquisitions and (ii) any Permitted Acquisition by any Restricted Subsidiary that is not a Loan Party (or any Restricted Subsidiary thereof) funded from, reasonably promptly following receipt thereof, the cash proceeds received by such Restricted Subsidiary (or any parent entity(ies) thereof that is also a Restricted Subsidiary and that received such proceeds in accordance with Section 7.02(c)(iv)) from any equity contribution or intercompany loan permitted under Section 7.02(c)(iv);

(f)             Guarantees permitted by Section 7.03;

(g)            to the extent constituting Investments, transactions expressly permitted under Sections 7.04 (other than Section 7.04(c)) and 7.14;

(h)            Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided, that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and the terms and conditions of such modified, replacement, renewed or extended Investment shall not be materially less favorable, taken as a whole, to the Loan Parties than the Investment being modified, replaced, renewed or extended;

(i)              promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j)              Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k)            Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests of Holdings to the seller of such Investments;

(l)             Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the requirements of Section 6.11, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger or acquisition consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 6.11, as applicable, until the applicable acquisition is consummated (at which time the surviving entity of the applicable transaction shall be required to so comply in accordance with the provisions thereof);

(m)            Swap Contracts to the extent permitted pursuant to Section 7.03(d);

(n)            other Investments; provided that in no event shall the aggregate amount of Investments allowed pursuant to this Section 7.02(n) during the term of this Agreement exceed the sum of (1) so long as no Event of Default has occurred and is continuing or would be caused thereby, the greater of (x) $20,000,000 and (y) 15.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b) plus (2) so long as (i) no Default or Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would be caused thereby and (ii) the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with its terms), an amount not to exceed the Available Amount at the time of the making of such Investment;

(o)            Investments in Term Loans pursuant to Section 10.06(b)(vii);

(p)            unlimited Investments, so long as (i) no Event of Default has occurred and is continuing or would be caused thereby and (ii) on a pro forma basis the Total Net Leverage Ratio would not exceed 3.50:1.00;

(q)            loans or advances to distributors in the ordinary course of business consistent with past practices;

(r)             the forgiveness or conversion to equity of any Indebtedness owed to a Loan Party by any other Loan Party and permitted by Section 7.03;

(s)            advances of payroll payments to employees or other advances of salaries or compensation to employees in the ordinary course of business;

(t)             Guarantees by any Loan Party or any Restricted Subsidiary of leases or of other obligations of any Loan Party or other Restricted Subsidiary that do not constitute Indebtedness and are entered into in the ordinary course of business;

(u)            the non-exclusive licensing or sublicensing of intellectual property rights with Persons other than the Borrower and the Restricted Subsidiaries in the ordinary course of business; and

(v)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses for the Borrower and its Restricted Subsidiaries to use (or other grants to or rights of the Borrower and its Restricted Subsidiaries to use or exploit) or leases for the Borrower and its Restricted Subsidiaries to use other assets, intellectual property or other rights, in each case in the ordinary course of business.

Section 7.03         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness under the Loan Documents, including, without limitation, Incremental Term Loans and Incremental Revolving Loans;

(b)            Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any Permitted Refinancing thereof; provided that any such Indebtedness (including any Permitted Refinancing thereof), to the extent owed by a Loan Party to a Subsidiary that is not a Loan Party, shall be unsecured and subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(c)            (i) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor (other than Holdings); (ii) Guarantees by any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Restricted Subsidiary; and (iii) Guarantees by the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of Restricted Subsidiaries that are not Loan Parties to the extent such Guarantee constitutes an Investment permitted by Sections 7.02(c)(i), 7.02(c)(iv) or 7.02(n);

(d)            obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or hereafter arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or set-off provisions);

(e)             Indebtedness of the Borrower or any Restricted Subsidiary in respect of Capital Leases and purchase money obligations for fixed or capital assets, which may be secured by Liens under and within the applicable limitations set forth in Section 7.01(i)(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (e) shall not exceed the greater of (x) $12,000,000 and (y) 10.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b);

(f)             Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02(c) or 7.02(n); provided that, such Indebtedness, to the extent owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, shall be subordinated to the payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(g)            Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party; provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding pursuant to this clause (g), when taken together with all other Consolidated Funded Indebtedness of any Restricted Subsidiary that is not a Loan Party incurred pursuant to clauses (h), (r) and (t) of this Section 7.03 shall not in the aggregate exceed the Non-Guarantor Debt Cap;

(h)            other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $30,000,000 and (y) 25.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b); provided that the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (h) when taken together with all other Consolidated Funded Indebtedness of any Restricted Subsidiary that is not a Loan Party incurred pursuant to clauses (g), (r) and (t) of this Section 7.03 shall not in the aggregate exceed the Non-Guarantor Debt Cap;

(i)             (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of obligations to pay insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(j)              Indebtedness consisting of obligations of the Borrower or its Restricted Subsidiaries (i) under deferred consideration or other similar arrangements (including earn-outs, indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase price or similar adjustments) incurred by such Person in connection with any Permitted Acquisition or Disposition permitted by Section 7.05 or any other Investment permitted under Section  7.02 and (ii) incurred by such Person in connection with any Permitted Acquisition or Disposition permitted by Section 7.05; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this clause (j)(ii) shall not exceed the greater of (x) $15,000,000 and (y) 12.5% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b);

(k)             Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of bank guarantees, warehouse receipts or similar instruments (other than letters of credit) issued or created in the ordinary course of business consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims;

(l)             obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries;

(m)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(n)            Indebtedness in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs, corporate cards and purchasing cards, and other business cash management arrangements in the ordinary course of business, including Indebtedness arising under, or in connection with, any Cash Management Agreement with a Cash Management Bank;

(o)            Indebtedness incurred under commercial letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness) or Indebtedness of the Borrower or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by Letters of Credit issued under this Agreement;

(p)            Indebtedness representing deferred compensation or stock-based compensation to directors, officers, managers or employees of Holdings, the Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(q)            (A) Indebtedness incurred or issued by the Borrower in respect of one or more series of notes or loans in an amount not to exceed in the aggregate the Incremental Available Amount (such Indebtedness, “Incremental Equivalent Debt”); provided that,

(i)              no Event of Default shall exist before or after giving effect to the incurrence of such Incremental Equivalent Debt;

(ii)             such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Guarantor;

(iii)         if such Incremental Equivalent Debt is secured by (x) any or all of the Collateral, such Incremental Equivalent Debt shall not be secured by any assets that do not constitute Collateral and (y) by any of all of the Collateral on a pari passu basis with the Liens securing the Obligations hereunder, such Incremental Equivalent Debt shall be in the form of notes;

(iv)         the terms of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than those applicable to any Facility at the time of incurrence of such Incremental Equivalent Debt, unless (x) such other terms apply only after the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt, (y) this Agreement is amended so that such terms as are beneficial to the Lenders also apply for the benefit of any Lenders under the then-existing Facilities or (z) such other terms relate only to pricing, fees or redemption terms;

(v)         (x) if such Incremental Equivalent Debt is secured on a pari passu basis with the Liens securing the Obligations hereunder, the stated maturity of such Incremental Equivalent Debt shall be no earlier than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt and the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder and (y) if such Incremental Equivalent Debt is secured on a junior basis to the Liens securing the Obligations hereunder or is unsecured or is secured by assets not constituting collateral, the stated maturity of such Incremental Equivalent Debt is not less than ninety-one (91) days following the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt and the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder; and

(vi)         if such Incremental Equivalent Debt is secured, the representative and collateral trustee acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered to the Administrative Agent (x) a joinder to the Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement (if such Incremental Equivalent Debt is secured by any or all of the Collateral on a pari passu basis (without regard to control of remedies) with the Obligations hereunder) in accordance with the terms hereof and (y) a joinder to the Junior Lien Intercreditor Agreement (if such Incremental Equivalent Debt is secured by any or all of the Collateral on a junior basis to the Obligations hereunder) in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness that would cause such documents to be executed, then the Borrower, the Guarantors, the Administrative Agent and the representative and collateral trustee for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, as applicable; and

(B)            Permitted Refinancing of any Indebtedness incurred under the foregoing clause (A) (provided that any such Permitted Refinancing of any such Indebtedness that was initially incurred in reliance on clause (x) of the definition of “Incremental Available Amount” (or any Permitted Refinancing thereof) shall continue to be deemed to be a utilization of such clause (x) for purposes hereof);

(r)             Indebtedness assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness existed prior to the consummation of such Permitted Acquisition, (ii) such Indebtedness is not created in contemplation of such Permitted Acquisition, (iii) such Indebtedness is solely the obligation of such Person, and not of Holdings, the Borrower or any Restricted Subsidiary (other than any Person acquired by the Borrower or any Restricted Subsidiary as a result of such Permitted Acquisition and any Restricted Subsidiary of such acquired Person as of the date of such Permitted Acquisition), (iv) if such Indebtedness is secured by any or all of the Collateral on a pari passu basis (without regard to the control of remedies) with the Liens securing the Obligations hereunder, the pro forma First Lien Net Leverage Ratio would not exceed 3.50:1.00, (v) if such Indebtedness is secured on a junior basis to the Liens securing the Obligations hereunder, the pro forma Secured Net Leverage Ratio would not exceed 4.50:1.00, and (vi) if such Indebtedness is unsecured, the pro forma Total Net Leverage Ratio would not exceed 5.00:1.00; provided that the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (r) when taken together with all other Consolidated Funded Indebtedness of any Restricted Subsidiary that is not a Loan Party incurred pursuant to clauses (h), (g) and (t) of this Section 7.03 shall not in the aggregate exceed the Non-Guarantor Debt Cap;

(s)             Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors, managers, consultants and employees, their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Party or any Parent Company permitted by Section 7.06; and

(t)             (A) Indebtedness incurred, issued or assumed by the Borrower or any Restricted Subsidiary in respect of one or more series of notes or loans in an unlimited amount (such Indebtedness, “Ratio Debt”) so long as, after giving effect to the incurrence of such Ratio Debt (assuming all commitments under or in respect of such Ratio Debt are fully funded and without netting the cash proceeds thereof) (i) in the case of any Ratio Debt secured by any or all of the Collateral on a pari passu basis (without regard to the control of remedies) with the Liens securing the Obligations hereunder, the pro forma First Lien Net Leverage Ratio would not exceed 3.50:1.00, (ii) in the case of any Ratio Debt secured by any or all of the Collateral on a junior basis to the Liens securing the Obligations hereunder, the pro forma Secured Net Leverage Ratio would not exceed 4.50:1.00 and (iii) in the case of any Ratio Debt that is unsecured or secured by assets that do not constitute Collateral, the pro forma Total Net Leverage Ratio would not exceed 5.00:1.00; provided that,

(i)              no Event of Default shall exist before or after giving effect to the incurrence of such Ratio Debt;

(ii)             such Ratio Debt shall not be Guaranteed by any Person that is not a Guarantor;

(iii)            if such Ratio Debt is secured by any or all of the Collateral, such Ratio Debt shall not be secured by any assets that do not constitute Collateral;

(iv)            the terms of such Ratio Debt shall not be more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than those applicable to any Facility at the time of incurrence of such Ratio Debt, unless (x) such other terms apply only after the Latest Maturity Date at the time of incurrence of such Ratio Debt, (y) this Agreement is amended so that such terms as are beneficial to the Lenders also apply for the benefit of any Lenders under the then-existing Facilities or (z) such other terms relate only to pricing, fees or redemption terms;

(v)            (x) if such Ratio Debt is secured on a pari passu basis with the Liens securing the Obligations hereunder, the stated maturity of such Ratio Debt shall be no earlier than the Latest Maturity Date at the time of incurrence of such Ratio Debt and the Weighted Average Life to Maturity of such Ratio Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder and (y) if such Ratio Debt is secured on a junior basis to the Liens securing the Obligations hereunder or is unsecured or is secured by assets not constituting collateral, the stated maturity of such Ratio Debt is not less than ninety-one (91) days following the Latest Maturity Date at the time of incurrence of such Ratio Debt and the Weighted Average Life to Maturity of such Ratio Debt shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Facility hereunder;

(vi)            if such Ratio Debt is secured, the representative and collateral trustee acting on behalf of the holders of such Ratio Debt shall have executed and delivered to the Administrative Agent (x) a joinder to the Pari Passu Intercreditor Agreement and (if then in effect) the Junior Lien Intercreditor Agreement (if such Ratio Debt is secured by any or all of the Collateral on a pari passu basis (without regard to control of remedies) with the Obligations hereunder) in accordance with the terms hereof and (y) a joinder to the Junior Lien Intercreditor Agreement (if such Ratio Debt is secured by any or all of the Collateral on a junior basis to the Obligations hereunder) in accordance with the terms thereof; provided that if such Indebtedness is the initial issuance of Indebtedness that would cause such documents to be executed, then the Borrower, the Guarantors, the Administrative Agent and the representative and collateral trustee for such Other First Lien Obligations shall have executed and delivered the Pari Passu Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, as applicable;

(vii)           the aggregate principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties at any one time outstanding pursuant to this clause (t) when taken together with all other Consolidated Funded Indebtedness of any Restricted Subsidiary that is not a Loan Party incurred pursuant to clauses (h), (g) and (r) of this Section 7.03 shall not in the aggregate exceed the Non-Guarantor Debt Cap;

(viii)         if such Ratio Debt is in the form of term loans secured on a pari passu basis with the Liens securing the Obligations hereunder, such Ratio Debt shall be subject to the MFN Protection as if such Indebtedness were an additional Class of Incremental Term Loans; and

(B)         Permitted Refinancing of any Indebtedness incurred under the foregoing clause (A).

Section 7.04         Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)            any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person and (ii) any Subsidiary; provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person, (B) when any Restricted Subsidiary is merging with another Subsidiary, a Restricted Subsidiary shall be the continuing or surviving Person, (C) when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be a Guarantor and (D) if as a result thereof, the Borrower owns, directly or indirectly, less of such Subsidiary’s equity interests than it did prior to the merger, such merger shall also constitute a Disposition subject to Section 7.05 (and must be permitted by any clause thereof other than Section 7.05(d) or Section 7.05(g));

(b)            a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(d) or Section 7.05(g));

(c)            the Borrower or any Restricted Subsidiary may consummate any Permitted Acquisition or any other Investment permitted by Section 7.02(k) or (n); provided that (i) in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person; and (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor (other than Holdings); and

(d)            any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to the Borrower or to a Guarantor (other than Holdings); or (ii) if the transferor is not a Guarantor, to any other Restricted Subsidiary; provided in each case that (A) if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary, (B) if the transferor in such a transaction is a wholly-owned Restricted Subsidiary, then the transferee must either be the Borrower or a wholly-owned Restricted Subsidiary and (C) to the extent that the transferee is not the Borrower or a wholly-owned Restricted Subsidiary (based on the percentage of such transferee which is not owned directly or indirectly by the Borrower), the Disposition shall constitute a Disposition subject to Section 7.05 and shall be permitted under this Section 7.04 so long as it is permitted by any clause of Section 7.05 other than Section 7.05(d) or Section 7.05(g).

Section 7.05         Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)            Dispositions of obsolete or worn out property, whether now owned or hereafter acquired in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including, in the exercise of its reasonable business judgment, allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned);

(b)            Dispositions of inventory in the ordinary course of business;

(c)             Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)            Dispositions of property by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor (other than Holdings);

(e)            Dispositions of accounts receivable for purposes of collection;

(f)            Dispositions of investment securities and Cash Equivalents in the ordinary course of business;

(g)            (A) Dispositions permitted by Section 7.04 (other than Section 7.04(a)(ii)(D), Section  7.04(b) or Section 7.04(d)(ii)(C)); (B) Dispositions that constitute Investments permitted by Section 7.02 (other than Section 7.02(g)); (C) Dispositions that constitute Restricted Payments permitted by Section  7.06; and (D) Dispositions that constitute sale-leaseback transactions permitted by Section 7.15;

(h)            non-exclusive licensing or sublicensing of IP Rights in the ordinary course of business;

(i)              transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(j)              Dispositions by the Borrower and its Restricted Subsidiaries of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition and after giving effect thereto, no Default shall exist or would result from such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof and (iii) no less than 75.00% of such consideration shall be paid in cash; provided, however, that for the purposes of clause (iii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or the applicable Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition;

(k)             Dispositions by the Borrower and its Restricted Subsidiaries of property acquired after the Closing Date in Permitted Acquisitions; provided that (i) the Borrower identifies any such assets to be divested in reasonable detail in writing to the Administrative Agent within 180 days following the closing of such Permitted Acquisition and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition does not exceed an amount equal to 35.00% of the total cash and non-cash consideration for such Permitted Acquisition;

(l)              leases, licenses, subleases or sublicenses (other than of IP Rights) granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary;

(m)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n)            [Reserved];

(o)            Dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(p)            the unwinding of Swap Contracts permitted hereunder pursuant to their terms;

(q)            the Disposition of any Unrestricted Subsidiary;

(r)            the Disposition of assets acquired pursuant to or in order to effectuate a Permitted Acquisition or an Investment permitted pursuant to Section 7.02 which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries; and

(s)           ordinary course sales of credit card receivables solely with respect to fleet sales.

Section 7.06      Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Restricted Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person (including any other Restricted Subsidiary) that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the class of Equity Interest in respect of which such Restricted Payment is being made;

(b)           the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests of such Person, in the case of a Restricted Subsidiary, ratably to each Person that owns an Equity Interest in such Restricted Subsidiary of the class of Equity Interest in respect of which the Restricted Payment is being made;

(c)           the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its Qualified Equity Interests or those of Holdings;

(d)           the Borrower and each Restricted Subsidiary may make Restricted Payments pursuant to and in accordance with their stock option, stock purchase and other benefit plans of general application to management, directors or other employees of the Borrower and its Restricted Subsidiaries, as adopted or implemented in the ordinary course of business;

(e)           so long as no Event of Default shall have occurred and be continuing at the time of any action described in this clause (e) or would result therefrom, the Borrower may (1)(i) declare and make cash dividends to its stockholders in respect of Qualified Equity Interests and (ii) purchase, redeem or otherwise acquire for cash Qualified Equity Interests issued by it in an aggregate amount with respect to clauses (i) and (ii) collectively from and after the Closing Date not to exceed the sum of (1) the greater of (x) $30,000,000 and (y) 25. 0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) and (2) so long as the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with its terms), an amount not to exceed the Available Amount at the time of the making of such dividend, purchase, redemption or acquisition;

(f)            Investments pursuant to Section 7.02(c) shall be permitted;

(g)           non-cash repurchases of Equity Interests of the Borrower deemed to occur (i) upon the non-cash exercise of stock options and warrants or similar equity incentive awards, and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award shall be permitted;

(h)           the Borrower or any of its Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;

(i)            the payment of dividends and distributions within thirty (30) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06 shall be permitted;

(j)            the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of common stock of the Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics shall be permitted; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Responsible Officer that is a senior financial officer of the Borrower);

(k)           the Borrower and its Restricted Subsidiaries may make Restricted Payments to Holdings:

(i)              for Tax Distributions, which shall mean:

(A)            for any taxable period ending prior to any Qualified IPO and after the Closing Date for which the Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a corporate parent (a “Parent Corporation”) for U.S. federal income tax purposes, in an aggregate amount for such taxable period not to exceed the product of (1)(x) the taxable income of the Borrower for such taxable period, reduced by (b) any taxable loss of the Borrower with respect to any prior taxable period ending after the Closing Date to the extent such prior losses are of a character that would permit such losses to be deducted against the income or gain of the current taxable period and have not previously been taken into account pursuant to this clause (1) in determining amounts distributable for a prior taxable period, and (2) the highest combined marginal U.S. federal, state and/or local income tax rate (taking into account the character of the taxable income in question (e.g., long term capital gain, qualified dividend income, etc.)) applicable to any equityholder; provided that, distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to any Loan Party or Restricted Subsidiaries for such purpose;

(B)             for any taxable period (or portion thereof) ending after any Qualified IPO for which the Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a Parent Corporation for U.S. federal income tax purposes, in an aggregate amount for such taxable period not to exceed the product of (1)(x) the taxable income of the Borrower for such taxable period (determined without regard to any adjustments pursuant to Section 734 or 743 of the Code), reduced by (y) any taxable loss of the Borrower with respect to any prior taxable period ending after the Closing Date to the extent such prior losses are of a character that would permit such losses to be deducted against the income or gain of the current taxable period and have not previously been taken into account pursuant to this clause (B)(1) or in clause (A)(1) above in determining amounts distributable for a prior taxable period, and (2) the highest combined marginal U.S. federal, state and/or local income tax rate (taking into account the character of the taxable income in question (e.g., long term capital gain, qualified dividend income, etc.)) applicable to any equityholder; provided that, (i) a prior loss of the Borrower shall not be taken into account pursuant to clause (B)(1) above to the extent any such loss was allocated in the applicable prior period to any equityholder other than IPO Co in respect of an indirect equity interest in the Borrower that was subsequently transferred to IPO Co during or before the current taxable period in question and (ii) to the extent a direct or indirect member or partner of Holdings (or a parent entity thereof) would be entitled to receive less than its pro rata share (in accordance with relative economic ownership of Holdings (or such parent entity)) of the amounts of Tax Distributions otherwise distributable to Holdings pursuant to this clause (B) on any given date, the amounts of Tax Distributions otherwise distributable to Holdings pursuant to this clause (B) shall be increased to ensure that Holdings shall receive an amount pursuant to this clause (B) so that all tax distributions by Holdings (or a parent entity thereof) are made to its direct or indirect members or partners pro rata in accordance with relative economic ownership of Holdings (or such parent entity);; provided, further that distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to any Loan Party or Restricted Subsidiaries for such purpose; or for any taxable year ending after the Closing Date for which (i) the Borrower is treated as a corporation that is a member of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state and/or local income tax purposes (a “Tax Group”) of which a direct or indirect parent company of the Borrower is the common parent or (ii) the Borrower is a pass-through or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is wholly-owned (directly or indirectly) by a Parent Corporation, any payments and distributions to fund the portion of the U.S. federal, foreign, state and/or local income taxes of such Tax Group or such Parent Corporation (as applicable) for such taxable period that is attributable to the taxable income of the Borrower and/or the applicable Subsidiaries; provided, that (1) for each taxable period, the amount of such payments and distributions made in respect of such taxable period in the aggregate will not exceed the amount that the Borrower and the applicable Subsidiaries would have been required to pay in respect of such taxable income as stand-alone taxpayers or as a stand-alone Tax Group for relevant taxable periods ending after the Closing Date and (2) distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to any Loan Party or Restricted Subsidiaries for such purpose.

(ii)             the proceeds of which shall be used by Holdings to pay (or to make a payment to any Parent Company to enable it to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors or officers of Holdings or any Parent Company, in each case to the extent attributable to the ownership or operations of Holdings, the Borrower and its Restricted Subsidiaries;

(iii)            the proceeds of which shall be used by Holdings to pay (or to make a payment to any Parent Company to enable it to pay) franchise Taxes and other similar fees, Taxes and expenses required to maintain the corporate existence of Holdings or any such Parent Company;

(iv)            so long as no Default shall have occurred and be continuing or would result therefrom, the proceeds of which shall be used by Holdings to pay (or to make a payment to any Parent Company to enable it to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings or any such Parent Company held by any present or former employee, director, officer, member of management or consultant of Holdings or any such Parent Company, or any of its Subsidiaries, in an aggregate amount (other than cash payments funded with the proceeds of any “key-man” life insurance policy received by the Borrower in connection with the death of any management shareholder), not to exceed the greater of (x) $5,000,000 and (y) 4.00% of Consolidated EBITDA in any Fiscal Year;

(v)            the proceeds of which shall be used by Holdings to finance (or to make a Restricted Payment to any Parent Company to finance) any Investment permitted to be made by the Borrower and its Restricted Subsidiaries pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing or consummation of such Investment and (B) Holdings or the applicable Parent Company shall, immediately following the closing or consummation thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Loan Party other than Holdings (or a Person that will become a Loan Party (other than Holdings) upon receipt of such contribution) or (2) the merger (to the extent permitted by Section 7.04) of the Person formed or acquired into the Borrower or a Loan Party (other than Holdings) in order to consummate such Investment, and in each case, comply with the requirements of Section 6.11;

(vi)            the proceeds of which shall be used by Holdings to make (or to make a Restricted Payment to any Parent Company to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any such Parent Company; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 7.06 (as determined in good faith by the board of directors or the managing board, as the case may be, of the Borrower (or any authorized committee thereof)); and

(vii)            the proceeds of which shall be used by Holdings to pay (or to make a Restricted Payment to any Parent Company to enable it to pay) (A) customary salary, bonus and other benefits payable to officers and employees of Holdings or any such Parent Company to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries; (B) of directors’ fees and reimbursement of actual out of pocket expenses incurred in connection with attending board of director or similar governing body meetings; and (C) payment of quarterly management fees to the Sponsor; provided that the aggregate amount paid pursuant to this clause (k)(vii)(C) shall not exceed the greater of (x) $8,500,000 and (y) 7.00% of Consolidated EBITDA in any Fiscal Year;

(l)            the Borrower may make Restricted Payments in an amount not to exceed the Net Equity Proceeds (other than Cure Amounts) not otherwise applied (provided that in no event shall any such proceeds increase the Available Amount), so long as, with respect to any such Restricted Payments, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(m)          after a Qualified IPO, the Borrower may make Restricted Payments to Holdings or IPO Co. to permit Restricted Payments to the equity holders of Holdings or any Parent Company in an aggregate amount not exceeding 6.0% per annum of the Net Cash Proceeds received by (or contributed to) the Borrower from such Qualified IPO; and

(n)           unlimited Restricted Payments, so long as (i) no Default or Event of Default shall have occurred and be continuing and (ii) as on a pro forma basis the Total Net Leverage Ratio would not exceed 3.25:1.00.

Section 7.07      Change in Nature of Business. Engage in any material line of business substantially different from the Permitted Business.

Section 7.08      Transactions with Affiliates. Enter into any transaction or series of transactions of any kind, with a value in excess of the greater of (x) $6,000,000 and (y) 5.00% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b), with any Affiliate of the Borrower, whether or not in the ordinary course of business, unless such transaction is upon fair and reasonable terms not materially less favorable to the Borrower or such Restricted Subsidiary than would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except that the following shall be permitted:

(a)           transactions between or among Loan Parties or between and among Restricted Subsidiaries that are not Loan Parties;

(b)           the payment of customary fees, expenses and compensation (including equity compensation) to and insurance provided on behalf of current, former and future officers and directors of Holdings, the Borrower or any of its Restricted Subsidiaries (and, to the extent directly attributable to the operations or ownership of the Borrower and its Restricted Subsidiaries, to any Parent Company) and indemnification agreements entered into by the Borrower or any of its Restricted Subsidiaries;

(c)           employment and severance arrangements with current, former and future officers and employees and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(d)           transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(e)           Restricted Payments made pursuant to Section 7.06;

(f)            transactions between or among Loan Parties and Restricted Subsidiaries who are not Loan Parties; provided that any such transaction does not adversely impact the Collateral securing the Obligations or the guarantees of the Obligations, impair the rights of, or benefits or remedies available to, the Secured Parties under any Loan Document or result in (and are not reasonably expected to result in) a Material Adverse Effect; provided that, during the continuance of an Event of Default, any amounts payable by a Loan Party to a Restricted Subsidiary that is not a Loan Party in connection with any such transactions shall be subordinated to the payment of the Obligations;

(g)           the pledge of Equity Interests of Unrestricted Subsidiaries;

(h)           payment of management fees, consulting fees, advisory fees or similar fees in an amount not to exceed the amount set forth in Section 7.06(k)(vii); and

(i)            any transaction with or among IPO Co., Holdings, any Parent Company, Borrower, their respective Restricted Subsidiaries and their respective equity holders in connection with the Qualified IPO, the transactions related thereto, and the payment of all fees and expenses related thereto.

Section 7.09      Restrictive Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower hereunder or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or any other property securing any other Indebtedness permitted under Section 7.03(e); or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, this Section 7.09 will not restrict or prohibit:

(a)           to the extent constituting a limitation described in Section 7.09(a)(i), restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 7.05 with respect to the property that is subject to that transaction;

(b)           restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b), (d) (to the extent secured under Section 7.01(v)), (e) (to the extent secured under Section 7.01(i)(i)), (g) (to the extent secured under Section 7.01(l)), (j) or 7.03(r) (to the extent secured under Section 7.01(i)(ii)), in each case in respect of the limitation described in Section  7.09(a)(iii), to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(c)           provisions restricting subletting or assignment of Contractual Obligations;

(d)           to the extent constituting a limitation described in Section 7.09(a)(i), restrictions contained in Indebtedness permitted under (x) Section 7.03(g) or (y) Section 7.03(h) so long as, in the case of this clause (y), such restrictions are no more restrictive, taken as a whole, to the Borrower and its Restricted Subsidiaries than the restrictions or covenants contained in this Agreement;

(e)           to the extent constituting a limitation described in Section 7.09(a)(i), provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(f)            to the extent constituting a limitation described in Section 7.09(a)(i), restrictions on cash or other deposits or net worth imposed by customers on the Borrower and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;

(g)           to the extent constituting a limitation described in Section 7.09(a)(i), encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any of its Restricted Subsidiaries in any manner material to the Borrower or any of its Restricted Subsidiaries;

(h)           to the extent constituting a limitation described in Section 7.09(a)(i), encumbrances or restrictions existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; or

(i)            to the extent constituting a limitation described in Section 7.09(a)(i), restrictions contained in any sale leaseback agreements.

Section 7.10      Use of Proceeds. Request any Credit Extension, use, or allow any of its Restricted Subsidiaries to use, the proceeds of any Credit Extension, directly or, to the knowledge of the Borrower, indirectly, (a) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value to any Person in violation of Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctioned Person or in any Sanctioned Country except as permitted by law, regulation or license, or in any other manner that would result in a violation of Sanctions by any Lender or Arranger, the Administrative Agent or any L/C Issuer or (c) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.11      Financial Covenant. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Total Net Leverage Ratio on the last day of any fiscal quarter on which the Revolving Facility Test Condition is then satisfied to exceed 5.00:1.00.

Section 7.12      Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Lenders; provided that amendments of its Organization Documents in connection with a Qualified IPO shall not be deemed materially adverse to the Lenders.

Section 7.13      Fiscal Year. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) Fiscal Year.

Section 7.14      Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated, unsecured or junior secured Indebtedness (collectively, the “Junior Indebtedness”), except for (a) the refinancing thereof with the proceeds of any Permitted Refinancing permitted by Section 7.03, (b) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions applicable thereto, (c) so long as no Event of Default has occurred and is continuing or would be caused thereby prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) in an amount not to exceed the sum of (1) the greater of (x) $15,000,000 and (y) 12.50% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries based on the most recent financial statements delivered under Section 6.01(a) or (b); plus (2) so long as the Borrower is in pro forma compliance with the financial covenant set forth in Section 7.11 (whether or not such covenant is applicable at such time in accordance with their terms), the Available Amount at the time of the making of such prepayment, redemption, purchase or other payment, (d) so long as no Event of Default has occurred and is continuing or would be caused thereby unlimited prepayments, redemptions, purchases or other payments made to satisfy Junior Indebtedness (not in violation of any subordination terms in respect thereof) shall be permitted so long as the pro forma Total Net Leverage Ratio would be less than 3.00:1.00, (e) so long as no Event of Default has occurred and is continuing or would be caused thereby, payments of regularly scheduled interest and fees due under any document, agreement or instrument evidencing any Junior Indebtedness or entered into in connection with any Junior Indebtedness, other non-principal payments thereunder and payments of principal on the scheduled maturity date of any Junior Indebtedness (or within ninety (90) days thereof), in each case to the extent not expressly prohibited by the subordination provisions applicable thereto, if any, (f) the conversion of Junior Indebtedness into Qualified Equity Interests and (g) the mandatory redemption of Disqualified Equity Interests.

Section 7.15      Sale-Leaseback Transactions. Enter into any sale-leaseback transaction in which any Loan Party is the seller or the lessee unless the disposition of assets is permitted under Section  7.05 and the incurrence of indebtedness is permitted by Section 7.03; provided that (i) the amount of all such sale-leaseback transactions shall not exceed $150,000,000, (ii) all Net Cash Proceeds of any such sale-leaseback transaction shall be applied pursuant to Section 2.05(b)(iii) and (iii) on a pro forma basis after giving effect to any such sale-leaseback transaction (assuming for such purposes that such sale-leaseback constitutes Indebtedness) and the use of proceeds thereof, the Total Net Leverage Ratio would not exceed 4.25:1.00.

Section 7.16      Amendments of Indebtedness. Amend, modify or change in any manner any term or condition of any Indebtedness set forth on Schedule 7.03 or any Junior Indebtedness, in each case, in a manner materially adverse to the Lenders or that would effect a prepayment, redemption or repurchase or a Restricted Payment not otherwise permitted under Section 7.06 or Section 7.14, as applicable.

Section 7.17      Negative Pledge on Negative-Pledge Real Property. With respect to any Negative-Pledge Real Property owned by the Borrower or its Restricted Subsidiaries or any Negative-Pledge Leasehold Property, (i) create, incur, assume or permit to exist any Lien on all or any part of such Negative-Pledge Real Property or such Negative-Pledge Leasehold Property, or (ii) file, or permit the filing of any financing statement or other similar notice of, any Lien with respect thereto under the UCC of any state or under any similar recording or notice statute, in each case on all or any part of such real property, in each case other than those liens permitted by Section 7.01(a), (b), (c), (d), (g), (h), (j), (l) and (t).

Section 7.18      Business of Holdings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Holdings shall not:

(a)            conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than (i) its ownership of the Equity Interests of the Borrower and activities incidental thereto and Investments by Holdings to be promptly contributed to the Borrower and activities incidental thereto, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees including amendments of its Organization Documents in connection with a Qualified IPO, (iii) activities relating to the performance of obligations under the Loan Documents and the documentation governing other permitted Indebtedness to which it is a party, (iv) the receipt of Restricted Payments permitted to be made to Holdings under Section 7.06 and (v) activities related to the Transactions and in connection with the Transaction Documents; or

(b)            incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) the Obligations, (ii) Guarantee Obligations in respect of Indebtedness incurred under Section 7.03(b), Section 7.03(h), Section 7.03(j), Section 7.03(q) and Section 7.03(t), (iii) obligations with respect to its Equity Interests and (iv) non-consensual obligations imposed by operation of law.

ARTICLE 8.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01      Events of Default. Each of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)           Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. The Borrower or Holdings (as applicable) fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.04 (with respect to the Borrower’s existence), 6.10, 6.11 or 6.16 or Article VII; provided that any Event of Default under Section 7.11 will not constitute an Event of Default for purposes of the Term Loan, and no Term Loan Lender will be permitted to exercise any remedies with respect to an Event of Default in respect of such Section 7.11 until the date, if any, on which the Revolving Commitments have been terminated and the Revolving Loans have been accelerated with respect to such default in the observance or performance of Section 7.11; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the Administrative Agent provides written notice to the Borrower of such failure; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in any material respect, when made or deemed made and, solely to the extent such misrepresentation is capable of being cured, such incorrect representation and warranty continues for 10 days after the receipt by the Borrower of written notice thereof from the Administrative Agent; or

(e)          Cross-Default. (i) Any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness under the Loan Documents and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any Termination Event (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which the Borrower or any Restricted Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)           Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 (sixty) days after its issue or levy; or

(h)          Judgments. There is entered against any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 (sixty) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted, or could reasonably be expected to result in, liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder including the release or termination thereof by the Administrative Agent or the Required Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)          Change of Control. There occurs any Change of Control; or

(l)           Collateral Documents. Any Collateral Document after delivery thereof pursuant to Article 4 or Section 6.11 shall, for any reason (other than pursuant to the terms hereof), cease to create a valid and perfected first priority Lien (subject to Permitted Prior Liens) on the Collateral purported to be covered thereby.

Section 8.02      Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, in the case of clause 8.02(a) below insofar as it relates to the obligations of the Revolving Credit Lenders to make Revolving Credit Loans and of the L/C Issuers to make L/C Credit Extensions or clause 8.02(e) below, the Required Revolving Credit Lenders), take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 103.00% of the then Outstanding Amount thereof);

(d)           exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or at law or in equity; and

(e)           upon the occurrence of an Event of Default under Section 7.11 that is unwaived, (x) terminate the Revolving Credit Commitments and/or (y) take any or all of the actions specified in Section  8.02(a), (b), (c) or (d) in respect of the Revolving Credit Commitments, Revolving Loans and Letters of Credit;

provided, however, that (i) upon the taking of any action by or upon the direction of the Required Revolving Credit Lenders as contemplated by clause (e) above, the Required Lenders may take any of the actions contemplated by clause (a) through (d) above with respect to any Facility hereunder and (ii) upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or any Guarantor under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03      Application of Funds. After the exercise of remedies provided for in Section  8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16 and of any Pari Passu Intercreditor Agreement then in effect, be applied by the Administrative Agent in the order specified in Section 6.5 of the Guarantee and Collateral Agreement.

Section 8.04      Right to Cure.

(a)            Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Borrower fails to comply with the requirements of Section 7.11 as of the last day of any fiscal quarter of the Borrower, at any time after the last day of such fiscal quarter until the expiration of the tenth (10)th Business Day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 6.01(a) or (b), as applicable (such date, the “Cure Expiration Date”), Holdings shall have the right to issue common equity for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity (which Holdings shall contribute directly or indirectly to the Borrower as cash common equity (such equity, the “Specified Equity Contribution”)) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Equity Proceeds of such Specified Equity Contribution that are not otherwise applied (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the calculation of Consolidated EBITDA as used in the calculation of the financial covenant in Section 7.11 shall be recalculated giving effect to the following pro forma adjustment:

(i)         Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the financial covenant in Section 7.11 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)            if, after giving effect to the foregoing pro forma adjustment (without counting any of the Cure Amount as Unrestricted Cash and without giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness in connection therewith), the Borrower and the Restricted Subsidiaries shall then be in compliance with the requirements of Section 7.11, the Borrower and the Restricted Subsidiaries shall be deemed to have satisfied the requirements of Section 7.11 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Section 7.11 that had occurred shall be deemed cured for the purposes of this Agreement;

provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the relevant Equity Interests or the receipt of the cash contributions by Holdings.

(b)           Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) for purposes of this Section 8.04, the Cure Amount shall be no greater than the amount required for purposes of complying with the financial covenant in Section 7.11 and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for all other purposes, such as for purposes of determining the availability or amount of any covenant baskets or carve-outs, for purposes of determining pro forma compliance in connection with any transaction, for purposes of determining rates or fees and for purposes of determining any available basket under Article 7 of this Agreement; provided that such Cure Amount shall reduce Indebtedness in subsequent test periods to the extent used to prepay Loans hereunder.

(c)           Notwithstanding anything herein to the contrary, in the event that the Borrower and the Restricted Subsidiaries fail to comply with the requirements of Section 7.11 as of the last day of any fiscal quarter of the Borrower, from (x) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 6.01(a) or (b), until (y) the receipt by the Borrower of the applicable Cure Amount pursuant to Section 8.04(a) or the waiver of all Events of Default, the Borrowing of Revolving Credit Loans shall only be permitted if each Revolving Credit Lender consents thereto and no Letters of Credit shall be issued or amended unless the L/C Issuers consent thereto (it being understood that the Revolving Credit Lenders shall have no obligation to make Revolving Loans and the L/C Issuers shall have no obligation to issue, amend to increase the face amount of or extend any Letter of Credit, pending actual receipt in immediately available funds of the applicable Cure Amount).

(d)           Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, any Lender or any other Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any remedy solely on the basis of an Event of Default having occurred and being continuing with respect to requirements of Section 7.11, in each case, at any time prior to the expiration of the applicable Cure Expiration Date (except to the extent that the Borrower has confirmed in writing that Holdings does not intend to provide the Cure Amount).

ARTICLE 9.
AGENCY

Section 9.01       Appointment and Authority.

(a)            Each of the Lenders and each L/C Issuer hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and Holdings and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Cash Management Bank and potential Hedge Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder (at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto; provided that to the extent an L/C Issuer is entitled to indemnification under this Section 9.01 solely in connection with its role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 9.01. The provisions of this Article 9 shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.

Section 9.02      Rights as a Lender. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03      Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties and obligations hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to, or obtained by, the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until it shall have received written notice from a Lender, an L/C Issuer or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”

Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04      Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05      Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Section 9.06      Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section  9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by the entity serving as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer (if applicable). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor may agree to succeed to and become vested with all of the rights, powers, privileges and duties of a retiring L/C Issuer, if applicable. In connection with any such agreement to succeed to the retiring L/C Issuer, the successor L/C Issuer, if applicable, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

Notwithstanding the foregoing, the failure of any successor to agree to succeed to a retiring L/C Issuer shall not affect the resignation of such retiring L/C Issuer. The retiring L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)) but shall have no obligation to issue additional Letters of Credit or to amend, extend or otherwise modify any existing Letters of Credit.

Section 9.07      Non-Reliance on Administrative Agent and Other Lenders.

(a)            Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i)        Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 9.07(b) shall be conclusive, absent manifest error.

(ii)       Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)      The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(iv)      Each party’s obligations under this Section 9.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 9.08      No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Administrative Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.09       Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relating to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each Lender (including in its capacities as a potential Cash Management Bank and as a potential Hedge Bank) and L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion, after the Closing Date:

(a)           to release any Lien to the extent securing the Obligations on any property granted to or held by the Administrative Agent under any Loan Document, (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements), the termination or expiration with no pending drawings of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold as part of, or in connection with, any sale permitted hereunder or (iii) if approved, authorized or ratified in writing in accordance with Section  10.01;

(b)           to release any Guarantor from its Guarantee of the Obligations under the Guarantee and Collateral Agreement (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreement and Secured Hedge Agreements), the expiration or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) or (ii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(c)           to release any Guarantor from its Guarantee of the Obligations and all Liens granted by any such Guarantor, and all pledges of Equity Interests in any such Guarantor under the Guarantee and Collateral Agreement if such Person ceases to be a Restricted Subsidiary (including by being designated an Unrestricted Subsidiary in accordance with Section 6.17 hereof) or becomes an Excluded Subsidiary; provided that if such Guarantor becomes an Excluded Subsidiary then the release of any pledge of Equity Interests will only occur if such Equity Interests constitute Excluded Assets;

(d)           to execute any intercreditor agreements and/or subordination agreements with any holder of any Indebtedness or Liens permitted by this Agreement to the extent such intercreditor agreement and/or subordination agreement is required by the terms hereof; and

(e)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document, to the extent securing the Obligations, to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its Guarantee of the Obligations under the Guarantee and Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its Guarantee of the Obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Notwithstanding anything to the contrary in this Agreement, upon a Subsidiary being designated an Unrestricted Subsidiary in accordance with Section 6.18 of this Agreement or otherwise ceasing to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Agreement, such Subsidiary shall be automatically released and relieved of any obligations under this Agreement, the Guarantee and Collateral Agreement and all other Loan Documents, all Liens granted by such Subsidiary in its assets to the Administrative Agent shall be automatically released, all pledges to the Administrative Agent of Equity Interests in any such Subsidiary shall be automatically released, and the Administrative Agent is authorized to, and shall promptly, deliver to the Borrower any acknowledgement confirming such releases and all necessary releases and terminations, in each case as the Borrower may reasonably request to evidence such release and at Borrower’s expense. To the extent any Loan Document conflicts or is inconsistent with the terms of this Section, this Section shall govern and control in all respects.

Section 9.11      Additional Secured Parties. No Cash Management Bank or Hedge Bank that obtains the benefits of the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.12      Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)       the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.13      Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other taxing authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by a Loan Party pursuant to Section 3.01 and without limiting or expanding the obligation of any Loan Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 10.

MISCELLANEOUS

Section 10.01    Amendments, Etc. Except as set forth below in this Section 10.01, no amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (or signed by the Administrative Agent on behalf of and with the written consent of the Required Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) any term or provision of Section 7.11, the definition of “Total Net Leverage Ratio” or “Revolving Facility Test Condition” (or any of their respective component definitions (as used solely in such Section but not as used in other Sections of this Agreement)) may be amended, waived, consented to or otherwise modified with the consent of the Required Revolving Credit Lenders (and no other consents from any other Lenders or group thereof shall be necessary) and (ii) no such amendment, waiver, consent or other modification shall:

(a)           [reserved;]

(b)           waive or amend any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Credit Lenders;

(c)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or Section 8.02) without the written consent of such Lender;

(d)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments pursuant to Section 2.05(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender directly affected thereby;

(e)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate and (ii) except as set forth in clause (i) of the first proviso to this Section 10.01, any financial ratio (including any defined term used therein) or any definition relating to any financial calculation even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)            change (i) Section 8.03 of this Agreement or Section 6.5 of the Guarantee and Collateral Agreement in a manner that would alter the pro rata sharing of payments required thereby in any manner that directly and adversely affects the Lenders without the written consent of each Lender directly and adversely affected thereby or (ii) the definition of “Applicable Percentage,” the definition of “Applicable Revolving Credit Percentage,” the order of application or pro rata nature of application of any reduction in the Commitments or any prepayment of Loans within or among the Facilities from the application thereof set forth in the applicable provisions of Sections 2.05(a), 2.05(b) or 2.06(c), or other provisions in respect of the pro rata application of payments or offers hereunder under Section 2.12, 2.13, 2.14, 2.16 or 10.06(b)(vii) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of each Lender directly and adversely affected thereby under the applicable Facility;

(g)           change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender, (ii) the definition of “Required Lenders,” “Required Facility Lenders,” “Required Revolving Credit Lenders” or “Required Initial Term Lenders” without the written consent of each Lender under the applicable Facility or (iii) any other provision of this Agreement or the other Loan Documents in a manner that creates a materially disadvantaged Class or otherwise materially adversely affects a Class, without the written consent of the required Lenders with respect to such Class determined in a manner consistent with the definition of “Required Facility Lenders” (as if such Class constituted a Facility for purposes of such definition);

(h)           release all or substantially all of the value of the Guarantees of the Obligations in any transaction or series of transactions without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (as in effect on the Closing Date) (in which case such release may be made by the Administrative Agent acting alone);

(i)            release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender, except to the extent the release of any Collateral is permitted pursuant to Section 9.10 (as in effect of the Closing Date) (in which case such release may be made by the Administrative Agent acting alone);

(j)            impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders with respect to the relevant Facility;

(k)           amend clause (x) of Section 10.06(a) without the written consent of each Lender; or

(l)            subordinate (x) the Liens securing any of the Loans on all or substantially all of the Collateral to the Liens securing any other Indebtedness or (y) any Loans in contractual right of payment to any other Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby;

and, provided, further, that (i) no amendment, waiver, consent or other modification shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document, in each case, relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver, consent or other modification shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (iii) any Fee Letter may be amended, and rights or privileges thereunder may be waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary contained herein, if, following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. It is understood that posting such amendment electronically on IntraLinks/IntraAgency, SyndTrak or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice thereof.

Section 10.02 Notices; Effectiveness; Electronic Communication.

(a)            Notices Generally. Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)        if to the Borrower, the Administrative Agent or any L/C Issuer party hereto on the Closing Date, to the address, facsimile number, or electronic mail address specified for such Person on Schedule 10.02; and

(ii)       if to any other Lender or L/C Issuer, to the address, facsimile number, or electronic mail address specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS-IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent and the L/C Issuers may change its address or facsimile for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to Holdings, the Borrower or any of their respective Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e)          Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Person. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.

Section 10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers and, in respect of the Collateral Documents, any other Secured Party; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b)  each of the L/C Issuers from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c), and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.04    Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrower shall pay (i) all reasonable invoiced out-of-pocket expenses incurred by the Arrangers and the Administrative Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel, limited to a single counsel and, in each relevant jurisdiction, a single local counsel and one additional counsel in each applicable jurisdiction for any such Person in the event of a conflict of interest and reasonable and actual travel expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable invoiced out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable invoiced out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable fees, charges and disbursements of counsel (limited to a single counsel, and in each relevant jurisdiction, a single local counsel and one additional counsel in each applicable jurisdiction for any such Person in the event of a conflict of interest), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel (limited to a single counsel, and in each relevant jurisdiction, a single local counsel and one additional counsel in each applicable jurisdiction for any such Person in the event of a conflict of interest) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transactions and the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials related in any way to the Borrower or any of its respective Restricted Subsidiaries at, on, through, under or from any property currently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any of the Loan Parties or any of their respective Restricted Subsidiaries or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a Lender, a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a material breach of its funding obligations by such Indemnitee under the Loan Documents, or (z) any proceeding between or among Indemnitees other than the Administrative Agent, the Arrangers, the Lenders or any L/C Issuer in their respective capacities as such. This Section  10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity; provided that in respect of the proviso in subclause (b) above, it is understood and agreed that any action taken by the Administrative Agent (and any sub-agent thereof) and/or any of its Related Parties in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 10.01 shall not be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of such proviso; provided further that if any of the Administrative Agent, such L/C Issuer in its capacity as such, or such Related Party is subsequently reimbursed by the Borrower for any such amounts, the Administrative Agent, such L/C Issuer or such Related Party, as applicable, shall reasonably promptly refund to each such Lender on a pro rata basis the amount of any excess reimbursement paid in accordance with this Section 10.04(c). The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(e).

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)          Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of the Administrative Agent, any Lender or any L/C Issuer, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.

Section 10.06    Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by the Borrower shall be null and void) and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans (including such Lender’s participations in L/C Obligations) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (and whole multiples of $1,000,000 in excess thereof) (in each case, other than with respect to assignments to a Lender or an Affiliate of a Lender), in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 (and whole multiples of $1,000,000 in excess thereof) (in each case, other than with respect to assignments to a Lender or an Affiliate of a Lender), in the case of any assignment in respect of the Term Loans, unless each of the Administrative Agent and, so long as no an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof in the case of assignments of any Term Loan and ten (10) Business Days after having received notice thereof in the case of any assignments of the Revolving Credit Facility.

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)          Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)      the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof in the case of assignments of any Term Loan and ten (10) Business Days after having received notice thereof in the case of assignments of any Revolving Credit Facility;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)      the consent of the L/C Issuers (each such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Revolving Credit Facility.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)          No Assignment to Certain Persons. No such assignment shall be made (A) to Holdings, the Borrower or any of their respective Affiliates or Subsidiaries, except as provided below in clause (vii) or (B) to a Defaulting Lender, a Disqualified Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)         No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)        Borrower Purchases. Notwithstanding anything to the contrary contained in this Section 10.06 or any other provision of this Agreement, so long as no Default has occurred and is continuing or would result therefrom, the Borrower may repurchase outstanding Term Loans of any Facility on the following basis:

(A)            the Borrower may conduct one or more auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans of a given Class (such Term Loans, the “Offer Loans”); provided that (1) the Borrower delivers to the Administrative Agent (for distribution to all Lenders holding Term Loans of such Class) a notice of the aggregate principal amount of the Offer Loans that will be subject to such Auction no later than 12:00 noon at least five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent) in advance of a proposed consummation date of such Auction indicating (a) the date on which the Auction will conclude, (b) the maximum principal amount of the Offer Loans the Borrower is willing to purchase in the Auction and (c) the range of discounts to par at which the Borrower would be willing to repurchase the Offer Loans; (2) the minimum dollar amount of the Auction shall be no less than $10,000,000 or whole multiples of $1,000,000 in excess thereof; (3) the Borrower shall hold the Auction open for a minimum period of three (3) Business Days; (4) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (5) the Auction shall be made to the Lenders holding the Offer Loans (and purchases of Offer Loans held by Lenders who elect to participate shall be made by the Borrower) on a pro rata basis in accordance with the respective principal amount then due and owing to the applicable Term Lenders; and (6) the Auction shall be conducted pursuant to such procedures as the Administrative Agent may establish which are consistent with this Section 10.06 and are reasonably acceptable to the Borrower, which procedures must be followed by a Lender in order to have its Offer Loans repurchased;

(B)      with respect to all repurchases made pursuant to this Section 10.06, (1) the Borrower shall pay to the applicable selling Lender all accrued and unpaid interest, if any, on the repurchased Offer Loans to the date of repurchase of such Offer Loans, (2) such repurchases shall not be deemed to be optional prepayments pursuant to Section  2.05(a), (3) the amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on the Offer Loans, and (4) the purchase consideration for such Auction shall in no event be funded with the proceeds of Revolving Credit Loans; and

(C)      following a repurchase pursuant to this Section 10.06, the Offer Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and all the other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.06, the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(viii)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording in the Register thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed and executed Assignment and Assumption, the Administrative Agent shall record the information contained therein in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s entry), at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or Holdings, the Borrower or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to Section 10.01 requiring the consent of each Lender affected thereby and that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower (such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall be entitled to the benefits of Section 3.01 if such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender (provided that all forms required under Section 3.01(e) shall instead be delivered to the applicable Lender).

(f)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender serving as an L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, such Lender may, upon 30 (thirty) days’ notice to the Borrower and the Administrative Agent, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Credit Lenders a successor L/C Issuer hereunder if such Revolving Credit Lender is willing to act in such capacity; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the retiring entity as L/C Issuer. If any entity serving as L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer and the acceptance of such appointment by such successor, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.

(h)           Disqualified Lenders.

(i)            No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or transferring Lender entered into a binding agreement to sell and assign, or grant a participation in, all or a portion of its rights and obligations under this Agreement, as applicable, to such Person. For the avoidance of doubt, no assignment or participation shall be retroactively invalidated pursuant to this Section 10.06(h) if the Trade Date therefor occurred prior to the assignee’s or participant’s becoming a Disqualified Lender.

(ii)           The Administrative Agent and each assignor of a Loan or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Lender. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Lenders to each Lender upon request. Subject to Section 10.06(h)(iii), any assignment by a Lender to a Disqualified Lender in violation of this Section 10.06(h) shall be treated for purposes of this Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with Section 10.06(d); provided that such treatment shall not relieve any assigning Lender from any liabilities arising as a consequence of its breach of this Agreement.

(iii)          If any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment or in accordance with and subject to the provisions of Section 10.13, require such Disqualified Lender to assign and delegate all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee as if such Disqualified Lender were required to do so pursuant to Section 10.13, (B) in the case of Term Loans held by a Disqualified Lender, purchase or prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans and/or (C) in the case of Term Loans, require such Disqualified Lender to assign without recourse (in accordance with and subject to the restrictions contained in this Section  10.06) all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees that agrees to such assignment in writing at a price equal to the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations.

(iv)         Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (1) will not have the right to (x) receive information, reports or other materials provided to the Administrative Agent or the Lenders by the Borrower or any of its Subsidiaries, the Administrative Agent or any other Lender, (y) attend or participate (including by telephone) in meetings attended by any of the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented to such matter in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter; provided, however, that any Disqualified Lender’s consent shall be required for any amendment, waiver or other modification described in clause (c) of Section 10.01 with respect to any increase to the Commitments of such Disqualified Lender, and (y) for purposes of voting on any plan of reorganization pursuant to Section 1126 of the Bankruptcy Code of the United States or any similar plan or proposal under any other Debtor Relief Law with respect to the Borrower or any of its Subsidiaries, each Disqualified Lender hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the immediately foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(v)          Notwithstanding anything to the contrary in this Agreement, the Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent or any of its Affiliates or Related Parties be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case, each of the Administrative Agent, the Lenders and the L/C Issuers agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower in writing promptly thereof prior to disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority or regulation)), (b) to its Affiliates and to its and its Affiliates’ respective officers, directors, partners, members, employees, legal counsel, independent auditors and other experts or agents who need to know such information and on a confidential basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (c) to potential and prospective Lenders, Participants and any direct or indirect contractual counterparties to any Swap Contract relating to the Borrower or its Restricted Subsidiaries and their respective obligations under the Facilities, in each case, who agree to be bound by similar confidentiality provisions (including, for the avoidance of doubt, by means of a click-through or otherwise), (d) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (e) to any other party hereto, (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those in this Section, (h) with the consent of the Borrower, (i) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Facility, (j) to Moody’s and S&P; provided that such information is supplied only on a confidential basis, (k) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently developed by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates without reliance on any confidential Information of the Borrower and its Subsidiaries or for purposes of establishing a “due diligence” defense; provided that, no such disclosure shall be made by the Administrative Agent, the Lenders or the L/C Issuers to (1) any of its Affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (it being understood that, solely for purposes of this confidentiality provision, such parties described in the preceding clause shall not include, and disclosure may be made to, (I) a limited number of employees who are required, in accordance with industry regulations or the Administrative Agent’s, the applicable Lender’s or the applicable L/C Issuer’s bona fide internal policies and procedures to act in a supervisory capacity and the Administrative Agent’s, the applicable Lender’s or the applicable L/C Issuer’s, internal legal, compliance, risk management or credit approval professionals or investment committee members, in the case of each of the foregoing, solely in their respective capacities as such and (II) potential and prospective Lenders in their capacity as such, in which case clause (c) hereof shall apply). In addition, each of the Administrative Agent, the Lenders and the L/C Issuers may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the L/C Issuers in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions.

Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include MNPI concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to all other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have under applicable Law or otherwise. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the unpaid principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude optional prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letters and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iii) waives any claim against any Indemnitee for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Lender and each L/C Issuer, regardless of any investigation made by the Administrative Agent, any Lender or any L/C Issuer or on their behalf and notwithstanding that the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied, any Commitment remains in effect or any Letter of Credit shall remain outstanding.

Section 10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, then, to the fullest extent permitted by law, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13    Replacement of Lenders. If any Lender requests compensation under Section  3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender shall have not consented to any proposed amendment, modification, termination, waiver or consent requiring the consent of all Lenders or all affected Lenders as contemplated by Section 10.01 and the consent of the Required Lenders, the Required Initial Term Lenders, the Required Revolving Credit Lenders or the Required Facility Lenders, as applicable, has been obtained, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances, if any, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal, L/C Advances, if any, and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          such assignment does not conflict with applicable Laws; and

(e)           in the case of any such assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, modification, termination, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender and L/C Issuer hereby agrees and acknowledges that, with regard to any Assignment and Assumption necessary to effectuate any assignment of such Lender’s or L/C Issuer’s interests hereunder in the circumstances contemplated by this Section 10.13, consent to such Assignment and Assumption shall have been deemed to have been given if such Lender or L/C Issuer has not responded within one (1) Business Day of a request for such consent.

Section 10.15    Governing Law; Jurisdiction; Etc.

(a)           Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY HERETO OR THERETO OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          Submission to Jurisdiction. EACH OF HOLDINGS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST HOLDINGS, THE BORROWER OR ITS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          Waiver of Venue. EACH OF HOLDINGS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.16   Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17    [Reserved].

Section 10.18   No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders, on the other hand, (B) each of Holdings and Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of Holdings and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, and each of the Arrangers, the Lenders and the L/C Issuers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or the Borrower or any of its or their Affiliates, or any other Person and (B) neither the Administrative Agent, nor any of the Arrangers, the L/C Issuers or the Lenders has any obligation to Holdings, the Borrower or any of its or their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, and each of the Arrangers, the L/C Issuers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and its or their Affiliates, and neither the Administrative Agent, nor any of the Arrangers, the L/C Issuers or the Lenders has any obligation to disclose any of such interests to Holdings, the Borrower or its or their Affiliates. Each of Holdings and the Borrower hereby agrees not to assert, and, to the fullest extent permitted by law, each of Holdings and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, and each of the Arrangers, the L/C Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.19    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.20   USA PATRIOT Act. Each Lender and L/C Issuer that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender or L/C Issuer) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, tax identification number and address of the Borrower and each Guarantor and other information that will allow such Lender or L/C Issuer or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, and shall cause each Guarantor to, promptly following a request by the Administrative Agent or any Lender or L/C Issuer, provide all documentation and other information that the Administrative Agent or such Lender or L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.

Section 10.21    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender or L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender or L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender or L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender or L/C Issuer from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or L/C Issuer, as the case may be, against such loss. The provisions of this Section 10.20 shall survive the payment in full of the Obligations, the termination of the Commitments and the termination of this Agreement.

Section 10.22    Pari Passu Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Pari Passu Intercreditor Agreement (if in effect), (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Pari Passu Intercreditor Agreement, on the other hand, the terms and provisions of the Pari Passu Intercreditor Agreement shall control and (iii) each Lender and L/C Issuer (A) authorizes the Administrative Agent to execute the Pari Passu Intercreditor Agreement on behalf of such Lender and L/C Issuer, and (B) agrees to be bound by the terms of the Pari Passu Intercreditor Agreement and agrees that any action taken by the Administrative Agent under the Pari Passu Intercreditor Agreement shall be binding upon such Lender and L/C Issuer.

Section 10.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)           As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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